                                                                    Exhibit 10.4




C L I F F O R D                                    LIMITED LIABILITY PARTNERSHIP
C H A N C E
                                                                  CONFORMED COPY

                               DATED 28 MARCH 2000


                                NTL INCORPORATED
                                    AS PARENT

                           NTL CABLECOM HOLDING GmbH
                                 AS SHAREHOLDER

                            CABLECOM (OSTSCHWEIZ) AG
                              AS PRINCIPAL BORROWER

                               CHASE MANHATTAN PLC
                                       AND
                       MORGAN STANLEY SENIOR FUNDING, INC.
                      AS ARRANGERS AND JOINT BOOK MANAGERS

                      CHASE MANHATTAN INTERNATIONAL LIMITED
                                    AS AGENT

                                       AND

                                     OTHERS

         --------------------------------------------------------------
                                CHF4,100,000,000
                                CREDIT AGREEMENT
                                 RELATING TO THE
                      ACQUISITION OF THE CABLECOM BUSINESS

         --------------------------------------------------------------

                                    CONTENTS

CLAUSE                                                               PAGE
------                                                               ----
1.   Definitions And Interpretation ..............................     1
2.   The Facilities ..............................................    34
3.   Utilisation Of The Original Term Facility ...................    35
4.   Interest Periods For Original Term Advances .................    36
5.   Payment And Calculation Of Interest On Original Term Advances    37
6.   Utilisation Of The Revolving Facility .......................    39
7.   Payment And Calculation Of Interest On Revolving Advances ...    41
8.   Market Disruption And Alternative Interest Rates ............    41
9.   Notification ................................................    42
10.  Repayment Of The Original Term Facility .....................    43
11.  Repayment Of The Revolving Facility And Term-Out Option .....    44
12.  Cancellation And Prepayment .................................    46
13.  Mandatory Prepayment ........................................    48
14.  Taxes .......................................................    52
15.  Tax Receipts ................................................    55
16.  Increased Costs .............................................    56
17.  Illegality ..................................................    57
18.  Mitigation ..................................................    58
19.  Representations .............................................    58
20.  Financial Information .......................................    67
21.  Financial Condition .........................................    71
22.  Covenants ...................................................    77
23.  Events Of Default ...........................................    86
24.  Guarantee And Indemnity .....................................    92
25.  Commitment Commission And Fees ..............................    95
26.  Costs And Expenses ..........................................    97
27.  Default Interest And Break Costs ............................    98
28.  Borrowers' Indemnities ......................................    99
29.  Currency Of Account And Payment .............................    99
30.  Payments ....................................................   100
31.  Set-Off .....................................................   103

CLAUSE                                                              PAGE
32.  Sharing .....................................................   103
33.  The Agent, The Arrangers And The Banks ......................   107
34.  Assignments And Transfers ...................................   113
35.  Additional Borrowers ........................................   116
36.  Additional Guarantors .......................................   117
37.  Permitted Facilities Provider ...............................   118
38.  Calculations And Evidence Of Debt ...........................   118
39.  Remedies And Waivers, Partial Invalidity ....................   119
40.  Notices .....................................................   120
41.  Counterparts ................................................   121
42.  Amendments ..................................................   121
43.  Governing Law ...............................................   123
44.  Jurisdiction ................................................   123
Schedule 1 THE ORIGINAL PARTIES ..................................   125
     Part A The Obligors .........................................   125
     Part B The Operating Companies ..............................   127
     Part C The Banks ............................................   128
Schedule 2 FORM OF TRANSFER CERTIFICATE ..........................   130
Schedule 3 CONDITIONS PRECEDENT ..................................   133
Schedule 4 NOTICE OF DRAWDOWN ....................................   137
Schedule 5 FORM OF COMPLIANCE CERTIFICATE ........................   139
Schedule 6 FORM OF BORROWER ACCESSION MEMORANDUM .................   140
Schedule 7 FORM OF GUARANTOR ACCESSION MEMORANDUM ................   142
Schedule 8 ADDITIONAL CONDITIONS PRECEDENT .......................   144
Schedule 9 FORM OF RESIGNATION NOTICE ............................   146
Schedule 10 MANDATORY COSTS ......................................   147
Schedule 11 CONFIDENTIALITY UNDERTAKING ..........................   149
Schedule 12 EXISTING MORTGAGES ...................................   153
Schedule 13 FORM OF DEED OF ACCESSION ............................   154

THIS AGREEMENT is made on 28 March 2000

BETWEEN

(1) NTL INCORPORATED a company registered in Delaware,of 110 East 59th Street, New York NY10022, USA (the "PARENT");

(2)      NTL CABLECOM HOLDING GmbH (the "SHAREHOLDER");

(3)      CABLECOM (OSTSCHWEIZ) AG (the "PRINCIPAL BORROWER");

(4) THE COMPANIES listed in Part A of Schedule 1 as original borrowers (The Original Parties) in their capacity as borrowers hereunder (together with the Principal Borrower, the "ORIGINAL BORROWERS");

(5) THE COMPANIES listed in Part A of Schedule 1 as original guarantors (The Original Parties) in their capacity as guarantors hereunder (together with the Shareholder and the Principal Borrower, the "ORIGINAL GUARANTORS");

(6) CHASE MANHATTAN PLC and MORGAN STANLEY SENIOR FUNDING, INC. as arrangers of the Facility (the "ARRANGERS");

(7) CHASE MANHATTAN INTERNATIONAL LIMITED as agent for the Banks (the "AGENT"); and

(8)      THE BANKS (as defined below).

IT IS AGREED as follows.

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS
         In this Agreement:

         "A DEBT" means the rights and obligations of the lender under the First Loan Agreement, such rights being subordinated by the Subordination Deed and pledged by the Subordinated NTL CV1 Debt Pledge.

         "ACCESSION MEMORANDUM" means a Borrower Accession Memorandum or a Guarantor Accession Memorandum.

         "ACCOUNTANTS' LETTER" means the letter from Ernst & Young in the agreed form, addressed to and capable of being relied upon by the Finance Parties, confirming that based upon projections provided by the Parent, which have not been audited by Ernst & Young, each Original Borrower will have:

         (a) projected income (including, if relevant, dividend receipts) sufficient to enable it to service, in full, all its projected indebtedness under the Facilities; and

         (b) sufficient taxable income to ensure full tax deductibility on all projected interest payments to be made by it under the Facilities, or, to the extent either (a) or (b) above will not be satisfied based upon such projections, identifying any relevant shortfalls and indicating how the Original Borrowers intend to address those shortfalls.

         "ACQUISITION" means the purchase by the Parent (or its directly wholly owned subsidiary) and the Principal Borrower of the Cablecom Business.

         "ACQUISITION AGREEMENT" means the transaction agreement dated as of 12 December 1999 between the Parent, the Vendor and the Vendor's shareholders, setting out the terms of the Acquisition, together with all schedules, exhibits and attachments to such agreement.

         "ACQUISITION AGREEMENT ASSIGNMENT" means the assignment agreement entered into by the Shareholder and the Principal Borrower, assigning their respective rights under the Acquisition Documents to the Agent (on behalf of the Finance Parties) as security for the obligations of the Obligors under the Finance Documents and/or to the Permitted Facilities Provider as security for the obligations of any members of the Group under any documentation relating to the Secured Permitted Facilities.

         "ACQUISITION DATE" means the date on which the Acquisition is completed in accordance with clause 3.3 of the Acquisition Agreement.

         "ACQUISITION DOCUMENTS" means the Acquisition Agreement and all documents executed pursuant thereto on or before the Acquisition Date, the assignment agreements between certain members of the NTL Inc. Holding Group and the Principal Borrower (assigning certain rights of the Parent under the Acquisition Agreement to the Shareholder and the Principal Borrower) and each other document (if any) relating to the transactions contemplated in the Acquisition Agreement and identified by the Agent and the Principal Borrower in writing as an Acquisition Document.

         "ACQUISITION EVENT OF DEFAULT" means any circumstance constituting an Event of Default under any of the following Clauses:

         (a)      Clause 23.1 (Failure to Pay);

         (b) Clause 23.2 (Misrepresentation) (to the extent such relates to an Acquisition Repeated Representation);

         (c) Clause 23.7 (Insolvency and Rescheduling) to Clause 23.10 (Failure to Comply with Final Judgment) (inclusive), as if references therein to "any member of the Restricted Group" were references to the Parent, each other member of the NTL Inc. Holding Group, the Principal Borrower and CC AG; or

         (d)      Clause 23.15 (Illegality).

         "ACQUISITION POTENTIAL EVENT OF DEFAULT" means any event which would become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Acquisition Event of Default.

         "ACQUISITION RECOVERY PROCEEDS" means the proceeds of any payment made by the Vendor, the Vendor's shareholders or the Vendor's (or the Vendor's shareholders') affiliates, employees, officers or advisers under or in relation to the Acquisition Documents including (without limitation) the proceeds of any payment in respect of:

         (a) a claim for breach of contract or warranty, misrepresentation or a claim under an indemnity; or

         (b) an adjustment to the Net Purchase Price (as defined in the Acquisition Agreement) in accordance with either an adjustment to the net assets of the Cablecom Business and/or the number of subscribers comprised in the Cablecom Business, in accordance with clause 2.2.5 and clause 2.2.6 respectively of the Acquisition Agreement;

         (c) clause 6.2.1(b) of the Acquisition Agreement, relating to the number of subscribers of the Cablecom Business; or

         (d) clause 4.7 of the Acquisition Agreement, relating to a payment out of an escrow amount into which dividends of the Cablecom Business have been paid.

         "ACQUISITION REMEDY" means the application of Acquisition Recovery Proceeds towards:

         (a) the discharge of a liability, charge or claim made upon any member of the NTL Inc. Holding Group or the Group, where the Vendor or the Vendor's shareholders are obliged under the Acquisition Documents to indemnify or otherwise reimburse the relevant member of the NTL Inc. Holding Group or the Group for such a liability, charge or claim; or

         (b) reimbursing a member of the NTL Inc. Holding Group or the Group for monies disbursed in connection with discharging any liability, charge or claim referred to in paragraph (a) above; or

         (c) replacing, reinstating and/or repairing assets of the Cablecom Business where the loss of, or damage to, such assets gave rise to a claim for breach of contract or warranty, misrepresentation or a claim under an indemnity under the Acquisition Documents.

         "ACQUISITION REPEATED REPRESENTATIONS" means each of the representations set out in Clause 19.1 (Status) to Clause 19.4 (Execution of the Finance Documents), sub-clause 19.16.1 of Clause
         19.16 (No NTL Note Defaults), Clause 19.21 (No Material Defaults), Clause 19.28 (Ownership of the Principal Borrower), Clause 19.30 (Consents and Approvals) (excluding sub-clause 19.30.1 thereof), Clause
         19.31 (Security Interest) and Clause 19.33 (Good Title to Assets).

         "ADDITIONAL BORROWER" means any company which has become an Additional Borrower in accordance with Clause 35 (Additional Borrowers).

         "ADDITIONAL GUARANTOR" means any company which has become an Additional Guarantor in accordance with Clause 36 (Additional Guarantors).

         "ADDITIONAL MERGERS" means mergers of the Principal Borrower with other members of the Restricted Group where, in respect of each such merger:

         (a) the Principal Borrower is the surviving entity, having all the rights and obligations which the merged entity and the Principal Borrower itself had immediately prior to such a merger taking effect; and

         (b) the merger is effected pursuant to documentation, and in accordance with any Swiss legal or procedural requirements, approved or deemed applicable by the Agent's Swiss counsel.

         "ADDITIONAL OBLIGOR" means an Additional Borrower or Additional Guarantor.

         "ADDITIONAL SUBORDINATED DEBT" means any loan by the Shareholder or any member of the NTL Inc. Holding Group to a member of the Restricted Group, where:

         (a) the Agent has been given at least five Business Days prior written notice that such a loan is to be made;

         (b) the lender's rights under such a loan have been subordinated by an agreement or deed approved by the Agent, such an agreement or deed permitting repayments of principal, payments of interest and any other payments to the lender only to the extent that such payments amount to Permitted Distributions under paragraph (b) of the definition thereof; and

         (c)      if either (i) requested by the Agent (acting reasonably) or
                  (ii) the amount of such a loan, when aggregated with the amount of all other Additional Subordinated Debt owed by members of the Restricted Group at the time such a loan is made and in respect of which the relevant lenders' rights have not been assigned to the Agent (or the Finance Parties) and/or the Permitted Facilities Provider is equal to or greater than CHF25,000,000, the lender's rights under such a loan have been assigned to the Agent (or the Finance Parties) as security for the obligations of the Obligors under the Finance Documents and to the Permitted Facilities Provider as security for the obligations of any members of the Group under any documentation relating to the Secured Permitted Facilities by an agreement or deed approved by the Agent.

         "ADVANCE" means a Revolving Advance, an Original Term Advance or a Term-out Advance.

         "ANNUALISED EBITDA" has the meaning given to it in Clause 21 (Financial Condition).

         "AUTHORISED SIGNATORY" means, in relation to the Parent, NTL SPV LLC (as the general partner of NTL CV1), an Obligor or proposed Obligor, any person who is duly authorised (in such manner as may be reasonably acceptable to the Agent) to act on behalf of such person and in respect of whom the Agent has received a certificate signed by a director or another Authorised Signatory of the Parent, NTL SPV LLC or, as the case may be, such Obligor or proposed Obligor setting out the name and signature of such person and confirming such person's authority to act.

         "AVAILABLE COMMITMENT" means, in relation to a Bank at any time, the aggregate of its Available Term Commitment and Available Revolving Commitment.

         "AVAILABLE EXCESS CASH FLOW" means, at any time, the aggregate Excess Cash Flow generated in respect of each financial year of the Principal Borrower, commencing with the financial year ended 31 December 2003, less the amount of such Excess Cash Flow (in respect of each financial year) which is required to be used (with respect to such financial year) to prepay the Loan in accordance with Clause 13.1 (Mandatory Prepayment from Excess Cash Flow) PROVIDED THAT any amount falling within this definition of Available Excess Cash Flow may not be distributed or otherwise spent more than once.

         "AVAILABLE REVOLVING COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, its Revolving Commitment at such time LESS its share of the Revolving Advances which are then outstanding, PROVIDED THAT such amount shall not be less than zero.

         "AVAILABLE REVOLVING FACILITY" means, at any time, the aggregate amount of the Available Revolving Commitments adjusted, in the case of any proposed drawdown, so as to take into account:

         (a) any reduction in the Revolving Commitment of a Bank pursuant to the terms hereof;

         (b) any Revolving Advance which, pursuant to any other drawdown, is to be made; and

         (c)      any Revolving Advance which is due to be repaid,

         on or before the proposed drawdown date.

         "AVAILABLE TERM COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, its Term Commitment at such time LESS the aggregate of its share of the Original Term Advances which are then outstanding.

         "AVAILABLE TERM FACILITY" means, at any time, the aggregate amount of the Available Term Commitments adjusted, in the case of any proposed drawdown, so as to take into account any reduction in the Term Commitment of a Bank on or before the proposed drawdown date pursuant to the terms hereof.

         "AVERAGE REVENUE CONTRIBUTION" means, in respect of any asset at any time:

                                      A + B
                                      - - -
                                       2

         where:


         A = the revenue generated by, or attributable (whether in whole or in part) to, such asset during the immediately preceding financial year of the Principal Borrower, expressed as a percentage of the total consolidated revenue of the Restricted Group for such a financial year; and

         B = the revenue generated by, or attributable (whether in whole or in part) to, such asset during the financial year of the Principal Borrower preceding that referred to in A above, expressed as a percentage of the total consolidated revenue of the Restricted Group for such financial year.

         "B DEBT" means the rights and obligations of the lender under the Second Loan Agreement.

         "BANK" means any financial institution:

         (a)      named in Part C of Schedule 1 (The Original Parties); or

         (b) which has become a party hereto in accordance with Clause 34.4 (Assignments by Banks) or Clause 34.5 (Transfers by Banks),

         and which has not ceased to be a party hereto in accordance with the terms hereof.

         "BORROWERS" means each of the Original Borrowers and each Additional Borrower, PROVIDED THAT such company has not been released from its rights and obligations hereunder in accordance with Clause 35.3 (Resignation of a Borrower).

         "BORROWER ACCESSION MEMORANDUM" means a memorandum substantially in the form set out in Schedule 6 (Form of Borrower Accession Memorandum).

         "BUDGET" means a budget delivered by the Principal Borrower to the Agent pursuant to Clause 20.5 (Budgets).

         "BUSINESS DAY" means a day (other than a Saturday or Sunday) which is not a public holiday and on which banks generally are open for business in London and Zurich.

         "BUSINESS PLAN" means the financial model including profit and loss accounts, balance sheets and cash flow projections, in agreed form, relating to the Restricted Group (for these purposes assuming completion of the Acquisition).

         "BV1" means Nogenta Swiss Acquisition Holding 1 B.V., a limited liability company incorporated in The Netherlands and (following the completion of the Hivedown) being a wholly owned subsidiary of NTL CV1.

         "CABLECOM BUSINESS" means:

         (a)      the Principal Borrower;

         (b) the Cablecom Subsidiaries and the minority interests of the Cablecom Subsidiaries;

         (c) the other assets and liabilities of the Vendor acquired by, or (as the case may be) transferred to, the Principal Borrower, CC AG or, as the case may be, the Cablecom Subsidiaries pursuant to the Acquisition Documents and the Hivedown; and

         (d) prior to the completion of the Initial Mergers, CC AG and its subsidiaries.

         "CABLECOM SUBSIDIARIES" means the direct and indirect subsidiaries of the Vendor acquired by the Principal Borrower pursuant to the Acquisition Documents and the Hivedown.

         "CC AG" means Cablecom AG.

         "C DEBT" means the rights and obligations of the lender under the Third Loan Agreement, such rights being subordinated by the Subordination Deed and pledged by the Subordinated NTL CV1 Debt Pledge.

         "COMMITMENT" means, in relation to a Bank at any time, the aggregate of its Term Commitment and its Revolving Commitment.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate).

         "CONFIDENTIALITY UNDERTAKING" means the confidentiality undertaking set out in Schedule 11 (Confidentiality Undertaking) or such other form of confidentiality undertaking as may be agreed between the Parent, the Principal Borrower and the Agent.

         "CONSOLIDATED PRO-FORMA DEBT SERVICE" has the meaning given to it in Clause 21 (Financial Condition).

         "CONVERSION SUBSIDIARIES" means the members of the Restricted Group identified in the Reorganisation Summary as being entities who will be converted into Swiss limited liability companies ("GmbH"s) as part of the Reorganisation.

         "DEED OF ACCESSION" means a deed substantially in the form set out in
         Schedule 13 (Form of Deed of Accession).

         "DISPUTE" means any dispute referred to in Clause 43 (Jurisdiction).

         "DISCLOSURE LETTER" means the letter, in the agreed form, dated on or before the date of this Agreement from the Principal Borrower to the Agent (on behalf of the Finance

         Parties) setting out various matters to be excluded from certain representations and covenants in this Agreement.

         "EBITDA" has the meaning given to it in Clause 21 (Financial
         Condition).

         "EMU" means Economic and Monetary Union as contemplated in the Treaty on European Union.

         "EMU LEGISLATION" means legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states, being in part legislative measures to implement EMU.

         "ENCUMBRANCE" means (a) a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person, (b) any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person or (c) any other type of preferential arrangement (including any title transfer and retention arrangement) having a similar effect.

         "ENVIRONMENTAL CLAIM" means any claim, proceeding or investigation by any person pursuant to any Environmental Law.

         "ENVIRONMENTAL LAW" means any applicable law in any jurisdiction in which any member of the Restricted Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

         "ENVIRONMENTAL PERMITS" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Restricted Group conducted on or from the properties owned or used by the relevant member of the Restricted Group.

         "ESCROW ACCOUNT" means an escrow account, bearing interest at a commercially reasonable rate in relation to the given circumstances, held with the Agent (or any financial institution acceptable to the Agent) in the name of the Shareholder or a member of the Restricted Group which is opened after the date hereof (as the same may be redesignated, substituted or replaced from time to time) which is pledged, charged or assigned to the Agent (or the Finance Parties) pursuant to a Security Document to secure all amounts due under the Finance Documents and into which certain monies are paid pursuant to Clause 13 (Mandatory Prepayment).

         "EVENT OF DEFAULT" means any circumstance described as such in Clause 23 (Events of Default).

         "EXCESS CASH FLOW" has the meaning given to it in Clause 21 (Financial Condition).

         "EXISTING INDEBTEDNESS" means the indebtedness of the Cablecom Business outstanding on the Acquisition Date.

         "EXISTING MORTGAGES" means the Swiss law mortgages ("Hypotheken") set out in Schedule 12 (Existing Mortgages) granted by certain members of the Restricted Group, subsisting on the date of this Agreement and relating only to those assets identified in Schedule 12 (Existing Mortgages).

         "FACILITIES" means the Original Term Facility, the Revolving Facility and the Term-Out Facility.

         "FACILITY OFFICE" means, in relation to the Agent, the office identified with its signature below or such other office as it may select by notice and, in relation to any Bank, the office notified by it to the Agent in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select by notice to the Agent.

         "FINANCE DOCUMENTS" means this Agreement, any Borrower Accession Memorandum, any Guarantor Accession Memorandum, any fee letters delivered pursuant to Clause 25 (Commitment Commission and Fees), the Security Documents, the Hedging Agreements, the Subordination Deed (and any other subordination agreements or deeds executed in relation to any Additional Subordinated Debt) and any other document designated as such by agreement between the Agent and the Principal Borrower.

         "FINANCE PARTIES" means the Agent, the Arrangers, the Banks and any Hedge Counterparties.

         "FINANCIAL INDEBTEDNESS" means any indebtedness for or in respect of:

         (a)      Indebtedness for Borrowed Money;

         (b) any documentary or standby letter of credit facility or performance bond facility;

         (c) any interest rate swap, currency swap, forward foreign exchange transaction, cap, floor, collar or option transaction or any other treasury transaction or any combination thereof or any other transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and the amount of the Financial Indebtedness in relation to any such transaction shall be calculated by reference to the mark-to-market valuation of such transaction at the relevant time); and

         (d) (without double counting) any guarantee or indemnity for any of the items referred to in paragraphs (a) to (c) above.

         "FINANCIAL QUARTER" has the meaning given to it in Clause 21 (Financial Condition).

         "FIRST LOAN AGREEMENT" means the loan agreement, in the agreed form, entered into between NTL SPV Inc. as lender and the Principal Borrower as borrower, setting out the terms on which the indebtedness owed by the Principal Borrower in respect of the First Sale and Purchase Agreement remains outstanding.

         "FIRST SALE AND PURCHASE AGREEMENT" means the share sale and purchase agreement, in the agreed form, entered into in relation to the Hivedown, between NTL SPV Inc. as seller and the Principal Borrower as buyer of Cablecom (Zentralschweiz) AG, Cablecome (Bern) AG, Cablecom Signal Olten AG and Kilchenmann Holding AG, the consideration payable by the Principal Borrower being represented by the A Debt.

         "GROUP" means the Shareholder and its subsidiaries from time to time.

         "GROUP STRUCTURE CHART" means the group structure chart in agreed form:

         (a)      showing the NTL Inc. Holding Group;

         (b)      showing all members of the Group;

         (c) showing any person in which any Group member has an interest in the issued share capital or equivalent ownership interest of such person;

         (d) showing the jurisdiction of incorporation or establishment of each person within paragraph (a), paragraph (b) or paragraph
                  (c) above;

         (e) showing all Intra-Group Loans existing as at the Acquisition Date and the Subordinated Funding;

         (f) confirming that, on the Acquisition Date, all members of the NTL Inc. Holding Group (other than the Parent) are wholly-owned subsidiaries of the Parent; and

         (g) confirming that all members of the Restricted Group are wholly-owned subsidiaries of the Principal Borrower (or specifying the percentage shareholdings of any members of the Restricted Group which are not such wholly-owned subsidiaries).

         "GUARANTORS" means each of the Original Guarantors and each Additional Guarantor, PROVIDED THAT such company has not been released from its rights and obligations hereunder in accordance with Clause 36.3 (Resignation of a Guarantor).

         "GUARANTOR ACCESSION MEMORANDUM" means a memorandum substantially in the form set out in Schedule 7 (Form of Guarantor Accession Memorandum).

         "HEDGE COUNTERPARTY" means a Bank or an affiliate of a Bank who (a) is, at the time it enters into a Hedging Agreement rated at least A by Standard and Poor's Rating Corporation and A2 by Moody's Investors Services, Inc. and (b) has agreed to enter into a Hedging Agreement.

         "HEDGING AGREEMENTS" means each of the agreements entered into or to be entered into between certain Borrowers and Hedge Counterparties for the purpose of hedging interest rate liabilities in accordance with Clause
         22.26 (Hedging).

         "HEDGING BANK" means a Bank who either is, or becomes, a Hedge Counterparty or who has an affiliate which is, or becomes, a Hedge Counterparty.

         "HEDGING LIABILITIES" means all present and future sums and actual or contingent liabilities and obligations payable, owing, due or incurred by any Borrower to any Hedge Counterparty pursuant to the terms of any Hedging Agreement, as determined by the relevant Hedge Counterparty (acting reasonably) and agreed by the Agent.

         "HIVEDOWN" means, in respect of that part of the Cablecom Business acquired by NTL SPV Inc. the transfer of such in accordance with the structure chart and step plan set out in schedule 4 to the Accountants' Letter, so that such part of the Cablecom Business is (at the end of the series of transactions set out therein) owned by the Shareholder and the Principal Borrower.

         "INDEBTEDNESS FOR BORROWED MONEY" means any indebtedness for or in respect of:

         (a)      moneys borrowed;

         (b) any amount raised by acceptance under any acceptance credit facility;

         (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

         (d) any amount raised pursuant to any issue of shares which are expressed to be redeemable (other than shares redeemable after 30 September 2010);

         (e) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with generally accepted accounting principles in the relevant jurisdiction, be treated as a finance or capital lease;

         (f) the amount of any liability in respect of any advance or deferred purchase agreement if the primary reason for entering into such agreement is to raise finance;

         (g) receivables sold or discounted (other than on a non-recourse basis);

         (h) any agreement or option to re-acquire an asset if the primary reason for entering into such agreement or option is to raise finance;

         (i) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

         (j) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

         "INFORMATION MEMORANDUM" means the document concerning the Cablecom Business and the Parent which, at the request and on behalf of the Parent, has been prepared in relation to this transaction, approved by the Parent and distributed by the Arrangers to selected banks during February 2000 (as the same may be updated on or before the Syndication
         Date).

        "INITIAL MERGERS" means the mergers of the Principal Borrower with:

         (a) Kilchenmann Holding AG after Kilchenmann Kabelfernsehen AG is merged into it;

         (b) Cablecom (Zentralschweiz) AG, Cablecom (Mittelland) AG, Cablecom (Bern) AG, and Cablecom Signal Olten AG; and

         (c)      thereafter, with CC AG,

         in each case (i) with the Principal Borrower being the surviving entity, having all the rights and obligations which each of the above merged entities and the Principal Borrower itself had immediately prior to such mergers taking effect and (ii) pursuant to documentation, and in accordance with any Swiss legal or procedural requirements, approved or deemed applicable by the Agent's Swiss counsel.

         "INITIAL SHARE PLEDGES" means the Swiss law pledges over the shares of certain members of the Restricted Group (as agreed between the Agent and the Principal Borrower), such pledges being granted in favour of the Finance Parties as security for the obligations of the Obligors under the Finance Documents and/or the Permitted Facilities Provider as security for the obligations of any members of the Group under any documentation relating to the Secured Permitted Facilities.

         "INSTRUCTING GROUP" means:

         (a) before any Advances have been made, a Bank or Banks whose Commitments amount in aggregate to more than sixty-six and two thirds per cent. of the Total Commitments; and

         (b) thereafter, a Bank or Banks to whom in aggregate more than sixty-six and two thirds per cent. of the Loan is (or, immediately prior to its repayment, was then) owed.

         "INTELLECTUAL PROPERTY" means all patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered, and the benefit of all licences, applications and rights to use such intellectual property now or hereafter belonging to any member of the Group.

         "INTEREST PERIOD" means, save as otherwise provided herein:

         (a) any of those periods mentioned in Clause 4.1 (Original Term Advance Interest Periods) or Clause 11.4 (Term-Out Advance Interest Periods); and

         (b) in relation to an Unpaid Sum, any of those periods mentioned in Clause 27.1 (Default Interest Periods).

         "INTRA-GROUP LOAN ASSIGNMENTS" means the assignment agreements entered into by:

         (a) the Principal Borrower, in respect of the Intra-Group Loan owed to it by Cablecom Suisse Romande SA and Cablecom Engineering SA following the completion of paragraph (a) of the definition of the Reorganisation; and

         (b) any Obligor, in respect of an Intra-Group Loan by such an Obligor to another Obligor,

         in each case in favour of the Agent (or the Finance Parties) as security for the obligations of the Obligors under the Finance Documents and/or the Permitted Facilities Provider as security for the obligations of any members of the Group under any documentation relating to the Secured Permitted Facilities.

         "INTRA-GROUP LOANS" means any loan (a) between the Shareholder and members of the Restricted Group and (b) between members of the Restricted Group.

         "KEY SITES" means the digital master headend sites located at Zurich-Leimbach, Winterthur and St. Gallen.

         "LEGAL OPINIONS" means the legal opinions delivered to the Agent pursuant to Clause 2.3 (Conditions Precedent), Clause 35.2 (Borrower Conditions Precedent) or, as the case may be, Clause 36.2 (Guarantor Conditions Precedent).

         "LIBOR" means, in relation to any amount to be advanced to or owing by an Obligor under the Finance Documents on which interest for a given period is to accrue:

         (a) the percentage rate per annum equal to the offered quotation which appears on the page of the Telerate Screen which displays the British Bankers Association Interest Settlement Rate for Swiss Francs (being currently "3750") or the currency of any Unpaid Sum for such period as of 11.00 a.m. on the Quotation Date for such period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying the British Bankers Association Interest Settlement Rate for Swiss Francs (or the currency of such Unpaid Sum) as the Agent, after consultation with the Banks and the Principal Borrower, shall select; or

         (b) if no quotation for Swiss Francs (or the currency of such Unpaid Sum) and the relevant period is displayed under (a) above and the Agent has not selected an alternative service on which a quotation is displayed, the arithmetic mean (rounded upwards to five decimal places) of the rates (as notified to the Agent) at which each of the Reference Banks was offering to prime banks in the London interbank market deposits in Swiss Francs (or the currency of such Unpaid Sum) for such period as of 11.00 a.m. on the Quotation Date for such period.

         "LICENCES" means:

         (a)      telecommunication licences, under the Telecommunication Act;

         (b) broadcasting and transmission licences ("Weiterverbreitungs-Konzessionen"), under the Radio and Television Act; and

         (c)      Telecommunication Act permits.

         "LOAN" means, at any time, the aggregate of the Original Term Loan and the Revolving Loan (or, after the Revolving Termination Date, the Term-Out Loan).

         "MANDATORY COST RATE" means the rate determined in accordance with
         Schedule 10 (Mandatory Costs).

         "MARGIN" means, for all Advances, the percentage rate per annum determined in accordance with Clause 5.3 (Margin Ratchet) to Clause 5.5 (Default Margin).

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Restricted Group taken as a whole or (b) the ability of an Obligor to perform its material obligations under the Finance Documents to which it is a party.

         "MATERIAL COMMERCIAL CONTRACTS" means any agreements, contracts or licences entered into or granted to any member of the Restricted Group which are reasonably likely to be material to the business or prospects of the Restricted Group taken as a whole.

         "MAXIMUM PERMITTED INTRA-GROUP LOANS" has, in relation to an Obligor, the meaning given to it in sub-clause 20.2.2 of Clause 20.2 (Quarterly Statements).

         "MORTGAGES" means the Swiss law mortgages, in the agreed form, over the Key Sites, to be granted by certain Obligors in favour of the Finance Parties as security for the obligations of the Obligors under the Finance Documents and/or the Permitted Facilities Provider as security for the obligations of any members of the Group under any documentation relating to the Secured Permitted Facilities.

         "NET AVERAGE REVENUE CONTRIBUTIONS" means, at any time:

         (a) the aggregate of the Average Revenue Contributions of all assets disposed of under paragraph (f) of the definition of Permitted Disposals,

                  less

         (b) the aggregate of the estimated Average Revenue Contributions of all assets acquired by members of the Restricted Group either in exchange for, or out of the proceeds of the disposal of, assets disposed of under paragraph (f) of the definition of Permitted Disposals (such estimated Average Revenue Contributions to be reasonably agreed between the Principal Borrower and the Agent on the basis of the revenues such acquired assets could have reasonably been expected to have generated for the two financial years of the Principal Borrower immediately preceding the date of their acquisition, had such assets been owned by the relevant member of the Restricted Group throughout those two financial years).

         "NOTICE OF DRAWDOWN" means a notice substantially in the form set out in Schedule 4 (Notice of Drawdown).

         "NOTICE PERIOD" means the period commencing ten Business Days before the last day of the current Interest Period or Term of an existing Advance and ending 10.00 a.m. three Business Days before the last day of the current Interest Period or Term of an existing Advance or, as the case may be, the period commencing ten Business Days before the proposed date for the making of an Advance and ending 10.00 a.m. three Business Days before the proposed date for the making of the Advance.

         "NOTIFICATION TIME" means 5.30 p.m. on the day three Business Days before the first day of an Interest Period or Term.

         "NTL CV1" means Cable Connect Switzerland 1 C.V., a limited partnership ("Commanditaive Vennoolschap") established under Dutch law between NTL SPV Inc. as a limited partner and NTL SPV LLC as a general partner.

         "NTL HOLDINGS INC." means a newly incorporated company which, as part of the acquisition by the Parent of the cable business of Cable and Wireless Communications plc, it is proposed will acquire 100 per cent. of the issued share capital of the Parent.

         "NTL INC. GROUP" means the Parent or, after the acquisition of the Parent by NTL Holdings Inc., NTL Holdings Inc. and each of the Parent's or, as the case may be, NTL Holdings Inc.'s subsidiaries (other than any member of the NTL Inc. Holding Group (other than the Parent) or the Group).

         "NTL INC. HOLDING GROUP" means the Parent (or, after the acquisition of the Parent by NTL Holdings Inc., NTL Holdings Inc.) and the Shareholder's other holding companies.

         "NTL NOTES" means, to the extent such have been issued in either domestic or international capital markets, the bonds, notes or similar public debt instruments issued by members of the NTL Inc. Group or, as the case may be, members of the NTL Inc. Holding Group (in each case where such members of the NTL Inc. Group or NTL Inc. Holding Group are incorporated in any state of the United States of America) and outstanding at or at any time after the date of this Agreement.

         "NTL SPV INC." means NTL Switzerland SPV, Inc., a newly incorporated Delaware company, being a wholly owned subsidiary of the Parent.

         "NTL SPV LLC" means NTL Switzerland Holdings SPV LLC, a newly formed Delaware limited liability corporation, being a wholly owned subsidiary of NTL SPV Inc.

         "OBLIGORS" means the Borrowers and the Guarantors.

         "OPERATING COMPANIES" means the members of the Restricted Group named in Part B of Schedule 1 (The Original Parties).

         "ORIGINAL FINANCIAL STATEMENTS" means:

         (a) in relation to the Cablecom Business, the audited pro-forma combined financial statements of the companies which constitute the Cablecom Business on the Acquisition Date, for the financial year ended 31 December 1999 based on the Vendor's audited consolidated financial statements for its financial year ended 31 December 1999;

         (b) in relation to each Obligor (other than the Shareholder), its audited financial statements for its financial year ended 31 December 1998;

         (c) in relation to each Obligor (other than the Shareholder), its audited balance sheet as at 31 December 1999; and

         (d) in relation to any Additional Obligor, its audited financial statements delivered pursuant to Schedule 8 (Additional Conditions Precedent).

         "ORIGINAL OBLIGORS" means the Original Borrowers and the Original Guarantors.

         "ORIGINAL TERM ADVANCE" means an advance (as from time to time consolidated, divided or reduced by repayment) made or to be made by the Banks under the Original Term Facility.

         "ORIGINAL TERM AVAILABILITY PERIOD" means, in relation to the Original Term Facility, the period from and including the date hereof to and including the earlier of (a) 31 October 2000 and (b) the first Business Day on which the Available Term Commitment of each of the Banks is zero.

         "ORIGINAL TERM FACILITY" means the Swiss Franc term loan facility granted to the Borrowers in this Agreement.

         "ORIGINAL TERM LOAN" means, at any time, the aggregate principal amount of outstanding Original Term Advances at such time.

         "ORIGINAL TERM REPAYMENT DATE" means each of the dates specified in Clause 10.1 (Original Term Loan Repayment Instalments), PROVIDED THAT if such date is not a Business Day, it shall be deemed to be the next succeeding Business Day.

         "PARTICIPATING MEMBER STATE" means each member state of the European Union which has adopted the euro as its lawful currency at the relevant time.

         "PERMITTED ACQUISITIONS" means any of the following:

         (a) acquisitions of (or of any interests in) companies, partnerships, consortia, joint ventures or other arrangements made by the Shareholder or a newly incorporated subsidiary of the Shareholder referred to in paragraph (b) below, where the relevant company, partnership, consortium, joint venture or other arrangement:

                  (i) engages in, or the business, licence, revenues or assets of such a company, partnership, consortium, joint venture or other arrangement relate to, the operation of a telecommunications and/or cable and/or television and/or telephone network or system or the provision of such services; and

                  (ii) operates primarily within Switzerland, the European Union or any other country in Europe;

         (b) the purchase, subscription for, or other acquisition of any shares by:

                  (i) the Shareholder in a newly incorporated company which becomes a subsidiary of the Shareholder, where such subsidiary's primary purpose is to make acquisitions within paragraph (a) above; or

                  (ii) any member of the Restricted Group in a newly incorporated Swiss company which becomes a subsidiary of that member of the Restricted Group, where such subsidiary's only activity is to make acquisitions within paragraph (d) and/or paragraph (e) below;

         (c) acquisitions comprising the purchase, subscription for, or other acquisition of any new shares in:

                  (i) any Obligor by any other Obligor, where (a) such acquiring Obligor is and remains the immediate holding company of the Obligor issuing the new shares and (b) such shares are made subject to a Share Pledge; or

                  (ii) any member of the Restricted Group by another member of the Restricted Group which is not an Obligor;

         (d) acquisitions of (or of any interests in) (A) companies, partnerships, consortia, joint ventures or other arrangements or (B) businesses, licences, revenues or assets made by any member of the Restricted Group, where:

                  (i) the aggregate consideration for such acquisitions under this paragraph (d) does not exceed CHF50,000,000;

                  (ii) the acquired company, partnership, consortium, joint venture or other arrangement or the acquired business, licence, revenues or asset (a) engages in or, as the case may be, relates to the operation of a telecommunications and/or cable and/or television and/or telephone network or system or the provision of such services and (b) primarily operates or, as the case may be, is located within Switzerland; and

                  (iii) the Financial Indebtedness of any acquired company which becomes a member of the Restricted Group, outstanding immediately after the acquisition, comprises only Permitted Financial Indebtedness;

         (e) acquisitions made by any member of the Restricted Group, where:

                  (i) if such acquisition is an acquisition of a company, partnership, consortium, joint venture or other person, the acquired entity has, for its most recent financial year, positive earnings before interest, depreciation, amortisation and tax (calculated on the same basis as EBITDA);

                  (ii) the consideration for such acquisition is financed out of Subordinated Funding and/or Available Excess Cash Flow;

                  (iii) the acquired company, partnership, consortium, joint venture or other arrangement or the acquired business, licence, revenues or asset (a) engages in or, as the case may be, relates to the operation of a telecommunications and/or cable and/or television and/or telephone network or system or the provision of such services and (b) primarily operates or, as the case may be, is located within Switzerland; and

                  (iv) the Financial Indebtedness of any acquired company which becomes a member of the Restricted Group, outstanding immediately after the acquisition, comprises only Permitted Financial Indebtedness;

         (f) acquisitions comprising the acquisition of any assets, revenues or, licences of, or the business or any interest therein of:

                  (i) any member of the Restricted Group who is not an Obligor by another member of the Restricted Group who is not an Obligor; or

                  (ii) any Obligor by another Obligor, where the disposal of such an asset, revenue, licence or business is a Permitted Disposal under paragraph (e) of the definition thereof; and

         (g) acquisitions of any shares, assets, revenues or licences of, or the business or any interest therein of, a member of the Restricted Group by another member of the Restricted Group, where such an acquisition is made to effect the Reorganisation or an Additional Merger.

         "PERMITTED DISPOSALS" means any disposal:

         (a)      made in the ordinary and usual course of business;

(b) on arm's length commercial terms of an asset by a member of the Restricted Group who is not an Obligor;

(c) for cash on arm's length commercial terms of any surplus or obsolete assets no longer required for the efficient operation of the business of the Restricted Group;

(d) of cash, where such a disposal is not otherwise prohibited by the Finance Documents;

(e)      by an Obligor to another Obligor, provided that:

         (i) if the relevant assets are subject to an Encumbrance pursuant to a Security Document, they remain so or become subject to a similar Encumbrance in favour of the Finance Parties in the hands of the acquiring Obligor; and

         (ii) the acquiring Obligor is a Guarantor, and the Principal Borrower demonstrates (to the reasonable satisfaction of the Agent) that the freely distributable reserves of the acquiring Obligor, immediately following such a disposal, will be at least equal to the freely distributable reserves of the disposing Obligor;

(f) on (A) arm's length commercial terms for cash consideration or (B) in exchange for similar assets located in Switzerland (or, in the case of a disposal by a member of the Restricted Group incorporated in Austria, located in Austria) which the Agent (acting reasonably) determines to be of a comparable or superior quality, provided that in each case:

         (i) the Net Average Revenue Contributions at no time exceed 15 per cent; and

         (ii) the proceeds of any disposal under (A) of this paragraph (f) are applied in accordance with Clause 13.2 (Mandatory Prepayment from Asset Disposals);

(g) of an interest in real property by way of a lease or licence granted by a member of the Restricted Group to another member of the Restricted Group on arm's length commercial terms;

(h) by a member of the Restricted Group who is not an Obligor to another member of the Restricted Group who is not an Obligor; and

(i)      necessary to effect the Reorganisation or an Additional Merger.

 "PERMITTED DISTRIBUTIONS" means:

(a) the payment or declaration of any dividend, return on capital, repayment of capital contributions or other distribution or payment in respect of share capital by any member of the Restricted Group other than:

         (i) by the Principal Borrower and, prior to the Initial Mergers, CC AG; or

         (ii) by a member of the Restricted Group who is an Obligor to another member of the Restricted Group who is not an Obligor; and

(b) the payment or declaration of any dividend, return on capital, repayment of capital contributions or other distribution or payment in respect of share capital by the Principal Borrower, or the repayment of principal or payment of interest on Subordinated Funding by the Principal Borrower or any other member of the Restricted Group, in each case where:

         (i)      no Event of Default is continuing; and

         (ii) such payment, dividend, distribution or, as the case may be, repayment is funded out of Available Excess Cash Flow.

 "PERMITTED ENCUMBRANCE" means:

(a) any Encumbrance relating to the Existing Mortgages, to the extent such Encumbrances relate only to the assets identified in Schedule 12 (Existing Mortgages);

(b) any Encumbrance over or affecting any asset acquired by a member of the Restricted Group after the date hereof and subject to which such asset is acquired, if:

         (i) such Encumbrance was not created in contemplation of the acquisition of such asset by a member of the Restricted Group; and

         (ii) the Financial Indebtedness secured by such Encumbrance at all times falls within paragraph (k) of the definition of Permitted Financial Indebtedness;

(c) any Encumbrance over or affecting any asset of any company which becomes a member of the Restricted Group after the date hereof, where such Encumbrance is created prior to the date on which such company becomes a member of the Restricted Group, if:

         (i) such Encumbrance was not created in contemplation of the acquisition of such company; and

         (ii) the Financial Indebtedness secured by such Encumbrance at all times falls within paragraph (k) of the definition of Permitted Financial Indebtedness;

(d) any netting or set-off arrangement entered into by any member of the Restricted Group in the normal course of its banking arrangements for the purpose of netting its debit and credit balances;

(e) any right of set-off or any title transfer or retention of title arrangement entered into by any member of the Restricted Group in the normal course of its trading activities on the counterparty's standard or usual terms (where such terms reasonably accord with the terms generally adopted in the market to which such a trading activity relates);

(f) any lien arising by operation of law or by a contract having a similar effect and in each case arising or entered into in the normal course of business, if such lien is discharged within thirty days of arising;

(g) any Encumbrance created pursuant to, arising under or evidenced by the Security Documents;

(h)      any Encumbrance created by any arrangements referred to in paragraph
         (e) or paragraph (f) of the definition of Indebtedness for Borrowed Money;

(i) any Encumbrance arising pursuant to an order of attachment, an injunction restraining the disposal of assets or any similar legal process in each case arising in connection with court proceedings being diligently conducted by the relevant Obligor in good faith;

(j) any Encumbrance over cash deposited as security for the relevant Obligor's obligations in respect of a performance bond, guarantee, standby letter of credit or similar facility entered into by such an Obligor in the ordinary course of business;

(k) any Encumbrance securing Permitted Financial Indebtedness within paragraph (j) of the definition of Permitted Financial Indebtedness (other than (save for the assignment of receivables granted by Cablecom
         (Bern) AG and referred to in sub-clause 22.11.4 of Clause 22.11 (Security)) an Encumbrance by way of assignment over receivables assigned by the Receivables and Receivables Account Assignment); and

(l) any Encumbrance over receivables (other than an Encumbrance by way of an assignment over receivables assigned by the Receivables and Receivables Account Assignment) entered into by any member of the Restricted Group in the normal course of its banking arrangements in favour of any Swiss bank with whom it maintains accounts PROVIDED THAT
         (a) such Encumbrance is in existence on the date of this Agreement, (b) that Encumbrance does not secure any outstanding indebtedness of the relevant member of the Restricted Group to the relevant bank, (c) the relevant member of the Group is entitled to have such Encumbrance discharged by the relevant bank and (d) such Encumbrance is discharged within 20 Business Days of the date of this Agreement.

"PERMITTED FACILITIES" means the Secured Permitted Facilities and any other bank facilities made available to members of the Group (on normal commercial terms) PROVIDED THAT the aggregate indebtedness of all members of the Group in respect of the Secured Permitted Facilities and such other bank facilities at no time exceeds CHF40,000,000 (or its equivalent).

"PERMITTED FACILITIES PROVIDER" means the financial institution (if any) which has become the Permitted Facilities Provider in accordance with Clause 37 (Permitted Facilities Provider).

"PERMITTED FINANCIAL INDEBTEDNESS" means any Financial Indebtedness:

(a)      arising under or permitted pursuant to the Finance Documents;

(b)      in respect of the Subordinated NTL CV1 Debt;

(c)      in respect of any Additional Subordinated Debt;

(d)      arising under Permitted Treasury Transactions;

(e)      of the Shareholder, where:

         (i) such Financial Indebtedness does not oblige or permit the Shareholder to make any interest payments at any time prior to the date five years after the date hereof (any interest accruing during such a five year period being capitalised with the principal amount outstanding);

         (ii) such Financial Indebtedness does not have any scheduled repayments or other amortisations prior to 30 September 2010 and has a final maturity date on or after 30 September 2010; and

         (iii) the proceeds of such Financial Indebtedness are applied by the Shareholder towards Subordinated Funding;

(f)      arising under Permitted Loans and Guarantees;

(g) secured by the Existing Mortgages PROVIDED THAT the amount of Financial Indebtedness secured by each Existing Mortgage does not exceed the relevant amount set out in Schedule 12 (Existing Mortgages);

(h) falling within paragraph (e) of the definition of Indebtedness for Borrowed Money ("FINANCE LEASE DEBT") which, when aggregated with any other Finance Lease Debt incurred or by each member of the Restricted Group does not exceed CHF5,000,000 (or its equivalent);

(i)      arising under Permitted Facilities;

(j) in respect of Existing Indebtedness PROVIDED THAT such Existing Indebtedness is refinanced by an Original Term Advance within 30 days of the date of this Agreement; and

(k) not falling within paragraphs (a) to (j) above PROVIDED THAT the aggregate amount does not exceed CHF10,000,000 (or its equivalent) .

"PERMITTED JOINT VENTURE" means either the disposal of shares in the Shareholder or any member of the NTL Inc. Holding Group to, or the issue of further shares by the Shareholder or any member of the NTL Inc. Holding Group to, a company or a subsidiary of a company:

(a) which engages primarily in the operation of a telecommunications network; and

(b) rated at least A by Standard and Poor's Rating Corporation and A2 by Moody's Investors Services, Inc.

 "PERMITTED LOANS AND GUARANTEES" means any of the following:

(a) trade credit or indemnities granted in the ordinary course of business on usual and customary terms;

(b) Intra-Group Loans made by a member of the Restricted Group who is not an Obligor to any other member of the Restricted Group who is not an Obligor;

(c) Intra-Group Loans made by a member of the Restricted Group who is not an Obligor to a member of the Restricted Group who is an Obligor, where the rights of the lending member of the Restricted Group have been (a) subordinated to the rights of the Finance Parties under the Finance Documents and (b) assigned to the Agent (or the Finance Parties) as security for the obligations of the Obligors under the Finance Documents and to the Permitted Facilities Provider as security for the obligations of any members of the Group under any documentation relating to the Secured Permitted Facilities, in each case by agreements or deeds approved by the Agent;

(d)      Intra-Group Loans made by one Obligor to another Obligor, where:

         (i) in respect of each relevant borrower Obligor, the aggregate amount of such Intra-Group Loans to that Obligor which are outstanding, at the time of the delivery by the Principal Borrower of a certificate in respect of that borrower Obligor in accordance with sub-clause 20.2.2 of Clause 20.2 (Quarterly Statements), do not exceed the Maximum Intra-Group Loans for that borrower Obligor set out in such a certificate or are (within 10 Business Days of the delivery of such certificate) reduced to an amount no greater than the Maximum Intra-Group Loans for that Obligor as set out in such a certificate;

         (ii) the rights of the lending Obligor under such an Intra-Group Loan have been assigned to the Agent (or the Finance Parties) as security for the obligations of the Obligors under the Finance Documents and to the Permitted Facilities Provider as security for the obligations of any members of the Group under any documentation relating to the Secured Permitted Facilities by an agreement or deed approved by the Agent; and

         (iii) if such an Intra-Group Loan is made by the Shareholder it constitutes either Subordinated NTL CV1 Debt or Additional Subordinated Debt;

(e) the Intra-Group Loans owed by Cablecom Suisse Romande SA and Cablecom Engineering AG to the Principal Borrower following the completion of paragraph (a) of the definition of the Reorganisation;

(f) loans made to employees of any members of the Restricted Group, to a maximum aggregate amount of CHF100,000;

(g) Intra-Group Loans existing at the date hereof which do not fall within paragraph (d) above and which have been disclosed in the Disclosure Letter; and

(h) any other Intra-Group Loans approved by the Agent (acting on the instructions of an Instructing Group, acting reasonably).

 "PERMITTED TREASURY TRANSACTIONS" means:

(a) the Treasury Transactions entered into in accordance with Clause 22.26 (Hedging); and

(b) any other foreign exchange transactions for spot or forward delivery entered into in the ordinary course of business (and not for investment or speculative purposes) to hedge currency exposures incurred by members of the Restricted Group.

"POTENTIAL EVENT OF DEFAULT" means any event which would become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default.

 "PROPORTION" means, in relation to a Bank:

(a) whilst no Advances are outstanding, the proportion borne by its Commitment to the Total Commitments (or, if the Total Commitments are then zero, by its Commitment to the Total Commitments immediately prior to their reduction to zero); or

(b) whilst at least one Advance is outstanding, the proportion borne by its share of the Loan to the Loan.

"QUALIFYING LENDER" means a financial institution which qualifies as a bank pursuant to the laws of its jurisdiction of incorporation and which carries on a genuine banking activity as per explanatory note of the Swiss Federal Tax Administration No. S-02.128 (1.2000).

"QUOTATION DATE" means, in relation to any period for which an interest rate is to be determined under the Finance Documents, the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in Swiss Francs (or the currency of any Unpaid Sum) for delivery on the first day of that period, PROVIDED THAT, if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

 "RADIO AND TELEVISION ACT" means the Swiss Radio and Television Act ("Bundesgesetz uber Radio und Fernsehen", "RTVB") of 21 June 1991 and all of the ordinances implementing such.

"RECEIVABLE ACCOUNTS" means, with respect of each member of the Restricted Group, the bank account(s) into which all the receivables (if any) due to such member of the Restricted Group are paid and such other bank accounts identified in the Receivables and Receivables Accounts Assignment.

"RECEIVABLES AND RECEIVABLES ACCOUNTS ASSIGNMENT" means the assignment agreement(s) entered into by the Operating Companies, assigning each Operating Company's rights to all current and future receivables due to it from its trade debtors or subscribers, all current and future monetary claims due or owing to it and its rights in respect of its Receivable Accounts to the Agent (on behalf of the Finance Parties) as security for the obligations of the Obligors under the Finance Documents and/or to the Permitted Facilities Provider as security for the obligations of any members of the Group under any documentation relating to the Secured Permitted Facilities.

"REFERENCE BANKS" means the principal London offices of Bank of America, N.A., Paribas and The Chase Manhattan Bank or such other bank or banks as may from time to time be agreed between the Principal Borrower and the Agent acting on the instructions of an Instructing Group.

 "RELEVANT PERIOD" has the meaning given to it in Clause 21 (Financial
Condition).

 "REORGANISATION" means:

(a) the transfers, for deferred consideration, by the Principal Borrower of the entire issued share capital of (i) Coditel SA to Cablecom Suisse Romande SA and (ii) Cablecom Media AG to Cablecom Engineering SA;

(b)      the Initial Mergers; and

(c) thereafter, the conversion of the Conversion Subsidiaries from joint stock companies ("AG"s) to limited liability companies ("GmbH"s) and the granting of the Reorganisation Share Pledges,

in each case in accordance with the Reorganisation Summary.

 "REORGANISATION SHARE PLEDGES" means:

(a) an Austrian law pledge over the shares in Cablecom KabelKommunication GmbH; and

(b) Swiss law pledges in the agreed form over the shares in the Conversion Subsidiaries,

such pledges being granted in favour of the Finance Parties and the Permitted Facilities Provider as security for the obligations of the Obligors under the Finance Documents and the documentation relating to the Secured Permitted Facilities.

"REORGANISATION SUMMARY" means the step plan, in the agreed form, setting out the consents, authorisations and approvals and steps to be taken by the Shareholder and certain members of the Restricted Group to implement the Reorganisation.

"REPAYMENT DATE" means, in relation to any Revolving Advance, the last day of the Term thereof.

"REPEATED REPRESENTATIONS" means each of the representations set out in Clause
19.1 (Status) to Clause 19.6 (Audited Financial Statements), Clause 19.8 (No Material Adverse Change), Clause 19.11 (Legal and Beneficial Owner), sub-clause
19.16.1 of Clause 19.16 (No NTL Note Defaults), Clause 19.21 (No Material Defaults), Clause 19.23 (Budgets), Clause 19.24 (Other Information) (excluding sub-clause 19.24.1 thereof), Clause 19.27 (Encumbrances and Financial Indebtedness) and Clause 19.30 (Consents and Approvals) (excluding sub-clause
19.30.1 thereof) to Clause 19.33 (Good Title to Assets).

 "RESERVATIONS" means:

(a) the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under any applicable law, the possibility that an undertaking to assume liability for or to indemnify against nonpayment of any stamp duty or other tax may be void, defences of set-off or counterclaim and similar principles;

(b) anything analogous to any of the matters set out in paragraph (a) above under any laws of any applicable jurisdiction; and

(c)      anything disclosed by any of the Legal Opinions.

"RESIGNATION NOTICE" means a notice substantially in the form set out in
Schedule 9 (Form of Resignation Notice).

"RESTRICTED GROUP" means the Principal Borrower, the Principal Borrower's subsidiaries from time to time and, prior to the completion of the Initial Mergers, CC AG.

"RESTRICTED OBLIGATIONS" means any obligations of a Swiss Obligor under (a) Clause 24 (Guarantee and Indemnity) and/or the Security Documents and (b) Clause 14 (Taxes), in each case in respect of:

(a)      a holding company of that Swiss Obligor; and/or

(b) a subsidiary of a holding company of that Swiss Obligor, who is not that Swiss Obligor or a subsidiary of that Swiss Obligor.

"REVOLVING ADVANCE" means an advance made or to be made by the Banks under the Revolving Facility.

"REVOLVING COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name under the heading "REVOLVING COMMITMENT" in Part C of Schedule 1 (The Original Parties).

"REVOLVING FACILITY" means the Swiss Franc revolving loan facility granted to the Borrowers in this Agreement.

"REVOLVING LOAN" means, at any time, the aggregate principal amount of the outstanding Revolving Advances at such time.

 "REVOLVING TERMINATION DATE" means 30 June 2003.

"ROLLOVER ADVANCE" means a Revolving Advance which is used to refinance a maturing Revolving Advance and which is the same amount as such maturing Revolving Advance and is to be drawn on the day such maturing Revolving Advance is to be repaid.

"SECOND LOAN AGREEMENT" means the loan agreement, in the agreed form, entered into between NTL SPV Inc. as lender and BV1 as borrower, setting out the terms on which the indebtedness owed by BV1 in respect of the Second Sale and Purchase Agreement remains outstanding.

"SECOND SALE AND PURCHASE AGREEMENT" means the share sale and purchase agreement, in the agreed form, entered into in relation to the Hivedown, between NTL SPV Inc. as seller and BV1 as buyer of part of NTL SPV Inc.'s interest in CC AG and its entire interest in the Principal Borrower, the consideration payable by BV1 being represented by the B Debt.

"SECURED PERMITTED FACILITIES" means any bank facilities (if any) made available by the Permitted Facilities Provider to members of the Restricted Group pursuant to documentation in the agreed form.

"SECURITY" means the security from time to time constituted by or pursuant to the Security Documents and the guarantees provided hereunder.

"SECURITY DOCUMENTS" means each of the following documents in agreed form delivered to the Agent in accordance with either Clause 2.3 (Conditions Precedent) or Clause 22.30 (The Reorganisation and Mortgages):

(a)      the Share Pledges;

(b)      the Receivables and Receivables Accounts Assignment;

(c)      the Subordinated NTL CV1 Debt Pledge;

(d)      the Acquisition Agreement Assignment;

(e)      the Mortgages; and

(f)      the Intra-Group Loan Assignments,

together with any other document entered into by any member of the Group creating or evidencing an Encumbrance granted in favour of the Agent or, as the case may be, the Finance Parties for all or any part of the obligations of the Obligors or any of them under any of the Finance Documents and/or granted in favour of the Permitted Facilities Provider for all or any part of the obligations of any members of the Group under any documentation relating to the Secured Permitted Facilities.

"SECURITY PARTIES" means the Finance Parties and the Permitted Facilities Provider.

"SECURITY PROCEEDS" means all receipts or recoveries by the Agent (or by any of the Finance Parties or by the Permitted Facilities Provider) pursuant to, or upon enforcement of, the Security and all other monies which are by the terms of any of the Finance Documents to be applied in accordance with Clause 30.7 (Application of Security Proceeds), after deducting (to the extent not already deducted or retained prior to such receipt or recovery by the Agent or, as the case may be, any other Security Party):

(a) all sums which are by law or contract payable to any receiver of the assets subject to the Security;

(b) all sums which the Agent is required by the terms of any of the Security Documents to pay to any other person before distributing any such receipts or recoveries to any of the Security Parties and/or discharging any of the obligations secured by the Security Documents; and

(c) all sums which the Agent is by law required to pay to any person in priority to the Security Parties.

 "SENIOR DEBT" has the meaning given to it in Clause 21 (Financial Condition).

"SHARE PLEDGES" means the Initial Share Pledges and, following the Reorganisation, the Reorganisation Share Pledges.

"SUBORDINATED NTL CV1 DEBT" means the indebtedness owed by the Principal Borrower to NTL CV1 in respect of the A Debt and the C Debt, such indebtedness being subordinated by the Subordination Deed and pledged by the Subordinated NTL CV1 Debt Pledge.

"SUBORDINATED NTL CV1 DEBT PLEDGE" means the pledge agreement in the agreed form between NTL SPV LLC (as the general partner of NTL CV1) and the Agent (on behalf of the Finance Parties), pursuant to which NTL CV1 pledges its rights in respect of the Subordinated NTL CV1 Debt to the Finance Parties as security for the obligations of the Obligors under the Finance Documents.

 "SUBORDINATED FUNDING" means:

(a) the subscription by the Shareholder or any member of the NTL Inc. Holding Group, for new equity capital of either the Principal Borrower or, prior to the completion of the Initial Mergers, CC AG;

(b)      the Subordinated NTL CV1 Debt; and

(c)      any Additional Subordinated Debt.

"SUBORDINATION DEED" means the subordination deed in the agreed form between the Agent (for itself and for and on behalf of the other Finance Parties) and NTL SPV LLC (as the general partner of NTL CV1), pursuant to which the Subordinated NTL CV1 Debt is subordinated to the Principal Borrower's obligations under the Finance Documents and any documentation relating to the Secured Permitted Facilities.

 "SWISS OBLIGOR" means an Obligor incorporated under the laws of Switzerland.

"SYNDICATION DATE" means the earlier of (i) the day specified by the Arrangers, after having given five Business Days' prior notice to the Shareholder, as the day on which primary syndication of the Facilities is completed and (ii) 30 June 2000.

 "TELECOMMUNICATION ACT" means the Swiss Telecommunications Act
("Fernmeldegesetz FMG") of 30 April 1997, together with all of the ordinances implementing such.

"TERM" means, save as otherwise provided herein, in relation to any Revolving Advance, the period for which such Revolving Advance is borrowed, as specified in the Notice of Drawdown relating thereto.

 "TERM ADVANCE" means an Original Term Advance or a Term-Out Advance.

"TERM COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name under the heading "TERM COMMITMENT" in Part C of Schedule 1 (The Original Parties).

"TERM FACILITIES" means the Original Term Facility and the Term-Out Facility.

"TERM-OUT ADVANCE" means an advance (as from time to time reduced by repayment) under the Term-Out Facility arising from the conversion of Revolving Advances outstanding on the Revolving Termination Date.

"TERM-OUT FACILITY" means the Revolving Facility as converted into a Swiss Franc term loan facility in accordance with Clause 11 (Repayment of the Revolving Facility and Term-Out Option).

"TERM-OUT LOAN" means, at any time, the aggregate principal amount of outstanding Term-Out Advances at such time.

"TERM-OUT REPAYMENT DATE" means each of the dates specified in Clause 11.10 (Term-Out Loan Repayment Instalments) PROVIDED THAT if such date is not a Business Day it shall be deemed to be the next succeeding Business Day.

"THIRD LOAN AGREEMENT" means the loan agreement, in the agreed form, entered into between BV1 as lender and the Principal Borrower as borrower, setting out the terms on which the indebtedness owed by the Principal Borrower in respect of the Third Sale and Purchase Agreement remains outstanding.

"THIRD SALE AND PURCHASE AGREEMENT" means the share sale and purchase agreement, in the agreed form, entered into in relation to the Hivedown, between BV1 as seller and the Principal Borrower as buyer of Cablecom (Mittelland) AG, the consideration payable by the Principal Borrower being represented by the C Debt.

 "TOTAL COMMITMENTS" means, at any time, the aggregate of the Banks'
Commitments.

"TRANSFER CERTIFICATE" means a certificate substantially in the form set out in
Schedule 2 (Form of Transfer Certificate) or in such other form as may be agreed between the Principal Borrower and the Agent signed by a Bank and a Transferee under which:

(a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights, benefits and obligations under the Finance Documents upon and subject to the terms and conditions set out in Clause 34.3 (Assignments and Transfers by Banks); and

(b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Agent as contemplated in Clause 34.5 (Transfers by Banks).

"TRANSFER DATE" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in such Transfer Certificate.

         "TRANSFEREE" means a person to which a Bank seeks to transfer by novation all or part of such Bank's rights, benefits and obligations under the Finance Documents.

         "TREASURY TRANSACTION" means any currency or interest purchase, cap or collar agreement, forward rate agreements, interest rate or currency future or option contract, foreign exchange or currency purchase or sale agreement, interest rate swap, currency swap or combined interest rate and currency swap agreement and any other similar agreement.

         "UNPAID SUM" means the unpaid balance of any of the sums referred to in Clause 27.1 (Default Interest Periods).

         "VENDOR" means Cablecom Holding AG.

1.2      INTERPRETATION Any reference in this Agreement to:

         the "AGENT", an "ARRANGER", any "HEDGE COUNTERPARTY", the "PERMITTED FACILITIES PROVIDER" or any "BANK" shall be construed so as to include it and any subsequent successors and permitted transferees in accordance with their respective interests;

         an "AFFILIATE" of a person shall be construed as a reference to a subsidiary of that person or a holding company of that person or any other subsidiary or holding company of that holding company;

         "AGREED FORM" in relation to any document means a form which is initialled by each of the Agent and the Principal Borrower for the purposes of identification (as such form may be amended from time to time by agreement between such parties) or a document executed on or before the Acquisition Date by the Principal Borrower and the Agent or, if not so executed or initialled, is in form and substance reasonably satisfactory to the Agent;

         "ASSETS" includes present and future properties, revenues and rights of every description;

         "CONTINUING", in relation to an Event of Default, shall be construed as a reference to an Event of Default which has not been waived in writing or remedied and, in relation to a Potential Event of Default, one which has not been remedied within the relevant grace period or waived in accordance with the terms hereof;

         "DISPOSAL" includes any sale, lease, transfer or other disposal;

         the "EQUIVALENT" on any date in one currency (the "FIRST CURRENCY") of an amount denominated in another currency (the "SECOND CURRENCY") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Agent at or about 11.00 a.m. on such date for the purchase of the first currency with the second currency;

a "HOLDING COMPANY" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

"INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

a "LAW" shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that:

(a) if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and

(b) if there is no numerically corresponding day in that next succeeding calendar month, that period shall end on the last Business Day in that next succeeding calendar month,

(and references to "MONTHS" shall be construed accordingly);

a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

"REPAY" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "PREPAY" (or, as the case may be, the corresponding derivative form thereof) and vice versa;

a "SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation:

(a) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

(b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

(c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

         a "SUCCESSOR" shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such party under this Agreement or to which, under such laws, such rights and obligations have been transferred;

         "TAX" shall be construed so as to include any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

         "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time;

         a "WHOLLY-OWNED SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company's or corporation's wholly-owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

         the "WINDING-UP", "DISSOLUTION" or "ADMINISTRATION" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3      CURRENCY SYMBOLS

         1.3.1 "CHF" and "SWISS FRANCS" denote lawful currency of Switzerland.


         1.3.2 "EURO" means the single currency of the European Union as constituted by the treaty on European Union and as referred to in EMU Legislation and "EURO UNIT" means the currency unit of the euro as defined in the EMU Legislation.

1.4      AGREEMENTS AND STATUTES Any reference in this Agreement to:

         1.4.1 this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

         1.4.2 a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted.

1.5      HEADINGS
         Clause and Schedule headings are for ease of reference only.

1.6      TIME
         Any reference in this Agreement to a time of day shall, unless a contrary indication appears, be a reference to London time.

1.7      THIRD PARTY RIGHTS
         A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

2.       THE FACILITIES

2.1      GRANT OF THE FACILITIES
         The Banks grant to the Borrowers, upon the terms and subject to the conditions hereof:

         2.1.1 a Swiss Franc term loan facility in an aggregate amount of CHF2,700,000,000; and

         2.1.2 a Swiss Franc revolving loan facility in an aggregate amount of CHF1,400,000,000 (such facility being convertible into the Term-Out Facility).

2.2      PURPOSE AND APPLICATION
         The Facilities are intended for the following purposes:

         2.2.1 the Original Term Facility is intended (a) to finance the acquisition by the Principal Borrower of that part of the Cablecom Business not acquired by NTL SPV Inc. and transferred to the Shareholder and the Principal Borrower pursuant to the Hivedown, (b) to refinance the existing indebtedness (other than Permitted Financial Indebtedness) of the Borrowers and
                  (c) to finance, in an amount of up to CHF30,000,000, working capital of the Borrowers;

         2.2.2 the Revolving Facility is intended to finance operating expenses, working capital and other capital expenditure of the Borrowers and for the Borrowers' general corporate financing requirements; and

         2.2.3 the Term-Out Facility is intended to refinance Revolving Advances outstanding on the Revolving Termination Date,

         and, accordingly, each Borrower shall apply all amounts raised by it hereunder in or towards satisfaction of the consideration for such acquisition, refinancings, operating expenses, working capital requirements, capital expenditure or (as the case may be) its general corporate financing requirements and none of the Finance Parties shall be obliged to concern themselves with such application.

2.3      CONDITIONS PRECEDENT
         Save as the Banks may otherwise agree, none of the Borrowers may deliver any Notice of Drawdown unless the Agent has confirmed to the Principal Borrower and the Banks that it has received all of the documents and other evidence listed in
         Schedule 3 (Conditions Precedent) and that each is, in form and substance, satisfactory to the Agent. The Agent shall notify the Principal Borrower and the Banks promptly upon being so satisfied.

2.4      BANKS' OBLIGATIONS SEVERAL
         The obligations of each Bank are several and the failure by a Bank to perform its obligations hereunder shall not affect the obligations of an Obligor towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder.

2.5      BANKS' RIGHTS SEVERAL
         The rights of each Bank are several and any debt arising hereunder at any time from an Obligor to any of the other parties hereto shall be a separate and independent debt. Each such party shall be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party (so that it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose).

3.       UTILISATION OF THE ORIGINAL TERM FACILITY

3.1      DRAWDOWN CONDITIONS FOR ORIGINAL TERM ADVANCES
         An Original Term Advance will be made by the Banks to a Borrower if:

         3.1.1 during the Notice Period, or such other period as the Agent (acting on the instructions of all of the Banks) may agree, the Agent has received a completed Notice of Drawdown from such Borrower;

         3.1.2 the proposed date for the making of such Original Term Advance is a Business Day within the Original Term Availability Period;

         3.1.3 the proposed amount of such Original Term Advance is (a) (if less than the Available Term Facility) an amount equal to or greater than CHF50,000,000 (or such lesser amount as the Principal Borrower and the Agent may agree in respect of an Original Term Advance to be utilised to refinance Existing Indebtedness) or (b) equal to the amount of the Available Term Facility;

         3.1.4 excluding Original Term Advances utilised to refinance Existing Indebtedness (the maximum number of which shall be agreed between the Principal Borrower and the Agent), there would not, immediately after the making of such Original Term Advance, be more than four Original Term Advances outstanding;

         3.1.5 neither of the events mentioned in sub-clauses 8.1.1 and 8.1.2 of Clause 8.1 (Market Disruption) shall have occurred; and

         3.1.6 on and as of the proposed date for the making of such Original Term Advance:

                  (a) in the case of Original Term Advances made on the Acquisition Date, (i) no Acquisition Event of Default or Acquisition Potential Event of Default is continuing and (ii) the Acquisition Repeated Representations are true in all material respects; or

                  (b) in all other cases, (i) no Event of Default or Potential Event of Default is continuing and (ii) the Repeated Representations are true in all material respects.

3.2      EACH BANK'S PARTICIPATION IN ORIGINAL TERM ADVANCES
         Each Bank will participate through its Facility Office in each Original Term Advance made pursuant to Clause 3.1 (Drawdown Conditions for Original Term Advances) in the proportion borne by its Available Term Commitment to the Available Term Facility immediately prior to the making of that Original Term Advance.

3.3      REDUCTION OF AVAILABLE TERM COMMITMENT
         If a Bank's Available Term Commitment is reduced in accordance with the terms hereof after the Agent has received the Notice of Drawdown for an Original Term Advance and such reduction was not taken into account in the Available Term Facility, then the amount of that Original Term Advance shall be reduced accordingly.

4.       INTEREST PERIODS FOR ORIGINAL TERM ADVANCES

4.1      ORIGINAL TERM ADVANCE INTEREST PERIODS
         The period for which an Original Term Advance is outstanding shall be divided into successive periods each of which (other than the first, which shall begin on the day such Original Term Advance is made) shall start on the last day of the preceding such period.

4.2      ORIGINAL TERM ADVANCE INTEREST PERIOD DURATION
         The duration of each Interest Period in respect of an Original Term Advance shall, save as otherwise provided herein, be one, two, three or six months or such other period as the Agent (acting on the instructions of all of the Banks) may agree, in each case as the Borrower to which such Original Term Advance is made may during the Notice Period, or such other period as the Agent may agree, by written notice to the Agent select (or, as the case may be, request and agree), PROVIDED THAT:

         4.2.1 if such Borrower fails to give such notice of its selection in relation to an Interest Period, the duration of that Interest Period shall, subject to subclauses 4.2.2 , 4.2.3 and 4.2.4, be three months;

         4.2.2 any Interest Period in respect of an Original Term Advance which begins at the same time as any other Interest Period in respect of an Original Term Advance borrowed by the same Borrower shall end at the same time as that other Interest Period;

         4.2.3 any Interest Period which would otherwise end during the month preceding, or extend beyond, an Original Term Repayment Date shall, if necessary to ensure that sufficient Original Term Advances mature on that Original Term Repayment Date to allow the relevant scheduled repayment of the Original Term Loan to be made, be of such duration that it shall end on that Original Term Repayment Date; and

         4.2.4 prior to the Syndication Date, Interest Periods shall be one month or, if less, such duration necessary to end on the Syndication Date or such other period as the Arrangers and the Principal Borrower may agree.

4.3      CONSOLIDATION OF ORIGINAL TERM ADVANCES
         If two Interest Periods relating to Original Term Advances end at the same time and such Original Term Advances have been made to the same Borrower then, on the last day of those Interest Periods, the Original Term Advances to which they relate shall be consolidated into and treated as a single Original Term Advance.

4.4      DIVISION OF ORIGINAL TERM ADVANCES
         The Borrower to which an Original Term Advance is made may, by not less than five Business Days' prior written notice to the Agent, direct that such Original Term Advance shall, at the beginning of any Interest Period relating thereto, be divided into (and thereafter, save as otherwise provided herein, treated in all respects as) two or more Original Term Advances in such amounts (in aggregate, equalling the amount of the Original Term Advance being so divided) as shall be specified by such Borrower in such notice, PROVIDED THAT such Borrower shall not be entitled to make such a direction if:

         4.4.1 as a result of so doing, there would, excluding Original Term Advances utilised to refinance Existing Indebtedness, be more than four outstanding Original Term Advances; or

         4.4.2 any Original Term Advance thereby coming into existence would be of an amount less than CHF50,000,000.

5.       PAYMENT AND CALCULATION OF INTEREST ON ORIGINAL TERM ADVANCES

5.1      PAYMENT OF INTEREST
         On the last day of each Interest Period of an Original Term Advance (and, if the duration of an Interest Period exceeds six months, on the expiry of each period of six months during such Interest Period) the Borrower to whom such Original Term Advance has been made shall pay accrued interest on such Original Term Advance.

5.2      CALCULATION OF INTEREST
         The rate of interest applicable to an Original Term Advance from time to time during an Interest Period relating thereto shall be the rate per annum which is the sum of:

         5.2.1    the Margin at such time;

         5.2.2    the Mandatory Cost Rate; and

         5.2.3    LIBOR.

5.3      MARGIN RATCHET
         From the date of this Agreement until the date 12 months after the Acquisition Date, the Margin will be 2.50 per cent. per annum. Thereafter, in accordance with the provisions of Clause 5.4 (Margin Changes) and subject to Clause 5.5 (Default Margin), the Margin shall be the percentage rate per annum determined by the ratio of Senior Debt to Annualised EBITDA in respect of the most recent Financial Quarter in accordance with the table set out below.

RATIO OF SENIOR DEBT TO ANNUALISED                        MARGIN
EBITDA                                                    (PER CENT. PER ANNUM)
----------------------------------                        ---------------------
Greater than 6.0:1                                        2.50
Equal to or less than 6.0:1 but greater than 5.0:1        2.00
Equal to or less than 5.0:1 but greater than 4.0:1        1.75
Equal to or less than 4.0:1 but greater than 3.0:1        1.25
Equal to or less than 3.0:1                               0.75


5.4      MARGIN CHANGES
         Any reduction or increase to the Margin provided for by Clause 5.3 (Margin Ratchet) shall take effect in relation to all existing Advances and future Advances, in each case with effect from the date the Agent receives the Principal Borrower's Compliance Certificate in accordance with Clause 20.4 (Compliance Certificates) for its most recent Financial Quarter. Any change in the Margin applicable to an existing Advance shall only relate to the remainder of the current Interest Period or Term of such an Advance.

5.5      DEFAULT MARGIN
         The Margin shall be 2.50 per cent. per annum from the date determined by the Agent (acting reasonably) (in writing) as being the date on which an Event of Default or Potential Event of Default has occurred or come into existence until the date specified by the Agent (in writing) as being the date on which it has been demonstrated to its satisfaction (acting reasonably) that such Event of Default or Potential Event of Default is no longer continuing. The Agent shall promptly notify the other parties hereto of any determination that an Event of Default or Potential Event of Default has occurred or exists or, as the case may be, that it has been demonstrated to its reasonable satisfaction that such is no longer continuing.

6.       UTILISATION OF THE REVOLVING FACILITY

6.1      DRAWDOWN CONDITIONS FOR REVOLVING ADVANCES

         A Revolving Advance will be made by the Banks to a Borrower if:

         6.1.1 the Available Term Facility is or will be, at the proposed date for the making of such Revolving Advance, zero;

         6.1.2 during the Notice Period the Agent has received a completed Notice of Drawdown from such Borrower;

         6.1.3 the proposed date for the making of such Revolving Advance is a Business Day falling one month or more before the Revolving Termination Date;

         6.1.4 the proposed date for the making of such Revolving Advance is not less than five Business Days after the date upon which the previous Revolving Advance (if any) was made;

         6.1.5 the proposed amount of such Revolving Advance is (a) if less than the Available Revolving Facility an amount equal to or greater than CHF50,000,000 or (b) equal to the amount of the Available Revolving Facility;

         6.1.6 there would not, immediately after the making of such Revolving Advance, be more than six Revolving Advances outstanding;

         6.1.7 (save in relation to a Rollover Advance) the Principal Borrower provides the Agent with a certificate signed by an Authorised Signatory of the Principal Borrower, confirming (and setting out the calculations enabling such a confirmation to be given) that:

                  (a) in respect of such a proposed Revolving Advance to be made before the consolidated financial statements of the Restricted Group for the Financial Quarter ended on 30 June 2000 have been delivered to the Agent, the ratio of Senior Debt of the Restricted Group to Annualised EBITDA of the Restricted Group will be no greater than 20.00:1 (where Senior Debt is calculated as at the Acquisition Date, immediately following the completion of the Acquisition and adjusted to take any outstanding Advances and the proposed Revolving Advance into account, and Annualised EBITDA is calculated in accordance with paragraph (a) of the definition thereof);

                  (b) in respect of a proposed Revolving Advance to be made after the consolidated financial statements of the Restricted Group for the Financial Quarter ended on 30 June 2000 have been delivered to the Agent, having adjusted the last consolidated financial statements of the Restricted Group delivered to the Agent pursuant to Clause 20.2 (Quarterly Statements) to take the proposed Revolving Advance into account, the ratio of Senior Debt of the Restricted Group to Annualised

                           EBITDA of the Restricted Group applicable at the immediately preceding Quarter Date (as specified in sub-clause 21.1.1 of Clause 21 (Financial Condition)) will continue to be satisfied;

                  (c) in respect of a proposed Revolving Advance to be made on or after 30 June 2001, having adjusted the Consolidated Finance Charges of the Restricted Group for the Relevant Period ended on the last Quarter Date to include the interest that would have been payable on the proposed Revolving Advance had it been outstanding throughout such a Relevant Period, the ratio of the Consolidated Finance Charges of the Restricted Group to EBITDA applicable at the immediately preceding Quarter Date (as specified in sub-clause 21.1.2 of Clause 21 (Financial Condition)) will continue to be satisfied; and

                  (d) in respect of such a Revolving Advance to be made on or after 31 March 2003, having made the adjustment to the Consolidated Finance Charges of the Restricted Group referred to in paragraph (c) above for the Relevant Period ended on the last Quarter Date, the ratio of Annualised EBITDA to Consolidated Pro Forma Debt Service applicable at the immediately preceding Quarter Date (as specified in sub-clause 21.1.3 of Clause 21 (Financial Condition)) will continue to be satisfied;

         6.1.8 the proposed Term of the Revolving Advance requested is a period of one, two, three or six months or such other period as the Agent (acting on the instructions of all of the Banks) may agree in each case ending on or before the Revolving Termination Date PROVIDED THAT prior to the Syndication Date only periods of one month (or, if less, such duration necessary to ensure that such Term shall end on the Syndication Date) or such other period specified by the Arrangers may be requested;

         6.1.9 (save in relation to a Rollover Advance) neither of the events mentioned in sub-clauses 8.1.1 and 8.1.2 of Clause 8.1
                  (Market Disruption) shall have occurred; and

         6.1.10 on and as of the proposed date for the making of such Revolving Advance:

                  (a) (save in relation to a Rollover Advance) no Event of Default or Potential Event of Default is continuing; and

                  (b) the Repeated Representations are true in all material respects.

6.2      EACH BANK'S PARTICIPATION IN REVOLVING ADVANCES
         Each Bank will participate through its Facility Office in each Revolving Advance made pursuant to this Clause 6 in the proportion borne by its Available Revolving Commitment to the Available Revolving Facility immediately prior to the making of that Revolving Advance.

6.3      REDUCTION OF AVAILABLE REVOLVING COMMITMENT
         If a Bank's Revolving Commitment is reduced in accordance with the terms hereof after the Agent has received the Notice of Drawdown for a Revolving Advance and such reduction was not taken into account in the Available Revolving Facility, then the amount of that Revolving Advance shall be reduced accordingly.

7.       PAYMENT AND CALCULATION OF INTEREST ON REVOLVING ADVANCES

7.1      PAYMENT OF INTEREST
         On the Repayment Date relating to each Revolving Advance and, if the Term of such Revolving Advance exceeds six months, on the expiry of each period of six months during such Term, the Borrower to whom such Revolving Advance has been made shall pay accrued interest on that Revolving Advance.

7.2      CALCULATION OF INTEREST
         The rate of interest applicable to a Revolving Advance from time to time during its Term shall be the rate per annum which is the sum of:

         7.2.1    the Margin at such time;

         7.2.2    the Mandatory Cost Rate; and

         7.2.3    LIBOR.

7.3      MARGIN
         The Margin for Revolving Advances shall be determined in accordance with Clause 5.3 (Margin Ratchet) to Clause 5.5 (Default Margin).

8.       MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

8.1      MARKET DISRUPTION
         If, in relation to any Advance:

         8.1.1 LIBOR is to be determined by reference to Reference Banks and at or about 11.00 a.m. on the Quotation Date for the relevant Interest Period or Term none or only one of the Reference Banks supplies a rate for the purpose of determining LIBOR for the relevant Interest Period or Term; or

         8.1.2 before the close of business in London on the Quotation Date for such Advance the Agent has been notified by a Bank or each of a group of Banks to whom in aggregate fifty per cent. or more of such Advance is owed (or, in the case of an undrawn Advance, if made, would be owed) that the LIBOR rate does not accurately reflect the cost of funding its participation in such Advance, then, the Agent shall notify the Principal Borrower, the relevant Borrower and the Banks of such event and, notwithstanding anything to the contrary in this Agreement, Clause 8.2 (Substitute Interest Period and Interest Rate) shall apply to such Advance (if it is a Term Advance which is already outstanding or a Rollover Advance). If sub-clause 8.1.1 or 8.1.2 applies to a proposed Advance (other than a Rollover Advance), such Advance shall not be made.

8.2      SUBSTITUTE INTEREST PERIOD AND INTEREST RATE
         If sub-clause 8.1.1 of Clause 8.1 (Market Disruption) applies to an Advance, the duration of the relevant Interest Period or Term shall be one month or, if less, such that it shall end on the next succeeding Original Term Repayment Date (in the case of an Original Term Advance), the next succeeding Term-Out Repayment Date (in the case of a Term-Out Advance) or the Revolving Termination Date (in the case of a Rollover Advance). If either sub-clause 8.1.1 or 8.1.2 of Clause 8.1 (Market Disruption) applies to an Advance, the rate of interest applicable to each Bank's portion of such Advance during the relevant Interest Period or Term shall (subject to any agreement reached pursuant to Clause 8.3 (Alternative Rate)) be the rate per annum which is the sum of:

         8.2.1    the Margin at such time;

         8.2.2    the Mandatory Cost Rate; and

         8.2.3 the rate per annum notified to the Agent by such Bank before the last day of such Interest Period or Term to be that which expresses as a percentage rate per annum the cost to such Bank of funding from whatever sources it may reasonably select its portion of such Advance during such Interest Period or Term.

8.3      ALTERNATIVE RATE
         If either of those events mentioned in sub-clauses 8.1.1 and 8.1.2 of Clause 8.1 (Market Disruption) occurs in relation to an Advance, then if the Agent or the Principal Borrower so requires, the Agent and the Principal Borrower shall enter into negotiations with a view to agreeing a substitute basis (i) for determining the rates of interest from time to time applicable to the Advances and/or (ii) upon which the Advances may be maintained (whether in Swiss Francs or some other currency) thereafter and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto, PROVIDED THAT the Agent may not agree any such substitute basis without the prior consent of each Bank (which is not to be unreasonably withheld).

9.       NOTIFICATION

9.1      ADVANCES
         The Agent shall, no later than the Notification Time before the first day of an Interest Period or Term (or, in respect of Original Term Advances to be made on the Acquisition Date, no later than the Acquisition Date) notify each Bank of:

         9.1.1 the Facility that is to be utilised and the name of the Borrower;

         9.1.2    the proposed amount of the relevant Advance;

         9.1.3    the proposed length of the relevant Interest Period or Term;
                  and

         9.1.4 the aggregate principal amount of the relevant Advance allocated to such Bank pursuant to Clause 3.2 (Each Bank's Participation in Original Term Advances), Clause 6.2 (Each Bank's Participation in Revolving Advances) or Clause 11.3 (Each Bank's Participation in Term-Out Advances).

9.2      INTEREST RATE DETERMINATION
         The Agent shall promptly notify the relevant Borrower and the Banks of each determination of LIBOR, the Mandatory Cost Rate and the Margin.

9.3      CHANGES TO ADVANCES OR INTEREST RATES
         The Agent shall promptly notify the relevant Borrower and the Banks of any change to (a) the proposed length of an Interest Period or Term or
         (b) any interest rate occasioned by the operation of Clause 8 (Market Disruption and Alternative Interest Rates).

10.      REPAYMENT OF THE ORIGINAL TERM FACILITY

10.1     ORIGINAL TERM LOAN REPAYMENT INSTALMENTS
         The Principal Borrower shall procure (and each Borrower which has drawn an Original Term Advance shall repay its share of the Original Term Loan in order to ensure) that the Original Term Loan is repaid in instalments on each Original Term Repayment Date set out in the table below. The amount to be repaid shall be equal to the percentage of the Original Term Loan as at the close of business in London on the last day of the Original Term Availability Period as set out in the table below.

ORIGINAL TERM                PERCENTAGE OF ORIGINAL       ORIGINAL TERM           PERCENTAGE OF ORIGINAL
REPAYMENT DATE               TERM LOAN (%)                REPAYMENT DATE          TERM LOAN (%)
--------------               ----------------------       ---------------         ----------------------
31 March 2004                1.0                          30 September 2007       4.5
30 June 2004                 1.0                          31 December 2007        4.5
30 September 2004            1.0                          31 March 2008           5.5
31 December 2004             1.0                          30 June 2008            5.5
31 March 2005                1.75                         30 September 2008       5.5
30 June 2005                 1.75                         31 December 2008        5.5
30 September 2005            1.75                         31 March 2009           6.25
31 December 2005             1.75                         30 June 2009            6.25
31 March 2006                3.75                         30 September 2009       6.25
30 June 2006                 3.75                         31 December 2009        6.25
30 September 2006            3.75                         31 March 2010           9.0
31 December 2006             3.75
31 March 2007                4.5
30 June 2007                 4.5                          Total                   100%


10.2     SELECTION OF ORIGINAL TERM ADVANCES
         If, in relation to an Original Term Repayment Date, the aggregate amount of the Original Term Advances exceeds the amount of the Original Term Loan to be repaid, the Principal Borrower (on its own behalf and on behalf of each other Borrower to whom an Original Term Advance has been made) may, by not less than three Business

         Days' prior notice to the Agent, select which of those Original Term Advances will be wholly or partially repaid, PROVIDED THAT:

         10.2.1 the Principal Borrower may not make any such selection if, as a result, more than one such Original Term Advance would fall to be partially repaid; and

         10.2.2 if the Principal Borrower fails to give such notice, the Agent shall select the Original Term Advances to be wholly or partially repaid

11.      REPAYMENT OF THE REVOLVING FACILITY AND TERM-OUT OPTION

11.1     REPAYMENT OF REVOLVING ADVANCES
         Each Borrower to which a Revolving Advance has been made shall repay the Revolving Advance made to it in full on the Repayment Date relating thereto.

11.2     CONVERSION OF REVOLVING ADVANCES
         Each Revolving Advance which is not repaid on the Revolving Termination Date shall automatically be converted into a Term-Out Advance under the Term-Out Facility repayable in accordance with Clause 11.10 (Term-Out Loan Repayment Instalments). On the Revolving Termination Date the Available Revolving Commitment of each Bank shall be cancelled and reduced to zero.

11.3     EACH BANK'S PARTICIPATION IN TERM-OUT ADVANCES
         Each Bank will participate through its Facility Office in each Term-Out Advance in an amount equal to its participation in the Revolving Advance(s) so converted.

11.4     TERM-OUT ADVANCE INTEREST PERIODS
         The period for which a Term-Out Advance is outstanding shall be divided into successive periods each of which (other than the first, which shall begin on the Revolving Termination Date) shall start on the last day of the preceding such period.

11.5     TERM-OUT ADVANCE INTEREST PERIOD DURATION
         The duration of each Interest Period in respect of a Term-Out Advance shall, save as otherwise provided herein, be one, two, three or six months or such other period as the Agent (acting on the instructions of all of the Banks) may agree, in each case as the Borrower to which such Term-Out Advance is made may during the Notice Period by written notice to the Agent select (or, as the case may be, request and agree) PROVIDED THAT:

         11.5.1 if such Borrower fails to give such notice of its selection in relation to an Interest Period, the duration of that Interest Period shall, subject to subclauses 11.5.2 and 11.5.3, be three months;

         11.5.2 any Interest Period which begins at the same time as any other Interest Period and relates to a Term-Out Advance borrowed by the same Borrower shall end at the same time as that other Interest Period; and

         11.5.3 any Interest Period which would otherwise end during the month preceding, or extend beyond, a Term-Out Repayment Date shall, if necessary to ensure that sufficient Term-Out Advances mature on that Term-Out Repayment Date to allow the relevant scheduled repayment of the Term-Out Loan to be made, be of such duration that it shall end on that Term-Out Repayment Date.

11.6     CONSOLIDATION OF TERM-OUT ADVANCES
         If two or more Interest Periods relating to Term-Out Advances end at the same time and are made to the same Borrower, then, on the last day of those Interest Periods, the Term-Out Advances to which they relate shall be consolidated into and treated as a single Term-Out Advance.

11.7     DIVISION OF TERM-OUT ADVANCES
         The Borrower to which a Term-Out Advance is made may, by not less than three Business Day's prior notice to the Agent, direct that such Term-Out Advance shall, at the beginning of any Interest Period relating thereto, be divided into (and thereafter, save as otherwise provided herein, treated in all respects as) two or more Term-Out Advances in such amounts (in aggregate, equalling the amount of the Term-Out Advance being so divided) as shall be specified by such Borrower in such notice, PROVIDED THAT such Borrower shall not be entitled to make such a direction if:

         11.7.1 as a result of so doing, there would be more than six outstanding Term-Out Advances; or

         11.7.2 any Term-Out Advance thereby coming into existence would be of an amount of less than CHF50,000,000.

11.8     PAYMENT OF INTEREST
         On the last day of each Interest Period of a Term-Out Advance (and, if the duration of an Interest Period exceeds six months, on the expiry of each period of six months during such Interest Period) the Borrower to whom such Term-Out Advance has been made shall pay accrued interest on such Term-Out Advance.

11.9     CALCULATION OF INTEREST
         The rate of interest applicable to a Term-Out Advance from time to time during an Interest Period relating thereto shall be the rate per annum which is the sum of:

         11.9.1   the Margin at such time;

         11.9.2   the Mandatory Cost Rate; and

         11.9.3   LIBOR.

         The Margin for Term-Out Advances shall be determined in accordance with Clause 5.3 (Margin Ratchet) to Clause 5.5 (Default Margin).

11.10    TERM-OUT LOAN REPAYMENT INSTALMENTS
         The Principal Borrower shall procure (and each Borrower which has drawn a Term-Out Advance shall repay its share of the Term-Out Loan in order to ensure) that the Term-Out Loan is repaid in instalments on each Term-Out Repayment Date set out in the table below. The amount to be repaid shall be equal to the percentage of the Term-

         Out Loan as at the close of business in London on the Revolving Termination Date as set out in the table below.

TERM-OUT REPAYMENT             PERCENTAGE OF TERM-OUT      TERM-OUT REPAYMENT      PERCENTAGE OF TERM-OUT
DATE                           LOAN (%)                    DATE                    LOAN (%)
------------------             ----------------------      ------------------      ----------------------
31 March 2004                  1.0                         30 September 2007       4.5
30 June 2004                   1.0                         31 December 2007        4.5
30 September 2004              1.0                         31 March 2008           5.5
31 December 2004               1.0                         30 June 2008            5.5
31 March 2005                  1.75                        30 September 2008       5.5
30 June 2005                   1.75                        31 December 2008        5.5
30 September 2005              1.75                        31 March 2009           6.25
31 December 2005               1.75                        30 June 2009            6.25
31 March 2006                  3.75                        30 September 2009       6.25
30 June 2006                   3.75                        31 December 2009        6.25
30 September 2006              3.75                        31 March 2010           9.0
31 December 2006               3.75
31 March 2007                  4.5
30 June 2007                   4.5                         Total                   100%


11.11    SELECTION OF TERM-OUT ADVANCES
         If, in relation to a Term-Out Repayment Date, the aggregate amount of the Term-Out Advances exceeds the amount of the Term-Out Loan to be repaid, the Principal Borrower (on its own behalf and on behalf of each other Borrower to whom a Term-Out Advance has been made) may, by not less than three Business Days' prior notice to the Agent, select which of those Term-Out Advances will be wholly or partially repaid, provided that:

         11.11.1 the Principal Borrower may not make any such selection if, as a result, more than one such Term-Out Advance would fall to be partially repaid; and

         11.11.2 if the Principal Borrower fails to give such notice, the Agent shall select the Term-Out Advance to be wholly or partially repaid.

12.      CANCELLATION AND PREPAYMENT

12.1     CANCELLATION OF THE ORIGINAL TERM FACILITY
         The Principal Borrower may, by giving to the Agent not less than five Business Days' prior written notice to that effect, cancel the whole or any part (being an amount equal to or greater than CHF50,000,000) of the Available Term Facility. Any such cancellation shall reduce the Term Commitments of the Banks rateably.

12.2     PREPAYMENT OF THE ORIGINAL TERM LOAN
         Subject to the provisions of Clause 27.4 (Break Costs), the Borrower to which an Original Term Advance has been made may, if it has given to the Agent not less than five Business Days' prior written notice to that effect, prepay the whole of any Original Term Advance or any part of any Original Term Advance (being an amount equal to or greater than CHF50,000,000) at any time after the last day of the Original Term Availability Period. Any prepayment so made after the last day of the Original Term Availability Period shall reduce pro rata the remaining Original Term Loan repayment instalments the Borrowers are obliged to make in accordance with Clause
         10.1 (Original Term Loan Repayment Instalments).

12.3     PREPAYMENT OF THE TERM-OUT LOAN
         Subject to the provisions of Clause 27.4 (Break Costs), the Borrower to which a Term-Out Advance has been made may, if it has given to the Agent not less than five Business Days' prior written notice to that effect, prepay the whole of any Term-Out Advance or any part of any Term-Out Advance (being an amount equal to or greater than CHF50,000,000). Any prepayment so made shall reduce pro rata the remaining Term-Out Loan repayment instalments the Borrowers are obliged to make in accordance with Clause 11.10 (Term-Out Loan Repayment Instalments).

12.4     CANCELLATION OF THE REVOLVING FACILITY
         The Principal Borrower may, by giving to the Agent not less than five Business Days' prior written notice to that effect, cancel the whole or any part (being an amount equal to or greater than CHF50,000,000) of the Available Revolving Facility. Any such cancellation shall reduce the Available Revolving Commitment and the Revolving Commitment of each Bank rateably.

12.5     PREPAYMENT OF THE REVOLVING LOAN
         Subject to the provisions of Clause 27.4 (Break Costs), the Borrower to which a Revolving Advance has been made may, by giving to the Agent not less than five Business Days prior written notice to that effect, prepay the whole or any part of a Revolving Advance (being an amount such that such Revolving Advance will be reduced by an amount equal to or greater than CHF50,000,000).

12.6     NOTICE OF CANCELLATION OR PREPAYMENT
         Any notice of cancellation or prepayment given by a Borrower pursuant to this Clause 12 shall be irrevocable, shall specify the date upon which such cancellation or prepayment is to be made and the amount of such cancellation or prepayment and, in the case of a notice of prepayment, shall oblige the relevant Borrower to make such prepayment on such date.

12.7     REPAYMENT OF A BANK'S SHARE OF THE LOAN
         If:

         12.7.1 any sum payable to any Bank by an Obligor is required to be increased pursuant to Clause 14.1 (Tax Gross-up); or

         12.7.2   any Bank claims indemnification from the Obligors under Clause
                  14.2 (Tax Indemnity), the Agent claims indemnification from the Obligors under Clause 14.2 (Tax Indemnity) in respect of payment received by it and paid by it to a Bank under the Finance Documents or any Bank claims indemnification from the Principal Borrower under Clause 16.1 (Increased Costs); or

         12.7.3 any Bank gives notice to the Principal Borrower in accordance with the provisions of Clause 14.6 (Bank Notification), the Principal Borrower may, whilst such circumstance continues, give the Agent at least five Business Days' prior written notice (which notice shall be irrevocable) of its intention to procure the repayment of such Bank's share of the Loan. On the last day of each then current Interest Period or Term, or at any other time subject to the provisions of Clause 27.4 (Break Costs), each Borrower to which an Advance has been made shall repay such Bank's portion of the Advance to which such Interest Period or Term relates. Any repayment of an Original Term Advance so made after the last day of the Original Term Availability Period shall reduce pro rata the remaining obligations under Clause
         10.1 (Original Term Loan Repayment Instalments). Any repayment of a Term-Out Advance shall reduce pro rata the remaining obligations under Clause 11.10 (Term-Out Loan Repayment Instalments).

12.8     NO FURTHER ADVANCES
         A Bank for whose account a repayment is to be made under Clause 12.7 (Repayment of a Bank's Share of the Loan) shall not be obliged to participate in the making of Advances on or after the date upon which the Agent receives the Principal Borrower's notice of its intention to procure the repayment of such Bank's share of the Loan, and such Bank's Available Term Commitment and Available Revolving Commitment shall be reduced to zero.

12.9     NO OTHER REPAYMENTS
         The Borrowers shall not repay all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement.

12.10    NO REBORROWING OF THE TERM FACILITIES
         None of the Borrowers shall be entitled to reborrow any amount of a Term Facility which is repaid.

13.      MANDATORY PREPAYMENT

13.1     MANDATORY PREPAYMENT FROM EXCESS CASH FLOW
         The Principal Borrower shall ensure that, within ten Business Days of delivery of the most recent annual consolidated financial statements of the Restricted Group pursuant to Clause 20.1 (Annual Statements) (and commencing with the financial statements delivered in respect of the financial year ended 31 December 2003), 50 per cent. of Excess Cash Flow for the financial year to which such financial statements relate is paid to the Agent and applied in repayment of the Loan in accordance with Clause 13.5 (Application of Proceeds), unless the ratio of Senior Debt to EBITDA for that financial year is less than 3.0:1.

13.2     MANDATORY PREPAYMENT FROM ASSET DISPOSALS
         The Principal Borrower shall ensure that the net proceeds of any disposal of any asset by any member of the Restricted Group, where such a disposal falls within paragraph (f)(A) of the definition of "Permitted Disposals", are paid to the Agent and applied in repayment of the Loan in accordance with Clause 13.5 (Application of Proceeds) unless the Principal Borrower can show to the satisfaction of the Agent (acting reasonably) that:

         13.2.1 such disposal was on arms' length terms and the net proceeds are to be reinvested in similar assets of a comparable or superior quality located in Switzerland or applied towards the Restricted Group's capital expenditure within a period of 365 days from the date of receipt of such net disposal proceeds by the relevant member of the Restricted Group; or

         13.2.2 such net disposal proceeds, when aggregated with the net disposal proceeds received by members of the Restricted Group in respect of disposals falling within paragraph f(A) of the definition of "Permitted Disposals" made in the immediately preceding twelve month period (other than (i) disposals in respect of which the net proceeds have been or are to be applied in repayment of the Loan in accordance with Clause
                  13.5 (Application of Proceeds) or of which the net proceeds have otherwise been applied in repayment of the Loan in accordance with this Agreement and (ii) disposals in respect of which the net proceeds have been applied or are to be applied in accordance with subclause 13.2.1), do not exceed CHF15,000,000 or its equivalent.

         The Principal Borrower shall procure that, where the aggregate of the net proceeds from disposals falling within sub-clause 13.2.1 exceed CHF15,000,000, the net proceeds in excess thereof are deposited in the Escrow Account. The member of the Restricted Group that disposed of the relevant assets shall be entitled, during the 365 day period commencing with the receipt of such proceeds of disposal into the Escrow Account, to withdraw sums from the Escrow Account only to the extent that it is reasonably able to demonstrate that such sums will be reinvested or applied in accordance with the provisions of sub-clause 13.2.1. Any sums not so withdrawn during such 365 day period shall thereafter be paid to the Agent and applied in repayment of the Loan in accordance with Clause 13.5 (Application of Proceeds).

13.3     MANDATORY PREPAYMENT FROM ACQUISITION RECOVERY PROCEEDS
         The Principal Borrower and Shareholder shall ensure that Acquisition Recovery Proceeds received by the Shareholder or any member of the Restricted Group, above an aggregate minimum threshold of Acquisition Recovery Proceeds of CHF20,000,000 (the "MINIMUM THRESHOLD"), are paid to the Agent and applied in repayment of the Loan in accordance with Clause 13.5 (Application of Proceeds) unless the Principal Borrower can show to the satisfaction of the Agent (acting reasonably) that:

         13.3.1 the first CHF130,000,000 aggregate amount of Acquisition Recovery Proceeds received above the Minimum Threshold have been, or will promptly upon receipt be, deposited in the Escrow Account in accordance with the provisions of Clause
                  13.4 (Payment of Acquisition Recovery Proceeds into Escrow Account); and

         13.3.2   all Acquisition Recovery Proceeds falling within sub-clause
                  13.3.1 are to be applied towards an Acquisition Remedy within a period of 365 days from the date of receipt of such Acquisition Recovery Proceeds by the Shareholder or the relevant member of the Restricted Group.

         Any Acquisition Recovery Proceeds received above the first CHF150,000,000 aggregate amount of Acquisition Recovery Proceeds shall be paid to the Agent and applied in repayment of the Loan in accordance with Clause 13.5 (Application of Proceeds).

13.4     PAYMENT OF ACQUISITION RECOVERY PROCEEDS INTO ESCROW ACCOUNT
         The Principal Borrower and Shareholder shall ensure that any Acquisition Recovery Proceeds to be applied towards an Acquisition Remedy in accordance with sub-clause 13.3.2 of Clause 13.3 (Mandatory Prepayment from Acquisition Recovery Proceeds) are deposited in the Escrow Account. The Shareholder or the relevant member of the Restricted Group that received the Acquisition Recovery Proceeds shall be entitled, during the aforementioned 365 day period, to withdraw sums from the Escrow Account only to the extent that it is reasonably able to demonstrate that such sums will be applied towards an Acquisition Remedy. Any sums not so withdrawn during such 365 day period shall thereafter be paid to the Agent and applied in repayment of the Loan in accordance with Clause 13.5 (Application of Proceeds).

13.5     APPLICATION OF PROCEEDS
         13.5.1 Any amounts paid to the Agent in accordance with Clause 13.1 (Mandatory Prepayment from Excess Cash Flow) to Clause 13.4 (Payment of Acquisition Recovery Proceeds into Escrow Account) shall be retained in the Escrow Account for application on one or more Repayment Dates or the last day of Interest Periods in respect of Original Term Advances or Term-Out Advances, as the case may be, until such time as such amounts have been applied in full in repayment of the Loan in accordance with this Clause 13.5.

         13.5.2 Subject to sub-clause 13.5.3 below, any amounts paid to the Agent in accordance with Clause 13.1 (Mandatory Prepayment from Excess Cash Flow) to Clause 13.4 (Payment of Acquisition Recovery Proceeds into Escrow Account) shall, on the dates indicated in sub-clause 13.5.1 above, be applied as follows:

                  (a) prior to the Revolving Termination Date, (i) first, in prepayment of the Original Term Loan (satisfying pro rata the obligations under Clause 10.1 (Original Term Loan Repayment Instalments)) and, if such a prepayment is made prior to the last day of the Original Term Availability Period, together with a corresponding cancellation of the Available Term Facility, (ii) secondly, in prepayment of the Revolving Loan (and a corresponding cancellation of the Available Revolving Facility), in an amount equal to the balance not applied in accordance with (i) above and (iii) thirdly, if any excess remains thereafter, in payment of such excess to the relevant member of the Group and in cancellation of the remaining Available Revolving Facility by an equal amount, in each case in accordance with the provisions of Clause 12 (Cancellation and Prepayment); and

                  (b) after the Revolving Termination Date, (i) first, in prepayment of the Original Term Loan (satisfying pro rata the obligations under Clause 10.1 (Original Term Loan Repayment Instalments)), (ii) secondly, in prepayment of the Term-Out Loan (satisfying pro rata the obligations under Clause 11.10 (Term-Out Loan Repayment Instalments)) and (iii) thirdly, if any excess remains thereafter, in payment of such excess to the relevant member of the Group.

         13.5.3 If the application of such amounts received by the Agent would at any time amount to an unlawful distribution by a member of the Restricted Group to its shareholders and such amounts cannot otherwise be lent by the member of the Restricted Group entitled to such amounts to sufficient Borrowers to allow the requirements of this Clause 13 to be satisfied, then the Agent will retain any monies which cannot be applied in accordance with this Clause 13 in the Escrow Account until such time that those monies can be so applied or all amounts outstanding under the Finance Documents have been repaid in full.

13.6     MANDATORY PREPAYMENT DUE TO CHANGE IN CONTROL
13.6.1 If any person, or group of persons acting in concert, which does not at the date hereof have control of the Parent or, after the acquisition of the Parent by NTL Holdings Inc., of NTL Holdings Inc. acquires control of the Parent or, after the aforementioned acquisition, of NTL Holdings
         Inc.:

                  (a) the Principal Borrower shall give notice of that event to the Agent promptly upon becoming aware thereof;

                  (b) if the Agent (acting on the instructions of an Instructing Group) gives notice to such effect, the Available Term Commitment (if any) and the Available Revolving Commitment (if any) of each Bank shall immediately be cancelled and reduced to zero; and

                  (c) if the Agent (acting on the instructions of an Instructing Group) gives notice to such effect, the Loan shall become immediately due and payable and shall be repaid by the relevant Borrowers together with accrued interest and all other amounts payable by the Borrowers under the Finance Documents within seven days of the date of such notice.

         13.6.2   For the purpose of this Clause 13.6:

                  "CONTROL" means:

                  (a) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

                           (i) cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Parent or, as the case may be, NTL Holdings Inc.; or

                           (ii) appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent or, as the case may be, NTL Holdings Inc.; or

                           (iii)    give directions with respect to the
                                    operating and financial policies of the
                                    Parent or, as the case may be, NTL Holdings
                                    Inc. which the directors or other equivalent officers of the Parent or, as the case may be, NTL Holdings Inc. are obliged to comply with; or

                  (b) the holding of more than one-half of the issued share capital of the Parent or, as the case may be, NTL Holdings Inc. (excluding any part of that issued share capital that carries no voting rights or right to participate beyond a specified amount in a distribution of either profits or capital).

                  "ACTING IN CONCERT" means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in the Parent or NTL Holdings Inc., to obtain or consolidate control of the Parent or, as the case may be, NTL Holdings Inc.

         13.6.3 This Clause 13.6 will not apply, and the Available Commitments will not be cancelled and the Loan will not become due and payable, in the event that France Telecom S.A. or any of its affiliates acquires control of either the Parent or, after the acquisition of the Parent by NTL Holdings Inc., of NTL Holdings Inc.

14.      TAXES

14.1     TAX GROSS-UP
         All payments to be made by an Obligor to any Bank under the Finance Documents shall be made free and clear of and without deduction for or on account of tax unless such Obligor is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by such Obligor (in respect of which such deduction or withholding is required to be made) shall, subject to Clause 24.10 (Swiss Withholding Tax) and Clause 14.5 (Excluded Claims), be increased to the extent necessary to ensure that such Bank receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

14.2     TAX INDEMNITY
         Without prejudice to Clause 14.1 (Tax Gross-up) but subject to Clause
         24.10 (Swiss Withholding Tax), if the Agent or (as a result of the introduction of, or change in or in the interpretation, administration or application of, any law or regulation or order or governmental rule or double taxation agreement or any published practice or concession of any relevant taxing authority after the date hereof) an Obligor or any Bank (a) is required to make any payment of or on account of tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of tax to be received or receivable by the Agent or such Bank whether or not actually received or receivable) or
         (b) has any liability in respect of any such payment asserted, imposed, levied or assessed against it, the Obligors (jointly and severally) shall, within five Business Days of demand by the Agent, promptly indemnify the Agent or Bank which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, PROVIDED THAT this Clause 14.2 shall not apply to:

         14.2.1 any tax imposed on and calculated by reference to the net income, profits or gains actually received or receivable by the Agent or such Bank (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by the Agent or such Bank but not actually receivable) by the jurisdiction in which the Agent or such Bank is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Agent or such Bank is treated as resident for tax purposes; or

         14.2.2 any tax imposed on and calculated by reference to the net income, profits or gains of the Facility Office of the Agent or such Bank actually received or receivable by the Agent or such Bank (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by the Agent or such Bank but not actually receivable) by the jurisdiction in which its Facility Office is located; or

         14.2.3 any tax imposed on the Agent, as a result of the failure by a Bank to satisfy on the due date of a payment of interest either of the conditions set out in subclauses 14.3.1 and
                  14.3.2 of Clause 14.3 (Banks' Tax Status Confirmation); or

         14.2.4 any tax imposed on a Bank which would not have arisen but for a payment by such Bank, with reference to this Agreement and in respect of sums received or receivable under the Finance Documents.

14.3     BANKS' TAX STATUS CONFIRMATION
         Each Bank confirms in favour of the Agent (on the date hereof or, in the case of a Bank which becomes a party hereto pursuant to a transfer or assignment, on the date on which the relevant transfer or assignment becomes effective) that either:

         14.3.1 it is not resident for tax purposes in the United Kingdom and is beneficially entitled to its share of the Loan and the interest thereon; or

         14.3.2 it is a bank as defined for the purposes of Section 349 of the Income and Corporation Taxes Act 1988 and is beneficially entitled to its share of the Loan and the interest thereon,

         and each Bank shall promptly notify the Agent if there is any change in its position from that set out above.

14.4     CLAIMS BY BANKS AND THE AGENT
         A Bank intending to make a claim pursuant to Clause 14.2 (Tax Indemnity) shall notify the Agent of the event giving rise to the claim, whereupon the Agent shall notify the Principal Borrower and the other Borrowers thereof. If the Agent intends to make a claim pursuant to Clause 14.2 (Tax Indemnity) it shall notify the Principal Borrower and the other Borrowers of the event giving rise to the claim.

14.5     EXCLUDED CLAIMS
         If any Bank is not or ceases to be a Qualifying Lender, no Obligor shall be liable to pay to that Bank under Clause 14.1 (Tax Gross-Up) any amount in respect of taxes levied or imposed in excess of the amount it would have been obliged to pay if that Bank had been or had not ceased to be a Qualifying Lender PROVIDED THAT this Clause 14.5 shall not apply (and each Obligor shall be obliged to comply with its obligations under Clause 14.1 (Tax Gross-Up)) if:

         14.5.1 after the date hereof, there shall have been any introduction of, or change in or in the interpretation, administration or application of, any law or regulation or order or governmental rule or double taxation agreement or any published practice or concession of any relevant taxing authority and as a result thereof such Bank ceases to be a Qualifying Lender; or

         14.5.2 such Bank is not or ceases to be a Qualifying Lender as a result of the actions of or omission to act by any Obligor; or

         14.5.3 the relevant Obligor would be required to make a deduction or withholding in respect of tax irrespective of whether the Bank is or is not a Qualifying Lender.

14.6     BANK NOTIFICATION
         Each Bank (other than a Bank which became a Bank in accordance with sub-clause 34.7.2 of Clause 34.7 (Qualifying Lenders)) shall, as soon as reasonably practicable after becoming aware that it will cease to be a Qualifying Lender, other than in the circumstances contemplated by Clauses 14.5.1 or 14.5.2 of Clause 14.5 (Excluded Claims) or if the circumstances contemplated by Clause 14.5.3 of Clause 14.5 (Excluded Claims) apply, notify the Principal Borrower thereof. If a Bank gives notice in accordance with this Clause 14.6 and at any time thereafter while the relevant circumstances are continuing the Principal Borrower notifies it (in writing) that it has identified a financial institution acceptable to it and willing to participate in the Facilities, then such Bank shall (as requested in such notice) transfer all of its rights, benefits and obligations under the Finance Documents to such financial institution PROVIDED THAT, save in the case of a Bank which will cease to be a Qualifying Lender as a result of a decision by such Bank or any holding company thereof (or any deliberate omission which has the same consequence) to cease to carry on the business it carries on and in respect of which it is a Qualifying Lender, the Principal Borrower shall reimburse such Bank for all reasonable costs and expenses incurred in connection with such transfer (including any costs payable under Clause 27.4 (Break Costs)), other than any minor costs and expenses of an administrative nature.

15.      TAX RECEIPTS


15.1     NOTIFICATION OF REQUIREMENT TO DEDUCT TAX

         If, at any time, an Obligor is required by law to make any deduction or withholding from any sum payable by it under the Finance Documents (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), the Principal Borrower and the Bank to which sum is payable shall promptly upon becoming aware of such a requirement notify the Agent accordingly. If the Agent receives such a notification from a Bank it shall notify the Principal Borrower and the relevant Obligor.

15.2     EVIDENCE OF PAYMENT OF TAX

         If an Obligor makes any payment under the Finance Documents in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall request and, within thirty days of it receiving the same, deliver to the Agent for each Bank an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.

15.3     TAX CREDIT PAYMENT

         If an additional payment is made under Clause 14 (Taxes) by an Obligor for the benefit of the Agent or any Bank and the Agent or such Bank, in its sole discretion, determines that it has obtained (and has derived full use and benefit from) a credit against, a relief or remission for, or repayment of, any tax, then, if and to the extent that the Agent or such Bank, in its sole opinion, determines that:

         15.3.1 such credit, relief, remission or repayment is in respect of, calculated with reference to or otherwise relates to the additional payment made pursuant to Clause 14 (Taxes); and

         15.3.2 its tax affairs for its tax year in respect of which such credit, relief, remission or repayment was obtained have been finally settled,

         the Agent or such Bank shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to such Obligor such amount as the Agent or such Bank shall, in its sole opinion, determine to be the amount which will leave the Agent or such Bank (after such payment) in no worse after-tax position than it would have been in had the additional payment in question not been required to be made by such Obligor.

15.4     TAX CREDIT CLAWBACK

         If the Agent or any Bank makes any payment to an Obligor pursuant to Clause 15.3 (Tax Credit Payment) and the Agent or such Bank subsequently determines in its sole opinion that the credit, relief, remission or repayment in respect of which such payment was made was not available or has been withdrawn or that it was unable to use such credit, relief, remission or repayment in full, such Obligor shall reimburse the Agent or such Bank such amount as the Agent or such Bank determines in its sole opinion is necessary to place it in the same after-tax position as it would have been in if such credit, relief, remission or repayment had been obtained and fully used and retained by the Agent or such Bank.

15.5     TAX AND OTHER AFFAIRS

         No provision of this Agreement shall interfere with the right of any Finance Party to arrange its tax or any other affairs in whatever manner it thinks fit, oblige any Finance Party to claim any credit, relief, remission or repayment in respect of any payment under Clause 14 (Taxes) in priority to any other credit, relief, remission or repayment available to it nor oblige any Finance Party to disclose any information relating to its tax or other affairs or any computations in respect thereof.

16.      INCREASED COSTS

16.1     INCREASED COSTS

         If, by reason of the occurrence, in each case after the date hereof, of
         (a) any change in law or in its interpretation or administration and/or
         (b) compliance with any such new law or with any request or requirement relating to the maintenance of capital or any other request from or requirement of any central bank or other fiscal, monetary or other authority (in each case, where a request or requirement that does not have the force of law is a request or requirement with which financial institutions subject to such request or requirement are generally accustomed to comply):

         16.1.1 a Bank or any holding company of such Bank is unable to obtain the rate of return on its capital which it would have been able to obtain but for such Bank's entering into or assuming or maintaining a commitment or performing its obligations under the Finance Documents;

         16.1.2 a Bank or any holding company of such Bank incurs a cost as a result of such Bank's entering into or assuming or maintaining a commitment or performing its obligations under the Finance Documents; or

         16.1.3 there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining such Bank's share of the Advances or any Unpaid Sum,

         then the Principal Borrower shall, within three Business Days of a demand of the Agent, pay to the Agent for the account of that Bank amounts sufficient to indemnify that Bank or to enable that Bank to indemnify its holding company from and against, as the case may be, (i) such reduction in the rate of return on capital, (ii) such cost or
         (iii) such increased cost.

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



16.2     INCREASED COSTS CLAIMS

         A Bank intending to make a claim pursuant to Clause 16.1 (Increased Costs) shall notify the Agent of the event giving rise to such claim, whereupon the Agent shall notify the Principal Borrower thereof.

16.3     EXCLUSIONS

         Notwithstanding the foregoing provisions of this Clause 16, no Bank shall be entitled to make any claim under this Clause 16 in respect of any reduction in the rate of return on its capital, cost, increased cost or liability:

         16.3.1 attributable to a deduction or withholding for or on account of tax from a payment under a Finance Document required by law to be made by an Obligor and compensated for pursuant to the provisions of Clause 14.1 (Tax Gross-Up) (or would have been compensated for under Clause 14.1 (Tax Gross-Up) but was not so compensated solely because of Clause 14.5 (Excluded Claims) or Clause 24.10 (Swiss Withholding Tax));

         16.3.2 compensated by Clause 14.2 (Tax Indemnity) (or would have been compensated for under Clause 14.2 (Tax Indemnity) but was not so compensated solely because of one of the exclusions set out in sub-clauses 14.2.1 to 14.2.4 of Clause 14.2 (Tax Indemnity) or Clause 24.10 (Swiss Withholding Tax));

         16.3.3   compensated by the Mandatory Cost Rate; or


         16.3.4 attributable to the wilful breach by the relevant Finance Party or its affiliates of any law or regulation.



17.      ILLEGALITY

         If, at any time, it is or will become unlawful for a Bank to make, fund or allow to remain outstanding all or part of its share of the Advances, then that Bank shall, promptly after becoming aware of the same, deliver to the Principal Borrower through the Agent a notice to that effect and:

         17.1.1 such Bank shall not thereafter be obliged to participate in the making of any Advances and the amount of its Available Term Commitment (if any) and Available Revolving Commitment (if any) shall be immediately reduced to zero;

         17.1.2 if the Agent on behalf of such Bank so requires, each Borrower which has drawn an Advance shall on the last day of the current Interest Period or, as the case may be, Term of each Advance or, if earlier, on the date specified by such Bank (being no earlier than the last day of any applicable grace period permitted by law) repay such Bank's share of any outstanding Advances together with accrued interest thereon and all other amounts owing to such Bank under the Finance Documents; and

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



         17.1.3 any repayment of Original Term Advances so made after the last day of the Original Term Availability Period shall reduce rateably the remaining obligations under Clause 10.1 (Original Term Loan Repayment Instalments) and any repayment of Term-Out Advances shall reduce rateably the remaining obligations under Clause 11.10 (Term-Out Loan Repayment Instalments).

18.      MITIGATION

         If any Bank gives notice to the Principal Borrower under Clause 14.6 (Bank Notification) or if, in respect of any Bank, circumstances arise which would or would upon the giving of notice result in:

         18.1.1 an increase in any sum payable to it or for its account pursuant to Clause 14.1 (Tax Gross-up);

         18.1.2 a claim for indemnification pursuant to Clause 14.2 (Tax Indemnity) or Clause 16.1 (Increased Costs); or

         18.1.3 the reduction of its Available Commitment to zero or any repayment being required to be made pursuant to Clause 17 (Illegality),

         then, without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the obligations of the Obligors under any of the Clauses referred to above, such Bank shall (in the case of the circumstances referred to in sub-clauses 18.1.1, 18.1.2 and 18.1.3) promptly upon becoming aware of such circumstances notify the Agent thereof and, in all cases (but without prejudice to the obligations of such Bank under Clause 14.6 (Bank Notification)), in consultation with the Agent and the Principal Borrower and to the extent that it can do so lawfully, take reasonable steps (including a change of location of its Facility Office or the transfer of its rights, benefits and obligations under the Finance Documents to another financial institution acceptable to the Principal Borrower and willing to participate in the Facility) to mitigate the effects of such circumstances, PROVIDED THAT such Bank shall be under no obligation to take any such action if, in the opinion of such Bank, to do so might have any adverse effect upon its business, operations or financial condition (other than any minor costs and expenses of an administrative nature).

19.      REPRESENTATIONS

         Each Obligor (other than the Shareholder) makes the representations and warranties set out in Clause 19.1 (Status) to Clause 19.11 (Legal and Beneficial Owner) and, in addition, the Principal Borrower makes the representations set out in Clause 19.20 (No Winding Up) to Clause 19.33 (Good Title to Assets). The Shareholder makes the representations set out in Clause 19.1 (Status) to Clause 19.4 (Execution of Finance Documents), Clause 19.6 (Audited Financial Statements), Clause 19.7 (Original Financial Statements), Clause 19.9 (Validity and Admissibility in Evidence) to Clause 19.12 (Business Plan), Clause
         19.18 (No Trading), Clause 19.22 (Information Memorandum) and Clause
         19.27 (Encumbrances and Financial Indebtedness). The Parent makes the representations and warranties set out in Clause 19.1 (Status) to

         Clause 19.4 (Execution of the Finance Documents), Clause 19.8 (Validity and Admissibility in Evidence), Clause 19.13 (Initial Parent Information) to Clause 19.19 (Ownership of the Shareholder), sub-clause
         19.24.1 of Clause 19.24 (Other Information) and Clause 19.30 (Consents and Approvals). The Original Obligors and the Parent acknowledge that the Finance Parties have entered into this Agreement in reliance on those representations and warranties.

         The Finance Parties agree that the representations on the Information Memorandum set out in Clause 19.22 (Information Memorandum) and provided by the Shareholder supersede and replace any representations relating to the Information Memorandum made by the Parent prior to the date of this Agreement.

19.1     STATUS

         It is a corporation duly organised under the laws of its jurisdiction of incorporation and has the power and all necessary governmental and other consents, approvals, licences and authorisations under any applicable jurisdiction to own its property and assets and to carry on its business as currently conducted, save where the failure to have such consents, approvals, licences and authorisations could not reasonably be expected to have a Material Adverse Effect.

19.2     GOVERNING LAW AND JUDGMENTS

         In any proceedings taken in its jurisdiction of incorporation in relation to the Finance Documents to which it is a party, the choice of English law as the governing law of this Agreement and the choice of English, Swiss, Dutch or, as the case may be, Austrian law as the governing law of certain other of the Finance Documents to which it is a party and any judgment obtained in England, Switzerland, The Netherlands or, as the case may be, Austria will (subject to the Reservations) be recognised and enforced.

19.3     BINDING OBLIGATIONS

         The obligations expressed to be assumed by it in the Finance Documents to which it is a party are legal and valid obligations and (subject to the Reservations) binding on it and enforceable against it in accordance with the terms thereof.

19.4     EXECUTION OF THE FINANCE DOCUMENTS

         Its execution of the Finance Documents to which it is a party and, if applicable, the Acquisition Documents to which it is a party and its exercise of its rights and performance of its obligations thereunder do not and will not:

         19.4.1 conflict with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets in a manner that could reasonably be expected to have a Material Adverse Effect;

         19.4.2   conflict with its constitutive documents; or


         19.4.3   conflict with any applicable law.

         It has the power to enter into and perform its obligations under the Finance Documents to which it is a party and, if applicable, the Acquisition Documents to which it is a party and all corporate and other action required to authorise the execution of such Finance Documents and Acquisition Documents and the performance of its obligations thereunder has been duly taken. No limit on its powers will be exceeded as a result of the borrowings, granting of security or giving of guarantees contemplated by the Finance Documents to which it is a party.

19.5     NO MATERIAL PROCEEDINGS

         No action or administrative proceeding of or before any court, arbitrator or agency (including, but not limited to, investigative proceedings) which could reasonably be expected to have a Material Adverse Effect has been started or threatened against it or its assets.

19.6     AUDITED FINANCIAL STATEMENTS

         Its most recent audited financial statements (consolidated in the case of the Shareholder and the Principal Borrower) delivered to the Agent in accordance with Clause 20 (Financial Information):

         19.6.1 were prepared in accordance with accounting principles generally accepted in its jurisdiction of incorporation and consistently applied;

         19.6.2 disclose all material liabilities (contingent or otherwise) and all material unrealised or anticipated losses of such Obligor, any member of the Restricted Group or, as the case may be, any member of the Group; and

         19.6.3 save as disclosed therein, give a true and fair view of the financial condition and operations of such Obligor, the Restricted Group or, as the case may be, the Group during the relevant financial year.

19.7     ORIGINAL FINANCIAL STATEMENTS

         Its financial statements (referred to in paragraphs (b) and (c) of the definition of Original Financial Statements) and, in the case of the Shareholder, the financial statements of the Cablecom Business (referred to in paragraph (a) of the definition of Original Financial Statements), to the best of its knowledge and belief (having made all reasonable efforts to make due and careful enquiry):

         19.7.1 were prepared in accordance with accounting principles generally accepted in Switzerland and consistently applied;

         19.7.2 disclose all material liabilities (contingent or otherwise) and all material unrealised or anticipated losses of it and, in the case of the Shareholder, the Cablecom Business; and

         19.7.3 save as disclosed therein, give a true and fair view of the financial condition and operations of it and, in the case of the Shareholder, the Cablecom Business during the period to which such financial statements relate.

19.8     NO MATERIAL ADVERSE CHANGE

         Since the date as at which its most recent audited financial statements (consolidated, in the case of the Principal Borrower) were stated to be prepared, there has been no change in its business or financial condition or, in the case of the Principal Borrower, in the business or financial condition of any member of the Restricted Group or of the Restricted Group taken as a whole which, in each case, could reasonably be expected to have a Material Adverse Effect.

19.9     VALIDITY AND ADMISSIBILITY IN EVIDENCE

         All acts, conditions and things required to be done, fulfilled and performed in order:

         19.9.1 to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Finance Documents to which it is a party;

         19.9.2 to ensure that the obligations expressed to be assumed by it in the Finance Documents to which it is a party are legal, valid and (subject to the Reservations) binding and enforceable; and

         19.9.3 subject to the Reservations, to make the Finance Documents admissible in evidence in its jurisdiction of incorporation,

         have been (or will be, no later than the latest time allowed by applicable law or procedure) done, fulfilled and performed.

19.10    NO FILING OR STAMP TAXES

         Under the laws of its jurisdiction of incorporation in force at the date hereof, it is not necessary that the Finance Documents to which it is a party be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to such Finance Documents, other than fees and duties relating to public deeds and entries in public registries which may be required to be made or paid in respect of the Security Documents.

19.11    LEGAL AND BENEFICIAL OWNER

         Subject to (a) any Permitted Encumbrances, (b) any security granted under the Security Documents to which it is a party and (c) any disclosures in the Disclosure Letter, it is the absolute legal and, where applicable, beneficial owner of all its material assets, which are subject to any such Security and/or are employed in and necessary for the operation of its business in accordance with the Business Plan.

19.12    BUSINESS PLAN

         The Business Plan has been prepared using accounting policies, practices and procedures consistent, in all material respects, with those applied in the preparation of the Original Financial Statements. After due and careful consideration, the Shareholder, having made all reasonable efforts to make due and careful enquiries in connection with the Acquisition:

         19.12.1 is not aware of any material inaccuracy as to factual matters relating to the Cablecom Business contained in the Business Plan;

         19.12.2 does not (as at the date hereof) regard as unreasonable, or to any material extent, unattainable, any of the forecasts or projections set out in the Business Plan;

         19.12.3 believes (having made all reasonable enquiries) the assumptions, upon which the forecasts and projections in relation to the Cablecom Business contained in the Business Plan are based, to be fair and reasonable in all material respects;

         19.12.4 is not aware of any facts or matters omitted from the Business Plan or the Original Financial Statements, the omission of which make any statements contained therein misleading in any material respect; and

         19.12.5 has made full disclosure of all material facts relating to the Cablecom Business to all the persons responsible for the preparing of the Business Plan.

19.13    INITIAL PARENT INFORMATION

         19.13.1 All of the written information (other than the Information Memorandum) supplied by any member of the NTL Inc. Group, any member of the NTL Inc. Holding Group or any of their advisers to the Agent, the Banks or their advisers in connection with the Finance Documents was, to the best of its knowledge and belief (having made all reasonable efforts to make due and careful enquiry), true, complete and accurate in all material respects as at the date such information was supplied (or at such subsequent date, prior to the date of this Agreement, on which such information was revised, replaced or corrected) and is not misleading in any material respect.

         19.13.2 The Parent has not knowingly failed to disclose to the Arrangers or the Agent any material facts or circumstances which would be reasonably likely, if disclosed, to affect adversely the decision of a person considering whether or not to provide finance (or finance on the terms hereof) to the Borrowers.

19.14    GROUP STRUCTURE

         19.14.1 The Group Structure Chart delivered to the Agent pursuant to Clause 2.3 (Conditions Precedent) and any revised Group Structure Chart delivered to the Agent pursuant to Clause
                  22.31 (Revised Group Structure) is (in the case all of the information set out therein, other than that relating to paragraph (e) of the definition thereof) true, complete and accurate and (in the case of the information set out therein relating to paragraph (e) of the definition thereof) true, complete and accurate in all material respects, in each case as at the date of its delivery to the Agent.

         19.14.2 The Hivedown and all necessary inter-company loans, share transfers, share exchanges and other steps resulting in the final structure set out in the Group Structure Chart have been taken in compliance with all relevant laws and regulations and all requirements of relevant regulatory authorities.

19.15    NO NTL INC. HOLDING GROUP WINDING-UP

         No member of the NTL Inc. Holding Group has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any member of the NTL Inc. Holding Group for its winding-up, dissolution, administration or re-organisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

19.16    NO NTL NOTE DEFAULTS

         19.16.1  No NTL Note issued by any member of the NTL Inc. Holding Group
                  (a) remains as to its principal, capital or nominal amount (including capitalised interest) unpaid when due or within any grace period provided for or otherwise allowed in relation thereto or (b) has been declared to be or has otherwise become due and payable prior to its specified maturity (on account of an event of default (howsoever described)).

         19.16.2 No breach of or default under any NTL Note issued by any member of the NTL Inc. Holding Group will occur as a result of the completion of the Acquisition, the Hivedown and the Parent's and the Obligors' entry into the Finance Documents and performance of their obligations thereunder.

19.17    ACQUISITION DOCUMENTS

         19.17.1 Save for (a) minor or technical amendments, variations or waivers, (b) amendments, variations or waivers approved in writing by the Agent and (c) disclosures made in the Disclosure Letter, there has been no amendment to, or variation or waiver of, the terms of the Acquisition Documents.

         19.17.2 Subject to any disclosures in the Disclosure Letter, it is not aware of any event, fact or circumstance which would constitute a material breach of warranty or misrepresentation or material breach of contract in respect of an Acquisition Document, or otherwise allow it to make any other claim (other than minor claims of a non material nature) against either the Vendor or the Vendor's shareholders.

19.18    NO TRADING

         Save as contemplated by, or otherwise in connection with, the Finance Documents, the Hivedown and the Acquisition Documents and the transactions contemplated hereby or thereby, the Shareholder has not traded or undertaken any commercial activities of any kind and has no liabilities or obligations (actual or contingent).

19.19    OWNERSHIP OF THE SHAREHOLDER

         The Shareholder is, on the date hereof, a wholly owned indirect subsidiary of the Parent.

19.20    NO WINDING-UP

         Save for a solvent liquidation of a dormant member of the Restricted Group which is not an Obligor, neither the Shareholder nor any member of the Restricted Group has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against the Shareholder or any member of the Restricted Group for its winding-up, dissolution, administration or re-organisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

19.21    NO MATERIAL DEFAULTS

         No member of the Restricted Group is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which could reasonably be expected to have a Material Adverse Effect.

19.22    INFORMATION MEMORANDUM

         The factual information contained in the Information Memorandum is, to the best of its knowledge and belief (having made all reasonable efforts to make due and careful enquiry), correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made. The financial projections contained therein have been made in good faith and on the basis of assumptions believed by the Shareholder to be reasonable and nothing has occurred since the date of the Information Memorandum that renders the information contained in the Information Memorandum untrue or misleading in any material respect.

19.23    BUDGETS

         It:

         19.23.1 regards (as at the date each Budget is delivered to the Agent) as neither unreasonable, nor to any material extent unattainable, any of the forecasts or projections set out in the latest Budget delivered under Clause 20.5 (Budgets);

         19.23.2 believes (having made all reasonable enquiries) the assumptions, upon which the forecasts and projections in relation to the Cablecom Business contained in the latest Budget delivered under Clause 20.5 (Budgets) are based, to be fair and reasonable; and

         19.23.3 has, to the best of its knowledge and belief (having made all reasonable efforts to make due and careful enquiry), made full disclosure of all material facts relating to the Cablecom Business to all the persons responsible for the preparing of the latest Budget delivered under Clause 20.5 (Budgets).

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



19.24    OTHER INFORMATION

         All written information (other than the Information Memorandum) supplied:

         19.24.1 in the case of the Parent, by the Parent prior to the date of this Agreement; or

         19.24.2 in the case of the Principal Borrower, by any member of the Restricted Group,

         is true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect.

19.25    ENVIRONMENTAL COMPLIANCE

         Each member of the Restricted Group has complied in all material respects with all Environmental Law and obtained and maintained any Environmental Permits breach of which or, as the case may be, failure to obtain or maintain which, could reasonably be expected to have a Material Adverse Effect.

19.26    ENVIRONMENTAL CLAIMS

         No Environmental Claim has been commenced or (to the best of the Principal Borrower's knowledge and belief) is threatened against any member of the Restricted Group where such claim would be reasonably likely, if determined against such member of the Restricted Group, to have a Material Adverse Effect.

19.27    ENCUMBRANCES AND FINANCIAL INDEBTEDNESS

         19.27.1 Save (in each case) for Permitted Encumbrances, no Encumbrance exists over all or any of the present or future revenues or assets of it and, in the case of the Principal Borrower, any member of the Restricted Group.

         19.27.2 Save (in each case) for Permitted Financial Indebtedness, it has no Financial Indebtedness and, in the case of the Principal Borrower, no member of the Restricted Group has any Financial Indebtedness.

19.28    OWNERSHIP OF THE PRINCIPAL BORROWER

         The Principal Borrower and, prior to the completion of the Initial Mergers, CC AG are wholly-owned subsidiaries of the Shareholder.

19.29    ORIGINAL GUARANTORS

         The aggregate EBITDA of the Original Guarantors for the financial year ended 31 December 1999 equals or exceeds 95% of the aggregate EBITDA of the Cablecom Business for that financial year.

19.30    CONSENTS AND APPROVALS

         19.30.1 All necessary consents, licences, authorisations and approvals in relation to the transactions constituted by the Acquisition Documents and the Finance Documents have been obtained and, save in each case where failure to obtain the same could not reasonably be expected to have a Material Adverse Effect, all consents, licences (including, without limitation, the Licences), authorisations and other approvals necessary for the conduct of the business of the Restricted Group as carried on immediately prior to the Acquisition have been, or when required will be obtained and, to the best of its knowledge and belief, their terms and conditions have been complied with and they have not been and will not be revoked or otherwise terminated.

         19.30.2 All Swiss tax consents, tax rulings, authorisations, clearances and approvals either have been or will, to the best of its knowledge and belief, be obtained:

                  (a) to allow the equity contribution of the Principal Borrower and CC AG to the Shareholder to be made without incurring capital duty tax;

                  (b) to allow the income and interest expenses of the members of the Restricted Group to be treated in accordance with the Business Plan;

                  (c)      to allow the Initial Mergers to be completed; and

                  (d) confirming compliance with the Swiss thin capitalisation rules

19.31    SECURITY INTEREST

         19.31.1 Subject (in each case) to the Reservations, each Security Document creates the security interest which that Security Document purports to create or, if that Security Document purports to evidence a security interest, accurately evidences a security interest which has been validly created and each security interest ranks in priority as specified in the Security Document creating or evidencing that interest.

         19.31.2 Subject to the disclosures in the Disclosure Letter, the shares of any Restricted Group member which are subject to an Encumbrance under the Security Documents are fully paid and not subject to any option to purchase or similar rights and the constitutional documents of any such Restricted Group member do not and could not restrict or inhibit (whether absolutely, partly, under a discretionary power or otherwise) any transfer of such shares pursuant to enforcement of the Security Documents.

19.32    INTELLECTUAL PROPERTY

         It is not aware of any adverse circumstance relating to validity, subsistence or use of any of its or any member of the Restricted Group's Intellectual Property which could reasonably be expected to have a Material Adverse Effect.

19.33    GOOD TITLE TO ASSETS

         Subject to the disclosures in the Disclosure Letter, each member of the Restricted Group has good title to or valid leases of or other appropriate licence, authorisation or consent to use its assets necessary to carry on its business as presently conducted (including, without limitation and subject to Permitted Disposals, the fibre-optic backbone network, headends, switches and hybrid fibre coax networks identified in the Information Memorandum).

19.34    REPETITION OF REPRESENTATIONS

         The Repeated Representations shall be deemed to be repeated by the Parent or, as the case may be, the relevant Obligor by reference to the facts and circumstances then existing on the first day of each Interest Period, on each date on which an Advance is or is to be made and on each date on which a company becomes (or it is proposed that a company becomes) an Additional Obligor, and Clause 19.22 (Information Memorandum) shall be deemed to be made on the date that the Information Memorandum is approved by the Shareholder and (save as otherwise disclosed by the Shareholder, in writing to the Agent, prior to the Syndication Date) on the Syndication Date.

20.      FINANCIAL INFORMATION


20.1     ANNUAL STATEMENTS

         Each Obligor shall as soon as the same become available, but in any event within 120 days after the end of each of its financial years, deliver to the Agent in sufficient copies for the Banks its unconsolidated financial statements (and, in the case of the Principal Borrower, the consolidated financial statements of the Restricted Group and, in the case of the Shareholder, the consolidated financial statements of the Group) for such financial year, audited by an internationally recognised firm of independent auditors licensed to practise in its jurisdiction of incorporation.

20.2     QUARTERLY STATEMENTS

         20.2.1 The Principal Borrower shall as soon as the same become available but in any event within 45 days after the end of each Financial Quarter deliver to the Agent in sufficient copies for the Banks the consolidated financial statements of the Restricted Group for such period.

         20.2.2 The Principal Borrower shall, together with each set of financial statements delivered under sub-clause 20.2.1 above, deliver to the Agent a certificate signed by an Authorised Signatory of the Principal Borrower identifying, in relation to each Obligor that has (or requires to have) any Intra-Group Loan(s) from other Obligor(s), the maximum aggregate principal amount of such Intra-Group Loans that the relevant borrower Obligor can have outstanding (in relation to a relevant borrower Obligor, its "MAXIMUM INTRA-GROUP LOANS") if (a) that borrower Obligor, together with its direct and indirect holding companies which are Guarantors, are to be able to service in full all of the relevant borrower Obligor's indebtedness under the Facilities and all relevant Intra-Group Loans payable prior to 30 September 2010 out of the projected income (including, if relevant, dividend receipts) of the relevant borrower Obligor and such holding companies and (b) such borrower Obligor is to have sufficient taxable income to ensure full tax deductibility of all interest payable by it under the Facilities.

20.3     REQUIREMENTS AS TO FINANCIAL STATEMENTS

         Each Obligor shall ensure that each set of financial statements delivered by it pursuant to this Clause 20 is certified by an Authorised Signatory of such Obligor as giving a true and fair view of its financial condition (and in the case of the Principal Borrower, the consolidated financial condition of the Restricted Group and, in the case of the Shareholder, the consolidated financial condition of the Group) as at the end of the period to which those financial statements relate and of the results of its (or, as the case may be, the Restricted Group's or the Group's) operations during such period.

20.4     COMPLIANCE CERTIFICATES

         The Principal Borrower shall ensure that each set of consolidated financial statements delivered by it pursuant to Clause 20.1 (Annual Statements) and Clause 20.2 (Quarterly Statements) is accompanied by a Compliance Certificate signed by two of its Authorised Signatories.

20.5     BUDGETS

         The Principal Borrower shall, as soon as the same become available, and in any event no later than 30 days prior to the beginning of each of its financial years, deliver to the Agent in sufficient copies for the Banks an annual budget (in a form agreed with the Agent) prepared by reference to each Financial Quarter in respect of such financial year of the Restricted Group including:

         20.5.1 forecasts of projected disposals (including timing and amount thereof) on a consolidated basis of the Restricted Group for such financial year;

         20.5.2 projected annual profit and loss accounts (including projected turnover and operating costs) and projected balance sheets and cash flow statements, together with the main operating assumptions relating thereto, on a quarterly basis, for such financial year on a consolidated basis for the Restricted Group;

         20.5.3 revisions to the projections set out in the Business Plan, together with the main operating assumptions relating thereto, for such financial year until 31 March 2010, based on the financial condition and performance and prospects of the Restricted Group at such time;

         20.5.4 projected capital expenditure to be incurred on a quarterly basis for such financial year on a consolidated basis for the Restricted Group;

         20.5.5 projected EBIT and EBITDA as at the end of each Financial Quarter in such financial year; and

         20.5.6 a qualitative analysis and commentary from the management on its proposed activities for such financial year.

         The Principal Borrower shall provide the Agent with details of any material changes in the projections delivered under this Clause 20.5 as soon as reasonably practicable after it becomes aware of any such change.

20.6     ACCOUNTANTS' LETTER

         The Principal Borrower shall, together with each Budget delivered under Clause 20.5 (Budgets), deliver to the Agent a letter from its accountants substantially similar to the

         Accountants' Letter confirming that, based upon the projections set out in such Budget, each Borrower as at the date of such a letter will have:

         20.6.1 projected income (including, if relevant, dividend receipts) sufficient to enable it to service, in full, all its indebtedness under the Facilities and any other Permitted Financial Indebtedness of that Borrower; and

         20.6.2 sufficient taxable income to ensure full tax deductibility on all interest payments to be made by it under the Facilities,

         or, to the extent either sub-clause 20.6.1 or 20.6.2 will not be satisfied based upon such projections, identifying any relevant shortfalls and indicating how the Borrowers intend to address those shortfalls.

20.7     OTHER FINANCIAL INFORMATION

         Each Obligor shall from time to time on the request of the Agent, furnish the Agent with such information about the business, condition (financial or otherwise), operations, performance, properties or prospects of the Restricted Group as the Agent or any Bank (through the Agent) may reasonably require PROVIDED THAT no Obligor shall be under any obligation to supply any information the supply of which it can demonstrate would be contrary to any confidentiality obligation binding on it.

20.8     ACCOUNTING POLICIES

         Each Obligor shall ensure that each set of financial statements delivered pursuant to this Clause 20 is prepared using accounting policies, practices, procedures and reference period consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any such set of financial statements, the relevant Obligor notifies the Agent that there have been one or more changes in any such accounting policies, practices, procedures or reference period and:

         20.8.1   the auditors of such Obligor provide:

                  (a) a description of the changes and the adjustments which would be required to be made to those financial statements in order to cause them to use the accounting policies, practices, procedures and reference period upon which the Original Financial Statements of such Obligor were prepared; and

                  (b) sufficient information, in such detail and format as may be reasonably required by the Agent, to enable the Banks to make an accurate comparison between the financial position indicated by those financial statements and the Original Financial Statements of such Obligor, in which case any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared; or

         20.8.2 the Principal Borrower also notifies the Agent that it is no longer practicable to test compliance with the financial condition set out in Clause 21.1 (Financial Condition) against the financial statements received in which case:

                  (a) the Agent and the Principal Borrower shall enter into negotiations with a view to agreeing alternative financial conditions to replace those contained in Clause 21.1 (Financial Condition) in order to maintain a consistent basis for the financial covenants; and

                  (b) if, after three months commencing on the date of the notice given to the Agent pursuant to this sub-clause 20.8.2, the Agent and the Principal Borrower cannot agree alternative financial conditions which are acceptable to an Instructing Group, the Agent shall refer the matter to such internationally recognised accounting firm as may be agreed between the Principal Borrower and an Instructing Group for determination of the adjustments required to be made to such financial statements or the calculation of such ratios to take account of such change, such determination to be binding on the parties hereto, PROVIDED THAT pending such determination the Principal Borrower shall continue to prepare financial statements and calculate such ratios in accordance with sub-clause 20.8.1 above.

20.9     GENERAL INFORMATION

         The Principal Borrower shall, as soon as reasonably practicable, furnish the Agent with such general information as it or any member of the Restricted Group is required by law to supply or make available to its (or such member of the Restricted Group's) (a) shareholders (in their capacity as such) or (b) creditors generally or any class thereof.

20.10    LITIGATION AND GOVERNMENT OR REGULATORY ENQUIRY

         The Shareholder (in respect of itself) and the Principal Borrower (in respect of itself and each other member of the Restricted Group) shall advise the Agent forthwith of the details of:

         20.10.1 any litigation, arbitration or administrative proceedings pending or threatened against it or, as the case may be, any other member of the Restricted Group which may result in liability of it or, as the case may be, such other member of the Restricted Group in an amount in excess of CHF2,000,000 (or its equivalent); and

         20.10.2 any notice or communication received by it or, as the case may be, any other member of the Restricted Group from, or any actual or potential enquiry, investigation or proceedings commenced by, any government, court or regulatory agency or authority, if such notice, communication, enquiry, investigation or proceedings could reasonably be expected to have a Material Adverse Effect.

20.11    ACQUISITION INFORMATION

         The Parent shall from time to time, on the request of the Agent, provide the Agent with any material information in the possession of any member of either the NTL Inc. Holding Group or the Group relating to the Acquisition as the Agent may reasonably request provided that the Parent shall be under no obligation to supply any information the supply of which it can demonstrate would be contrary to any confidentiality obligation binding on it or on any member of the NTL Inc. Holding Group or the Group.

20.12    ORIGINAL PRO-FORMA FINANCIAL STATEMENTS

         The Principal Borrower shall, within 30 Business Days of the date hereof, deliver to the Agent in sufficient copies for the Banks the financial statements referred to in paragraph (a) of the definition of the Original Financial Statements.

21.      FINANCIAL CONDITION

21.1     FINANCIAL CONDITION

         The Principal Borrower shall ensure that the financial condition of the Restricted Group shall be such that:

         21.1.1   Ratio of Senior Debt to Annualised EBITDA

                  The ratio of the Senior Debt of the Restricted Group on each of the Quarter Dates specified in column one below to the Annualised EBITDA of the Restricted Group for the Financial Quarter ended on that date shall be no greater than the ratio set out in column two below corresponding to that date.

--------------------------------------------------------------------------------------------------
COLUMN ONE                  COLUMN TWO                  COLUMN ONE               COLUMN TWO
QUARTER DATE           SENIOR DEBT: ANNUALISED         QUARTER DATE        SENIOR DEBT: ANNUALISED
                              EBITDA                                               EBITDA
--------------------------------------------------------------------------------------------------
30 June 2000                  20.00:1                30 September 2005              4.50:1
30 September 2000             21.45:1                31 December 2005               4.25:1
31 December 2000              22.25:1                31 March 2006                  3.50:1
31 March 2001                 19.75:1                30 June 2006                   3.00:1
30 June 2001                  18.25:1                30 September 2006              3.00:1
30 September 2001             18.25:1                31 December 2006               2.75:1
31 December 2001              18.25:1                31 March 2007                  2.50:1
31 March 2002                 15.00:1                30 June 2007                   2.25:1
30 June 2002                  13.00:1                30 September 2007              2.25:1
30 September 2002             13.00:1                31 December 2007               2.00:1
31 December 2002              13.00:1                31 March 2008                  2.00:1
31 March 2003                 10.50:1                30 June 2008                   1.50:1
30 June 2003                  8.75:1                 30 September 2008              1.50:1
30 September 2003             8.75:1                 31 December 2008               1.50:1
31 December 2003              8.75:1                 31 March 2009                  1.00:1
31 March 2004                 7.00:1                 30 June 2009                   1.00:1
30 June 2004                  6.00:1                 30 September 2009              1.00:1
30 September 2004             6.00:1                 31 December 2009               1.00:1
31 December 2004              6.00:1
31 March 2005                 5.00:1
30 June 2005                  4.50:1
--------------------------------------------------------------------------------------------------

21.1.2   Total Cash Interest Cover Ratio

         The ratio of the EBITDA of the Restricted Group for each Relevant Period ended on the Quarter Dates specified in column one below to the Consolidated Finance Charges of the Restricted Group for that Relevant Period shall be equal to or greater than the ratio set out in column two below corresponding to that date.

-------------------------------------------------------------------------------------------
COLUMN ONE                  COLUMN TWO              COLUMN ONE            COLUMN TWO
QUARTER DATE                  EBITDA:              QUARTER DATE             EBITDA:
                        CONSOLIDATED FINANCE                           CONSOLIDATED FINANCE
                              CHARGES                                       CHARGES
-------------------------------------------------------------------------------------------
30 June 2001                  1.00:1              30 September 2003         2.10:1
30 September 2001             1.00:1              31 December 2003          2.10:1
31 December 2001              1.00:1              31 March 2004             2.50:1
31 March 2002                 1.20:1              30 June 2004              2.75:1
30 June 2002                  1.40:1              30 September 2004         3.00:1
30 September 2002             1.40:1              31 December 2004          3.10:1
31 December 2002              1.40:1              31 March 2005             3.50:1
31 March 2003                 1.75:1              30 June 2005              3.50:1
30 June 2003                  2.10:1              30 September 2005         3.50:1
-------------------------------------------------------------------------------------------
                                                  31 December 2005          3.50:1
                                                  and each Quarter Date
                                                  thereafter
-------------------------------------------------------------------------------------------

21.1.3 Consolidated Pro-Forma Debt Service Cover Ratio

          The ratio of the Annualised EBITDA of the Restricted Group for each Financial Quarter ended on each of the Quarter Dates specified in column one below to the Consolidated Pro-Forma Debt Service of the Restricted Group as at that Quarter Date shall be equal to or greater than the ratio set out in column two below corresponding to that date.

------------------------------------------------------------------------------------------------
COLUMN ONE                  COLUMN TWO                COLUMN ONE                 COLUMN TWO
QUARTER DATE            ANNUALISED EBITDA:           QUARTER DATE            ANNUALISED EBITDA:
                      PRO-FORMA DEBT SERVICE                              PRO-FORMA DEBT SERVICE
------------------------------------------------------------------------------------------------
31 March 2003                 1.45:1               30 September 2006              1.25:1
30 June 2003                  1.45:1               31 December 2006               1.25:1
30 September 2003             1.35:1               31 March 2007                  1.25:1
31 December 2003              1.20:1               30 June 2007                   1.25:1
31 March 2004                 1.35:1               30 September 2007              1.25:1
30 June 2004                  1.35:1               31 December 2007               1.25:1
30 September 2004             1.35:1               31 March 2008                  1.30:1
31 December 2004              1.35:1               30 June 2008                   1.30:1
31 March 2005                 1.30:1               30 September 2008              1.30:1
30 June 2005                  1.30:1               31 December 2008               1.30:1
30 September 2005             1.20:1               31 March 2009                  1.20:1
31 December 2005              1.10:1               30 June 2009                   1.50:1
31 March 2006                 1.20:1               30 September 2009              1.75:1
30 June 2006                  1.25:1               31 December 2009               2.00:1
------------------------------------------------------------------------------------------------

21.2     FINANCIAL DEFINITIONS

         In this Agreement the following terms have the following meanings.

         "ANNUALISED EBITDA" means:

         (a) with respect to any calculations made under sub-clause 6.1.7(a) of Clause 6.1 (Drawdown Conditions for Revolving Advances), the consolidated EBITDA of the Restricted Group for the financial year ended 31 December 1999;

         (b) with respect to (i) any calculations made under sub-clause 6.1.7(b) of Clause 6.1 (Drawdown Conditions for Revolving Advances) prior to the delivery to the Agent of the consolidated financial statements of the Restricted Group for the Financial Quarter ended 31 September 2000 and (ii) the calculation of the ratio of Senior Debt to Annualised EBITDA on 30 June 2000 under this Clause 21, the consolidated EBITDA of the Restricted Group for the Financial Quarter ended on 30 June 2000, multiplied by four; and

         (c) with respect to any other Quarter Date, the consolidated EBITDA of the Restricted Group for the Relevant Period ended on such Quarter Date, multiplied by two.

         "CONSOLIDATED FINANCE CHARGES" means, in respect of each Relevant Period, the aggregate amount of the interest (including the interest element of leasing and hire purchase payments) commission, fees and other periodic finance payments paid or due and payable by any member of the Restricted Group in cash in respect of Financial Indebtedness during such a Relevant Period,

         (a) including any commission, fees and other finance payments payable by any member of the Restricted Group in cash under any interest rate hedging arrangement;

         (b) deducting any commission, fees and other finance payments receivable by any member of the Restricted Group under any interest rate hedging instrument permitted by this Agreement; and

         (c) excluding, for the avoidance of doubt, any capitalised interest in respect of any Subordinated Funding or any other payment in relation to Subordinated Funding which cannot be made due to the subordination of such Subordinated Funding remaining in full force and effect.

         "CONSOLIDATED PRO-FORMA DEBT SERVICE" means, on any Quarter Date, the aggregate of:

         (a) save to the extent such will be immediately available for reborrowing, all scheduled repayments of principal in respect of the Facilities over the immediately succeeding twelve month period after such Quarter Date; and

         (b) the Consolidated Finance Charges of the Restricted Group for the Relevant Period ended on such Quarter Date, multiplied by two.

         "CURRENT ASSETS" means the aggregate of inventory, trade and other receivables of each member of the Restricted Group including sundry debtors (but excluding cash at bank) maturing within twelve months from the date of computation and excluding amounts due from either the Vendor or the Vendor's shareholders in connection with the Acquisition.

         "CURRENT LIABILITIES" means the aggregate of all liabilities (including trade creditors, accruals and provisions and prepayments) of each member of the Restricted Group falling due within twelve months from the date of computation but excluding consolidated aggregate Indebtedness for Borrowed Money of the Restricted Group falling due within such period and any interest on such Indebtedness for Borrowed Money due in such period and excluding amounts due to the Vendor in connection with the Acquisition.

         "EBIT" means, in respect of any period, the consolidated net income of the Restricted Group for such period adding back (only to the extent, in each case, deducted in calculating such consolidated net income):

         (a)      any provision on account of taxation;

         (b) any interest (including capitalised interest), commission, discounts or other fees incurred or payable, received or receivable, by any member of the Restricted Group in respect of Indebtedness for Borrowed Money;

         (c) any amounts received or paid pursuant to the interest hedging arrangements entered into in respect of the Facilities; and

         (d)      any items treated as exceptional or extraordinary items.

         "EBITDA" means, in respect of any period, EBIT for such period adding back (only to the extent, in each case, deducted in calculating EBIT):

         (a) any amount attributable to amortisation of intangible assets (including goodwill);

         (b) depreciation of tangible assets and capitalised costs and expenses; and

         (c) amortisation, or the writing off, of transaction expenses in relation to the Acquisition,

         and deducting any costs and expenses capitalised during such period (other than costs and expenses incurred in constructing or upgrading cable networks in the ordinary course of the Restricted Group's business).

         "EXCESS CASH FLOW" means, for any financial year, Operating Cash Flow for that period LESS

         (a)      Net Debt Service for that period; and

         (b) voluntary prepayments of the Term Facilities during such period.

         "FINANCIAL QUARTER" means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

         "NET DEBT SERVICE" means, in respect of any financial year, the aggregate of:

         (a) Consolidated Finance Charges for the two Relevant Periods of that financial year deducting any interest received by any Obligor on any deposit or bank account; and

         (b) save to the extent such were immediately reborrowed, the aggregate of scheduled and mandatory payments of the principal, capital or nominal amounts of any Indebtedness for Borrowed Money which fell due during that financial year (excluding any such payments which relate to Subordinated Funding where such payments cannot be made due to the subordination of such Subordinated Funding remaining in full force and effect).

         "OPERATING CASH FLOW" means, in respect of any financial year, EBITDA of the Restricted Group for that financial year after:

         (a)      adding back:

                  (i) any decrease in the amount of Working Capital at the end of such a financial year compared against the Working Capital at the start of such financial year; and

                  (ii) any cash receipt in respect of any exceptional or extraordinary item; and

         (b)      deducting:

                  (i) any amount of capital expenditure actually made by any member of the Restricted Group;

                  (ii) any increase in the amount of Working Capital at the end of such financial year compared against the Working Capital at the start of that financial year;

                  (iii) any amount actually paid or due and payable in respect of taxes on the profits of any member of the Restricted Group; and

                  (iv) any cash payment in respect of any exceptional or extraordinary item,

                  and no amount shall be included or excluded more than once.

         "QUARTER DATE" means 31 March, 30 June, 30 September and 31 December in each year.

         "RELEVANT PERIOD" means each period of six months ending on a Quarter Date.

         "SENIOR DEBT" means, at any time (without double counting), the aggregate principal, capital or nominal amounts (including any capitalised interest) of indebtedness of any member of the Restricted Group constituting Indebtedness for Borrowed Money together with any other indebtedness of any member of the Restricted Group constituting Indebtedness for Borrowed Money which is due and payable and has not been paid at such time and in respect of which the grace period (if any) specified in the documentation relating thereto has expired but:

         (a) excluding such Indebtedness for Borrowed Money of any member of the Restricted Group to another member of the Restricted Group to the extent permitted under this Agreement; and

         (b) excluding any Indebtedness for Borrowed Money to the extent such is Subordinated Funding.


         "WORKING CAPITAL" means on any date Current Assets less Current Liabilities.


21.3     FINANCIAL TESTING

         The financial covenants set out in Clause 21.1 (Financial Condition) shall be tested by reference to each of the financial statements delivered pursuant to Clause 20.2 (Quarterly Statements) and/or each Compliance Certificate delivered pursuant to Clause 20.4 (Compliance Certificates).

21.4     AUDITOR'S VERIFICATION

         The Agent may, at any time if it has reasonable grounds for believing that the figures prepared by the Principal Borrower are incorrect, inaccurate or incomplete at the Principal Borrower's expense require the auditors of the Restricted Group to verify the figures supplied by the Principal Borrower in connection with:

         21.4.1 the financial conditions set out in Clause 21.1 (Financial Condition); or

         21.4.2 the financial conditions to be satisfied in order to permit a reduction in the Margin in accordance with Clause 5.3 (Margin Ratchet); or

         21.4.3 the financial condition to be satisfied to reduce mandatory prepayments from Excess Cash flow in accordance with Clause
                  13.1 (Mandatory Prepayment from Excess Cash Flow).

         The Agent may also, in accordance with this Clause 21.4, request confirmation that any figure in a Compliance Certificate delivered under Clause 20.4 (Compliance Certificates) has been correctly extracted from the relevant financial statements delivered under Clause 20 (Financial Information).

21.5     ACCOUNTING TERMS

         All accounting expressions which are not otherwise defined herein shall be construed in accordance with generally accepted accounting principles in Switzerland.

22.      COVENANTS

22.1     MAINTENANCE OF LEGAL VALIDITY

         Each Obligor shall:

         22.1.1 do all such things as are necessary to maintain its existence as a legal person save where it shall cease to exist as a legal person pursuant to the implementation of the Reorganisation or an Additional Merger; and

         22.1.2 obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws of its jurisdiction of incorporation to (a) enable it to lawfully enter into and perform its obligations under the Finance Documents to which it is a party and (b) ensure the legality, validity, admissibility in evidence or (subject to the Reservations) enforceability in its jurisdiction of incorporation of the Finance Documents to which it is a party.

22.2     INSURANCE

         The Principal Borrower shall procure that each member of the Restricted Group maintains insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by such member of the Restricted Group.

22.3     ENVIRONMENTAL COMPLIANCE

         The Principal Borrower shall ensure that each member of the Restricted Group shall comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits, breach of which (or failure to obtain or maintain which) could reasonably be expected to have a Material Adverse Effect.

22.4     ENVIRONMENTAL CLAIMS

         The Principal Borrower shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same if any Environmental Claim has been commenced or (to the best of the Principal Borrower's knowledge and belief) is threatened against any member of the Restricted Group in any case where such claim would be reasonably likely, if determined against such member of the Restricted Group, to have a Material Adverse Effect, or of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Restricted Group in any case where such claim would be reasonably likely, if determined against such member of the Restricted Group, to have a Material Adverse Effect.

22.5     NOTIFICATION OF EVENTS OF DEFAULT

         The Principal Borrower shall promptly inform the Agent of the occurrence of any Event of Default or Potential Event of Default and, upon receipt of a written request to that effect from the Agent, confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred.

22.6     CLAIMS PARI PASSU

         Each Obligor shall ensure that, save for claims preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application:

         22.6.1 at all times the claims of the Finance Parties against it under the Finance Documents (other than the Security Documents) to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors; and

         22.6.2 at all times the claims of the Finance Parties against it under the Security Documents to which it is a party rank ahead of the claims of all its other creditors (other than (if and to the extent applicable) creditors with the benefit of the Permitted Encumbrances referred to in paragraphs (d), (e),
                  (f), (h), (i), (k) and (l) of the definition of that term) against the assets the subject of the Encumbrances created by such Security Documents.

22.7     CONSENTS AND APPROVALS

         Each Obligor (other than the Shareholder) shall, and the Principal Borrower shall procure that each member of the Restricted Group shall:

         22.7.1 apply for, obtain, preserve, keep in full force and effect and comply in all material respects with the terms and conditions of, all consents, licences (including, without limitation, the Licences), authorisations and other approvals necessary to allow such Obligor or the Restricted Group to conduct its business in accordance with the Business Plan; and

         22.7.2 to the extent such Obligor or member of the Restricted Group requires a telecommunication licence under the Telecommunication Act to conduct its business in accordance with the Business Plan, obtain or procure that such a licence is obtained as soon as is reasonably practicable after the date hereof and, in any event, by 30 June 2001.

         Each Obligor shall, and the Principal Borrower shall procure that each member of the Restricted Group shall, comply with all applicable laws, rules, regulations and orders and obtain and maintain all governmental and regulatory consents, licences, authorisations and approvals the failure to comply with which or the failure to obtain and maintain which could reasonably be expected to have a Material Adverse Effect.

22.8     CONDUCT OF BUSINESS

         Each Obligor (other than the Shareholder) shall, and the Principal Borrower shall procure that each member of the Restricted Group shall:

         22.8.1 carry on its business, or cause the same to be carried on, in accordance with the terms and conditions of the Licences in all material respects and no Obligor shall, and the Principal Borrower shall procure that no member of the Restricted Group shall knowingly, do, omit to do or suffer to be done, any act whereby any person is entitled or empowered to revoke, materially and adversely amend, suspend, withdraw or terminate any Licence (except in each case where the failure to comply with this sub-clause 22.8.1 could not reasonably be expected to have a Material Adverse Effect); and

         22.8.2 save in order to effect the Reorganisation or an Additional Merger, continue to carry on the business that it carries on at the date hereof and not enter into any type of business (other than, for the avoidance of doubt, a business which relates to the operation of a telecommunications and/or cable and/or television and/or telephone network or system or the provision of such services) which would result in a material change in the business of the Restricted Group taken as a whole from the business of the Restricted Group as at the date hereof.

22.9     COMPLIANCE WITH MATERIAL COMMERCIAL CONTRACTS

         Each Obligor (other than the Shareholder) shall, and the Principal Borrower shall procure that each member of the Restricted Group shall:

         22.9.1 comply in all material respects with its obligations under each Material Commercial Contract to which it is party and take all action necessary to ensure the continued validity and enforceability of its rights thereunder;

         22.9.2 not amend, vary, novate or supplement any such Material Commercial Contract in any material respect; and

         22.9.3 not terminate any such Material Commercial Contract prior to its contractual termination date,

         if such non-compliance, failure to take action, amendment, variation, novation or supplement, or termination, as the case may be, could reasonably be expected to have a Material Adverse Effect.

22.10    PRESERVATION OF ASSETS

         Each Obligor (other than the Shareholder) shall, and the Principal Borrower shall procure that each member of the Restricted Group shall, maintain and preserve all of its assets that are necessary and material in the conduct of its business as conducted at the date hereof in good working order and condition (ordinary wear and tear excepted) and shall maintain in all material respects all books and records which are necessary in connection therewith or in connection with the conduct of its business.

22.11    SECURITY

         22.11.1 Each Obligor shall, at its own expense, take all such action as the Agent may reasonably require for the purpose of perfecting or protecting the Finance Parties' and the Permitted Facilities Provider's rights under and preserving the security interests intended to be created or evidenced by any of the Finance

                  Documents to which it is a party, and following the making of any declaration pursuant to Clause 23.19 (Acceleration and Cancellation) or 23.20 (Advances Due on Demand) for facilitating the realisation of any such security or any part thereof.

         22.11.2 Each Obligor (other than the Shareholder) shall, to the extent legally possible and as reasonably required by the Agent (acting on the instructions of an Instructing Group and having regard to the cost and expense involved) from time to time, to the extent practicable create or procure the creation of security over its material assets (to the extent such are not secured by the Security Documents) in favour of the Finance Parties to secure all or any of the obligations of the Obligors under the Finance Documents and (if applicable) in favour of the Permitted Facilities Provider to secure its obligations under any of the documentation relating to the Secured Permitted Facilities.

         22.11.3 The Principal Borrower shall procure that each member of the Group who is not an Obligor and who utilises any part of the Secured Permitted Facilities shall, to the extent legally possible and as reasonably required by the Permitted Facilities Provider (having regard to the cost and expense involved), create or procure the creation of security over its material assets in favour of the Permitted Facilities Provider to secure all or any of its obligations in respect of the Secured Permitted Facilities.

         22.11.4 Cablecom (Bern) AG shall, as soon as is reasonably practicable and in any event within 75 days after the date hereof, procure that any and all existing assignments over its receivables are discharged and that such receivables are assigned in favour of the Agent (on behalf of the Finance Parties and the Permitted Facilities Provider) on the same terms as the Receivables and Receivables Account Assignment.

22.12    ACCESS

         The Shareholder and Principal Borrower shall ensure that any one or more representatives, agents and advisers of the Agent and/or any of the Banks will be allowed, on reasonable grounds and with prior notice, to have access to the assets, books, records and premises of the Shareholder and each Restricted Group member and be permitted to inspect the same during normal business hours.

22.13    BANK ACCOUNTS

         Each Obligor (other than the Shareholder) shall, and the Principal Borrower shall ensure that each member of the Restricted Group shall, pay all sums received by it (whether from customers or otherwise) into a Receivables Account held by it, which is subject to security pursuant to the Security Documents.

22.14    VENDOR WARRANTIES

         The Parent, Shareholder and the Principal Borrower will, diligently pursue all material claims for breach of contract or warranty by, or misrepresentation by, or indemnity or other claim against the Vendor or, as appropriate, the Vendor's shareholders under or in connection with any Acquisition Documents, unless the Agent (acting on the instruction of an Instructing Group) has consented in writing to such claim not being made.

22.15    AMENDMENTS

         22.15.1 Neither the Parent, the Shareholder nor the Principal Borrower shall, and the Parent shall procure that no relevant member of the NTL Inc. Holding Group shall, amend, vary, novate, supplement or terminate any of the Acquisition Documents, the documentation relating to the Hivedown, any documentation relating to the Subordinated NTL CV1 Debt or any other Subordinated Funding, the constitutional documents or any other document delivered to the Agent pursuant to Clauses 2.3 (Conditions Precedent) or 35.2 (Borrower Conditions Precedent) or 36.2 (Guarantor Conditions Precedent) or waive any right thereunder other than (a) any amendment, variation or waiver which is of a minor or technical nature and (b) any amendments to such constitutional documents which could not reasonably be expected to have an adverse effect on the rights of the Finance Parties under the Finance Documents.

         22.15.2 Neither the Shareholder nor the Principal Borrower shall, and the Principal Borrower shall procure that no member of the Restricted Group shall without the prior written consent of the Agent, amend, vary, novate or supplement any documentation relating to the Secured Permitted Facilities, other than any amendment, variation or waiver which is of a minor or technical nature.

22.16    NEGATIVE PLEDGE

         No Obligor (other than the Shareholder) shall (and the Principal Borrower shall ensure that no member of the Restricted Group shall) without the prior written consent of an Instructing Group, create or permit to subsist any Encumbrance over all or any of its present or future revenues or assets other than a Permitted Encumbrance.

22.17    LOANS AND GUARANTEES

         No Obligor (other than the Shareholder) shall (and the Principal Borrower shall ensure that no member of the Restricted Group shall) without the prior written consent of an Instructing Group, make any loans, grant any credit or give any guarantee or indemnity (except as required by the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person other than Permitted Loans and Guarantees.

22.18    FINANCIAL INDEBTEDNESS

         No Obligor shall, and the Principal Borrower shall procure that no member of the Restricted Group shall, incur, create or permit to subsist or have outstanding any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness other than, in either case, Permitted Financial Indebtedness.

22.19    ACQUISITIONS AND INVESTMENTS

         Other than the Acquisition or Permitted Acquisitions or pursuant to the implementation of the Reorganisation or Additional Mergers no Obligor shall, and the Principal Borrower shall procure that no member of the Restricted Group shall:

         22.19.1 purchase, subscribe for or otherwise acquire any shares (or other securities or any interest therein) in, or incorporate, any other company or agree to do any of the foregoing; or

         22.19.2 purchase or otherwise acquire any assets (other than in the ordinary course of business), revenues or licences, or (without limitation to any of the foregoing) acquire any business or interest therein or agree to do so; or

         22.19.3 form, or enter into, any partnership, consortium, joint venture or other like arrangement or agree to do so.

22.20    DIVIDENDS AND DISTRIBUTIONS

         22.20.1 The Principal Borrower shall not (and the Shareholder shall vote its shares in the Principal Borrower accordingly), and the Principal Borrower shall procure that no Restricted Group member shall, pay, make or declare any dividend, return on capital, repayment of capital contributions or other distribution (whether in cash or in kind) or make any distribution of assets or other payment whatsoever in respect of share capital whether directly or indirectly, save for Permitted Distributions. On the conversion of a Conversion Subsidiary in accordance with paragraph (c) of the definition of the Reorganisation, to the extent any such conversion involves a decrease in the share capital of such a Conversion Subsidiary, no dividend, return on capital, repayment of capital contribution or other distribution to the shareholder of the Conversion Subsidiary shall be made.

         22.20.2 The Principal Borrower shall not, and shall procure that no Restricted Group member shall, pay any interest or return on principal or repayment of principal or other distribution (in cash or in kind) or make any distribution of assets or other payment whatsoever in respect of any indebtedness which constitutes Subordinated Funding, save for Permitted Distributions.

22.21    DISPOSALS

         No Obligor shall, and the Principal Borrower shall ensure that no member of the Restricted Group shall, without the prior written consent of an Instructing Group, sell, lease, transfer or otherwise dispose of (including, without limitation, a sale or transfer of an asset where such is or may be leased to or re-acquired or acquired by a member of the Restricted Group), by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or its assets (limited, in the case of the Shareholder, to its shareholdings in members of the Restricted Group) other than (a) in the implementation of the Reorganisation or pursuant to an Additional Merger and (b) Permitted Disposals.

22.22    MERGERS

         No Obligor shall, and the Principal Borrower shall ensure that no member of the Restricted Group shall merge or consolidate with any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction (including, without limitation, liquidations or dissolutions), unless:

         22.22.1 such a merger, consolidation, demerger or reconstruction is entered into (a) in the implementation of the Reorganisation or pursuant to an Additional Merger or (b) as part of a solvent re-organisation of the Restricted Group, the terms of which have been approved in writing by the Agent (acting on the instructions of an Instructing Group); and

         22.22.2 in all cases other than the Initial Mergers or an Additional Merger, any Obligor involved in such a re-organisation will
                  (a) each exist as a surviving entity and remain subject to its obligations under the Finance Documents to which it is a party and (b) have freely distributable reserves at least equal to the freely distributable reserves such an Obligor had immediately prior to such a merger, consolidation, demerger or reconstruction.

22.23    GUARANTORS

         The Principal Borrower shall ensure that at all times, the aggregate EBITDA of the Guarantors (in each case calculated on an unconsolidated basis) for any period of four consecutive Financial Quarters equals or exceeds 95 per cent. of the consolidated EBITDA of the Restricted Group for such period.

         For the purposes of this Clause 22.23 the aggregate EBITDA of the Guarantors and the consolidated EBITDA of the Restricted Group at any time:

                  (a) prior to 1 July 2000, shall be equal to the aggregate EBITDA of the Guarantors or, as the case may be, the aggregate EBITDA of the Restricted Group for the financial year ended 31 December 1999;

                  (b) between 1 July 2000 and 30 September 2000, shall be equal to the aggregate EBITDA of the Guarantors or, as the case may be, the consolidated EBITDA of the Restricted Group for the Financial Quarter ended on 30 June 2000, multiplied by four;

                  (c) between 1 October 2000 and 31 December 2000, shall be equal to the sum of the aggregate EBITDA of the Guarantors or, as the case may be, the consolidated EBITDA of the Restricted Group for the Financial Quarters ended 30 June 2000 and 30 September 2000, multiplied by two; and

                  (d) on and after 1 January 2001, shall be equal to the sum of the aggregate EBITDA of the Guarantors or, as the case may be, the consolidated EBITDA of the Restricted Group for the immediately preceding four complete Financial Quarters.

         A breach of this Clause 22.23 shall not constitute an Event of Default if (i) one or more subsidiaries of the Principal Borrower become Additional Guarantors (in accordance with Clause 36.1 (Request for Additional Guarantor)), within five Business Days of the earlier of notice by the Agent to the Principal Borrower of the breach and the Principal Borrower becoming aware thereof and (ii) the Agent (acting reasonably) is satisfied that this Clause 22.23 will, as a result of the Additional Guarantors thereby created, be satisfied.

22.24    TREASURY TRANSACTIONS

         No Obligor (other than the Shareholder) shall, and the Principal Borrower shall procure that no member of the Restricted Group shall, enter into any Treasury Transaction other than Permitted Treasury Transactions.

22.25    SUBORDINATED DEBT

         The Principal Borrower shall not, and shall procure that no member of the Restricted Group shall:

         22.25.1 owe any indebtedness to any member of the NTL Inc. Group or the NTL Inc. Holding Group which does not constitute (a) Subordinated Funding or (b) indebtedness permitted under sub-clause 22.28.3 of Clause 22.28 (Agreements with Related Parties);

         22.25.2 unless permitted under the Subordination Deed or other relevant subordination agreement or deed, and this Agreement, pay, prepay or repay or defease, exchange or repurchase any amount under the Subordinated NTL CV1 Debt or any other Subordinated Funding.

22.26    HEDGING

         The Principal Borrower (and such other Borrowers selected by the Principal Borrower and approved by the Agent) shall, within 180 days of each Advance enter into Hedging Agreements satisfactory to the Agent in order to ensure that the total interest cost in respect of at least 40 per cent. of the Loan is capped by interest rates agreed between the Principal Borrower and the Agent (both acting reasonably), for a minimum period of 4 years from the date on which the first such Hedging Agreement is entered into PROVIDED THAT the Principal Borrower shall not be required to enter into a Hedging Agreement in respect of any Advance if, on the date falling 180 days after the date of such Advance, at least 40 per cent. of the Loan is already so capped.

22.27    SHAREHOLDER

         The Shareholder shall not carry on any business other than as the holding company of the Principal Borrower (and, prior to the completion of the Initial Mergers, CC AG) and the holder of shares or interests in other persons acquired pursuant to paragraph (a) of the definition of Permitted Acquisitions and shall not:

         22.27.1 own any assets other than its shareholding in the Principal Borrower (and, prior to the completion of the Initial Mergers, CC AG) or other shares or assets acquired by it pursuant to a Permitted Acquisition or intra-Group credit balances arising from Subordinated Funding and credit balances in bank accounts; and


         22.27.2 incur any liabilities of any nature whatsoever other than (a) any Security contemplated pursuant to the terms of this Agreement (b) Financial Indebtedness falling within paragraph
                  (e) of the definition of Permitted Financial Indebtedness, (c) professional fees and administration costs in the ordinary course of business, or (d) any liabilities under the Finance Documents.

22.28    AGREEMENTS WITH RELATED PARTIES

         The Parent and the Principal Borrower shall ensure that there is no indebtedness outstanding, or any contract or arrangement entered into between (A) any member of the NTL Inc. Group or the NTL Inc. Holding Group and any member of the Restricted Group or (B) any member of the Restricted Group and any other member of the Restricted Group, other than:

         22.28.1  the Subordinated NTL CV1 Debt and any other Subordinated
                  Funding;

         22.28.2 contracts or arrangements entered into to effect the Reorganisation or any Additional Merger; and

         22.28.3 other contracts or arrangements entered into on an arm's length basis in good faith and in the commercial interests of the parties thereto.

22.29    ACCOUNTING REFERENCE DATE

         The Principal Borrower shall retain, and shall ensure that each member of the Restricted Group retains, 31 December as its accounting reference date and shall not change the duration of any of its financial years.

22.30    THE REORGANISATION AND MORTGAGES

         22.30.1 The Parent, the Shareholder, the Principal Borrower and each other relevant Obligor shall procure that the Reorganisation is completed as soon as is reasonably practicable after the date of this Agreement and in any event no later than 30 June 2000.

         22.30.2 Subject to the Principal Borrower obtaining appropriate Swiss tax rulings granting a waiver of all or substantially all of the Swiss source taxes which might otherwise be imposed on interest payments under the Facilities, the Principal Borrower and each relevant Obligor shall procure that the Mortgages are entered into, and (to the extent deemed necessary by the Agent's Swiss counsel) all necessary consents are obtained, additional documents provided and filings made, on or about the date on which the Reorganisation Share Pledges are entered into as the final step of the Reorganisation (or, if such Swiss tax rulings are obtained after the completion of the Reorganisation, as soon as is reasonably practicable thereafter). The Principal Borrower shall use its reasonable efforts to obtain such Swiss tax rulings prior to the completion of the Reorganisation. If the tax rulings do not grant a waiver of all or substantially all of the Swiss source taxes which might otherwise be imposed on the interest payments under the Facilities, the relevant Obligors shall cease to be under any obligation to enter into the Mortgages.

22.31    REVISED GROUP STRUCTURE

         If the Principal Borrower becomes aware of any inaccuracies in the Group Structure Chart delivered to the Agent pursuant to Schedule 3 ( Conditions Precedent), which relate to the items referred to in paragraphs (a), (b), (c) or (d) of the definition thereof, it will deliver to the Agent as soon as is reasonably practicable thereafter a revised Group Structure Chart which is true, complete and accurate.

23.      EVENTS OF DEFAULT

         Each of Clause 23.1 (Failure to Pay) to Clause 23.18 (Material Adverse Change) describes circumstances which constitute an Event of Default for the purposes of this Agreement.

23.1     FAILURE TO PAY

         Any sum due from an Obligor or the Obligors under the Finance Documents is not paid at the time, in the currency and in the manner specified therein unless such failure to pay is caused by administrative or technical error and:

         23.1.1 in the case of a payment of principal, payment is made within one Business Day of the due date;

         23.1.2 in the case of a payment of interest or commitment commission, payment is made within three Business Days of the due date; or

         23.1.3 in the case of a payment of any other amount payable under the Finance Documents, payment is made within five Business Days of the due date.

23.2     MISREPRESENTATION

         Any representation or statement made or deemed to be made by the Parent or an Obligor in the Finance Documents or in any notice or other document, certificate or statement delivered by it pursuant hereto or thereto or in connection herewith or therewith is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and the circumstances giving rise to such inaccuracy, if capable of remedy or change, are not remedied or do not change, such that the relevant representation or statement would be correct and not misleading if repeated five Business Days after the earlier of (a) it being notified by the Agent to the Parent and the relevant Obligor as having been made inaccurately and (b) the Parent or the relevant Obligor becoming aware of such inaccuracy.

23.3     SPECIFIC COVENANTS

         The Parent or an Obligor fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause 20 (Financial Information) or Clause 22 (Covenants). No Event of Default under this Clause 23.3 will occur in relation to:

         23.3.1 Clause 20.1 (Annual Statements) to Clause 20.7 (Other Financial Information), Clause 20.9 (General Information), Clause 20.11 (Acquisition Information), if the failure to comply with such is remedied within five Business Days of the Agent giving notice thereof to the Parent or the relevant Obligor; and

         23.3.2 Clause 22 (Covenants), (other than Clause 22.1 (Maintenance of Legal Validity), Clause 22.6 (Claims Pari Passu), Clause 22.8 (Conduct of Business), Clause 22.11 (Security), Clause 22.13 (Bank Accounts), Clause 22.16 (Negative Pledge), Clause 22.17 (Loans and Guarantees), Clause 22.19 (Acquisitions and Investments), Clause 22.20 (Dividends and Distributions), Clause 22.21 (Disposals), Clause 22.22 (Mergers), Clause 22.23 (Guarantors), Clause 22.25 (Subordinated Debt), and Clause
                  22.28 (Agreements with Related Parties)) if the failure to comply with such is capable of remedy and is remedied within five Business Days of the date on which the relevant member of the Restricted Group or the Principal Borrower became aware of such failure to comply.

23.4     FINANCIAL CONDITION

         At any time any of the requirements of Clause 21.1 (Financial Condition) is not satisfied.

23.5     OTHER OBLIGATIONS

         The Parent or an Obligor fails duly to perform or comply with any other obligation expressed to be assumed by it in the Finance Documents and such failure, if capable of remedy, is not remedied within thirty days after the Agent has given notice thereof to the Parent or such Obligor (as the case may be).

23.6     CROSS DEFAULT

         Any Financial Indebtedness of any member of the Restricted Group is not paid when due, any Financial Indebtedness of the Shareholder or any member of the Restricted Group is declared to be or otherwise becomes due and payable prior to its specified maturity (on account of an event of default (howsoever described)), any commitment for any Financial Indebtedness of any member of the Restricted Group is cancelled or suspended (on account of an event of default (howsoever described)) by a creditor of such member of the Restricted Group or any creditor of any member of the Restricted Group becomes entitled (on account of an event of default (howsoever described)) to declare any Financial Indebtedness of such member of the Restricted Group due and payable prior to its specified maturity, PROVIDED THAT it shall not constitute an Event of Default if:

         23.6.1 with respect to all such Financial Indebtedness, other than Financial Indebtedness incurred in the ordinary course of business on usual and customary terms, the aggregate amount thereof (or its equivalent in Swiss Francs) is less than CHF10,000,000;

         23.6.2 with respect to all such Financial Indebtedness incurred in the ordinary course of business on usual and customary terms, the aggregate amount thereof (or its equivalent in Swiss Francs) is less than CHF2,000,000; or

         23.6.3 such Financial Indebtedness comprises Subordinated Funding and the subordination relating thereto is in full force and effect at such time.

23.7     INSOLVENCY AND RESCHEDULING

         The Parent, the Shareholder or any member of the Restricted Group:

         23.7.1   is unable to pay its debts as they fall due;

         23.7.2 has liabilities (taking into account contingent and prospective liabilities that would be taken into account in the preparation of its annual financial statements) which exceed the value of its assets;

         23.7.3 commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness (other than as part of a solvent reorganisation of the Restricted Group, on terms which have been approved in writing by the Agent, acting on the instructions of an Instructing Group);

         23.7.4 makes a general assignment for the benefit of or a composition with its creditors; or

         23.7.5 has a moratorium declared in respect of any of its indebtedness.

23.8     WINDING-UP

         The Parent, the Shareholder or any member of the Restricted Group takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, dissolution, administration or re-organisation (whether by way of voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets PROVIDED THAT it shall not constitute an Event of Default if:

         23.8.1 such action, steps or proceedings relate to the Reorganisation or to an Additional Merger or to a solvent liquidation or re-organisation of a member of the Restricted Group which is not an Obligor, or are on terms which have been approved in writing by the Agent, acting on the instructions of an Instructing Group; or

         23.8.2 such action, steps or proceedings (a) are frivolous or vexatious, (b) do not relate to the appointment of an administrator (or its equivalent in any other jurisdiction) and (c) are contested in good faith by appropriate legal action and are stayed or discharged within fourteen days of their commencement.

23.9     EXECUTION OR DISTRESS

         Any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of the Shareholder or any member of the Restricted Group or any event occurs which under the laws of the jurisdiction of incorporation of the Shareholder or, as the case may be, such member of the Restricted Group has a similar or analogous effect where:

         23.9.1   the aggregate value of such assets exceeds CHF600,000; and

         23.9.2 such execution, distress or possession is not discharged within fourteen days.

23.10    FAILURE TO COMPLY WITH FINAL JUDGMENT

         The Shareholder or any member of the Restricted Group fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction.

23.11    GOVERNMENTAL INTERVENTION

         By or under the authority of any government, (a) the management of any Obligor is wholly or partially displaced or the authority of any Obligor in the conduct of its business is wholly or partially curtailed or (b) all or a majority of the issued shares of any Obligor or the whole or any substantial part of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired, in each case where such is not remedied to the satisfaction of the Agent within thirty days of the relevant event occurring.

23.12    OWNERSHIP OF THE RESTRICTED GROUP

         If:


         23.12.1 either the Principal Borrower or, prior to the completion of the Initial Mergers, CC AG ceases to be a wholly-owned subsidiary of the Shareholder; or

         23.12.2 the Principal Borrower ceases to own (either directly or indirectly) the percentage of the issued share capital of each of its subsidiaries which is a Guarantor as indicated on the Group Structure Chart, save as a result of the Reorganisation or any Additional Mergers.

23.13    OWNERSHIP OF SHAREHOLDER

         If:

         23.13.1 prior to it or any member of the NTL Inc. Holding Group entering into a Permitted Joint Venture, the Parent ceases (directly or indirectly) to:

                  (a) own 100 per cent. of the issued share capital of the Shareholder; or

                  (b) to have the power to either control the casting of all of the votes that might be cast at a general meeting of the Shareholder or appoint or remove all of the directors or equivalent officers of the Shareholder; or

         23.13.2 after it or any member of the NTL Inc. Holding Group enters into a Permitted Joint Venture, the Parent ceases (directly or indirectly) to:

                  (a) own at least 50 per cent. of the issued share capital of the Shareholder; or

                  (b) to have the power to either control the casting of at least 50 per cent. of the maximum votes that might be cast at a general meeting of the Shareholder or appoint or remove at least half of the directors or equivalent officers of the Shareholder.

23.14    REPUDIATION, SUBORDINATION AND SECURITY

         If:

         23.14.1 the Parent, NTL SPV Inc., NTL CV1 or any Obligor repudiates a Finance Document; or

         23.14.2 the security intended to be created by, or the subordination effected under, the Finance Documents is not or ceases to be legal and valid and (except as contemplated by the Reservations or, if capable of remedy, such as is remedied within five Business Days of the earlier of (a) notice of the relevant event by the Agent to the Parent and the Principal Borrower and (b) the date on which the Parent, the Principal Borrower or the relevant Obligor becomes aware of such event) binding and enforceable.

23.15    ILLEGALITY

         At any time it is or becomes unlawful for the Parent or an Obligor to perform or comply with any or all of its obligations under the Finance Documents to which it is a party or any of the obligations of the Parent or an Obligor under the Finance Documents to which it is a party are not or cease to be legal and valid and (except as contemplated by the Reservations or, if capable of remedy, such as is remedied within five Business Days of the earlier of (a) notice of the relevant event by the Agent to the Parent or, as the case may be, the relevant Obligor and (b) the date on which the Parent or, as the case may be, the relevant Obligor becomes aware of such event) binding and enforceable.

23.16    ADVERSE PROCEEDINGS

         If any investigation or proceedings are commenced by, any government, court or regulatory agency or authority, which could reasonably be expected to be adversely determined, and if so determined, are reasonably likely to have a Material Adverse Effect.

23.17    SUBORDINATED FUNDING

         Any person (other than a Finance Party or an Obligor) party to the Subordination Deed or any other agreement or deed approved by the Agent in respect of Subordinated Funding fails to comply with its obligations under the Subordination Deed or such other agreement or deed and (unless an Obligor party to the Subordination Deed or any such other agreement or deed has also so failed to comply) such failure might reasonably be expected to have a material adverse effect on the subordination intended to be effected by the Subordination Deed or such other agreement or deed.

23.18    MATERIAL ADVERSE CHANGE

         Any event or circumstance occurs which has or could reasonably be expected to have a Material Adverse Effect.

23.19    ACCELERATION AND CANCELLATION

         Upon the occurrence of an Event of Default and at any time thereafter whilst it is continuing, the Agent may (and, if so instructed by an Instructing Group, shall) by notice to the Parent and the Principal Borrower (on its own behalf and on behalf of the other Borrowers):

         23.19.1 declare all or any part of the Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrowers under the Finance Documents) or declare all or any part of the Advances to be due and payable on demand of the Agent; and/or

         23.19.2 declare that any undrawn portion of the Facilities shall be cancelled, whereupon the same shall be cancelled and the Available Commitment of each Bank shall be reduced to zero; and/or

         23.19.3 exercise (on its own behalf and on behalf of the Banks and the Hedge Counterparties) all rights and remedies of a mortgagee or a secured party at such time and (without limitation), subject to the Security Documents and to the extent permitted by applicable law, (a) foreclose on any or all of the assets subject to the Security by any available judicial procedure,
                  (b) take possession of any or all of the assets subject to the Security and the books and records relating thereto, with or without judicial process and/or (c) enter any premises where any assets subject to the Security, or any books and records relating thereto, are located and take possession of and remove the same therefrom.

23.20    ADVANCES DUE ON DEMAND

         If, pursuant to Clause 23.19 (Acceleration and Cancellation), the Agent declares all or any part of the Advances to be due and payable on demand of the Agent, then, and at any time thereafter, the Agent may (and, if so instructed by an Instructing Group, shall) by notice to the
         Borrowers:

         23.20.1 require repayment of all or such part of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on the date specified together with accrued interest thereon and any other sums then owed by the Borrowers under the Finance Documents) or withdraw its declaration with effect from such date as it may specify; and/or

         23.20.2 select as the duration of any Interest Period or Term which begins whilst such declaration remains in effect a period of six months or less.

24.      GUARANTEE AND INDEMNITY

24.1     GUARANTEE AND INDEMNITY

         Subject to Clause 24.9 (Swiss Restrictions) and Clause 24.11 (Recourse to Shareholder), each of the Guarantors irrevocably and unconditionally jointly and severally:

         24.1.1 guarantees to each Finance Party the due and punctual observance and performance of all the terms, conditions and covenants on the part of each Borrower contained in the Finance Documents and agrees to pay from time to time on demand any and every sum or sums of money which each Borrower is at any time liable to pay to any Finance Party under or pursuant to the Finance Documents and which has become due and payable but has not been paid at the time such demand is made; and

         24.1.2 agrees as a primary obligation to indemnify each Finance Party from time to time on demand from and against any loss incurred by any Finance Party as a result of any of the obligations of any Borrower under or pursuant to the Finance Documents being or becoming void, voidable, unenforceable or ineffective as against such Borrower for any reason whatsoever, whether or not known to any Finance Party or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from such Borrower.

24.2     ADDITIONAL SECURITY

         The obligations of each Guarantor herein contained shall be in addition to and independent of every other security which any Finance Party may at any time hold in respect of any of any Obligor's obligations under the Finance Documents.

24.3     CONTINUING OBLIGATIONS

         The obligations of each Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Borrowers under the Finance Documents and shall continue in full force and effect until final payment in full of all amounts owing by any Borrowers under the Finance Documents and total satisfaction of all the Borrowers' actual and contingent obligations under the Finance Documents.

24.4     OBLIGATIONS NOT DISCHARGED

         Neither the obligations of each Guarantor herein contained nor the rights, powers and remedies conferred in respect of each Guarantor upon any Finance Party by the Finance Documents or by law shall be discharged, impaired or otherwise affected by:

         24.4.1 the winding-up, dissolution, administration or re-organisation of any Obligor or any other person or any change in its status, function, control or ownership;

         24.4.2 any of the obligations of any Obligor or any other person under the Finance Documents or under any other security taken in respect of any of its obligations under the Finance Documents being or becoming illegal, invalid, unenforceable or ineffective in any respect;

         24.4.3 time or other indulgence being granted or agreed to be granted to any Obligor or any other person in respect of its obligations under the Finance Documents or under any such other security;

         24.4.4 any amendment to, or any variation, waiver or release of, any obligation of any Obligor or any other person under the Finance Documents or under any such other security;

         24.4.5 any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of any Obligor's obligations under the Finance Documents;

         24.4.6 any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any Obligor's obligations under the Finance Documents; or

         24.4.7 any other act, event or omission which, but for this Clause 24.4, might operate to discharge, impair or otherwise affect any of the obligations of each Guarantor herein contained or any of the rights, powers or remedies conferred upon any of the Finance Parties by the Finance Documents or by law.

24.5     SETTLEMENT CONDITIONAL

         Any settlement or discharge between a Guarantor and any of the Finance Parties shall be conditional upon no security or payment to any Finance Party by an Obligor or any other person on behalf of an Obligor being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, each Finance Party shall be entitled to recover the value or amount of such security or payment from such Guarantor subsequently as if such settlement or discharge had not occurred.

24.6     EXERCISE OF RIGHTS

         No Finance Party shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of any Guarantor by the Finance Documents or by law:

         24.6.1 to make any demand of any Obligor (save where such demand is expressly required by the terms of the Finance Documents);

         24.6.2 to take any action or obtain judgment in any court against any Obligor;

         24.6.3 to make or file any claim or proof in a winding-up or dissolution of any Obligor; or

         24.6.4 to enforce or seek to enforce any other security taken in respect of any of the obligations of any Obligor under the Finance Documents.

24.7     DEFERRAL OF GUARANTORS' RIGHTS

         Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

         24.7.1   to be indemnified by a Borrower;

         24.7.2 to claim any contribution from any other guarantor of the obligations of any Borrower under the Finance Documents; and/or

         24.7.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

24.8     APPROPRIATIONS

         Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

         24.8.1 refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

         24.8.2 hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 24.

24.9     SWISS RESTRICTIONS

         The Restricted Obligations of (a) each Swiss Obligor under this Clause 24 and the Security Documents to which that Swiss Obligor is a party and (b) each Swiss Obligor under Clause 14 (Taxes) shall at all times be limited to the maximum amount of that Swiss Obligor's profits available for distribution as dividends at any given time (being the balance sheet profits and any reserves made for this purpose, in each case in accordance with article 675(2) and article 671(1) and (2), no. 3, of the Swiss Federal Code of Obligations).

24.10    SWISS WITHHOLDING TAX

         Each Swiss Obligor shall:

         24.10.1 if and to the extent required by applicable law in force at the relevant time:

                  (a) subject to any applicable double taxation treaty, deduct Swiss Anticipatory Tax (withholding tax) at the rate of 35 per cent. (or such other rate as in force from time to time) from any payment made by it in respect of Restricted Obligations;

                  (b) pay any such deduction to the Swiss Federal Tax Administration; and

                  (c) notify (or procure that the Principal Borrower notifies) the Agent that such a deduction has been made in accordance with Clause 15.1 (Notification of Requirement to Deduct Tax) and provide, in accordance with Clause 15.2 (Evidence of Payment of Tax) the Agent with evidence that such a deduction has been paid to the Swiss Federal Tax Administration; and

         24.10.2 to the extent such a deduction is made, not be obliged to either gross-up in accordance with Clause 14.1 (Tax Gross-up) or indemnify the Finance Parties in accordance with Clause
                  14.2 (Tax Indemnity) in relation to any payment made by it in respect of Restricted Obligations.

24.11    RECOURSE TO SHAREHOLDER

         The liability of the Shareholder under this Clause 24 shall at all times be limited to the proceeds of the Security granted by the Shareholder. A Finance Party shall not be entitled to take any further steps to recover from the Shareholder sums due to it under the Finance Documents and any claims the Finance Parties have against the Shareholder shall be extinguished once the Security granted by the Shareholder has been realised and the proceeds applied against sums due by the Shareholder under the Finance Documents.

25.      COMMITMENT COMMISSION AND FEES

25.1     COMMITMENT COMMISSION ON THE ORIGINAL TERM FACILITY

         The Borrowers, acting through the Principal Borrower, shall pay to the Agent for account of each Bank a commitment commission on the amount of such Bank's Available Term Commitment from day to day during the Original Term Availability Period, such commitment commission to be calculated at the rate of 0.75 per cent. per annum and payable in arrear on the last day of each successive period of three months which ends during the Original Term Availability Period and on the last day of the Original Term Availability Period.

25.2     COMMITMENT COMMISSION ON THE REVOLVING FACILITY

         The Borrowers, acting through the Principal Borrower, shall pay to the Agent for account of each Bank in respect of each Commitment Period (as defined below) a commitment commission calculated at the percentage rate per annum determined pursuant to Clause 25.3 (Rate of Revolving Facility Commitment Commission) on an amount equal to the average daily Available Revolving Commitments during such Commitment Period.

25.3     RATE OF REVOLVING FACILITY COMMITMENT COMMISSION

         The applicable rate of commitment commission for any Commitment Period in respect of the Revolving Facility shall be determined by reference to the average daily utilisation of the Revolving Facility during such Commitment Period expressed as a percentage of the average daily Revolving Commitment during such Commitment Period and in accordance with the following scale:

AVERAGE DAILY UTILISATION AS PERCENTAGE
OF AVERAGE DAILY REVOLVING COMMITMENT            APPLICABLE RATE OF
COMMISSION                                       COMMITMENT
Up to and including 50 per cent.                 0.75 per cent.
Over 50 per cent.                                0.50 per cent.

25.4     DEFINITIONS AND AVERAGE CALCULATIONS

         For the purposes of Clauses 25.2 (Commitment Commission on the Revolving Facility) and Clause 25.3 (Rate of Revolving Facility Commitment Commission):

         25.4.1 "COMMITMENT PERIOD" means each successive period of three months during the period beginning on the date hereof and ending on the Revolving Termination Date (except that if the last such period would otherwise extend beyond the Revolving Termination Date it shall be shortened so as to end on that date).

         25.4.2 The average daily utilisation of the Revolving Facility during a Commitment Period shall equal the sum of all Revolving Advances made by the Banks and outstanding on each day during such Commitment Period, divided by the number of days in such Commitment Period.

         25.4.3 The average daily Revolving Commitments during a Commitment Period shall equal the aggregate of the Revolving Commitments on each day during such Commitment Period divided by the number of days in such Commitment Period.

         25.4.4 The average daily Available Revolving Commitments during a Commitment Period shall equal the aggregate of the Available Revolving Commitments on each day during such Commitment Period divided by the number of days in such Commitment Period.

25.5     PAYMENT OF COMMITMENT COMMISSION

         The Agent shall promptly after the end of each Commitment Period notify the Principal Borrower (on its own behalf and on behalf of the Borrowers) and the Banks of the amounts payable by the Borrowers under Clause 25.2 (Commitment Commission on the Revolving Facility) in respect of such Commitment Period and the Borrowers, acting through the Principal Borrower, shall pay such amount to the Agent for account of the Banks pro rata to each Bank's Revolving Commitment hereunder from time to time during the applicable Commitment Period, within five Business Days of such notification.

25.6     AGENCY AND OTHER FEES

         The Parent shall:

         25.6.1 pay (or shall procure that the Principal Borrower shall pay) to the Agent for its own account the agency fees specified in the letter dated 16 February 2000 from the Arrangers to the Parent at the times, and in the amounts, specified in such letter; and

         25.6.2 pay (or shall procure that the Principal Borrower shall pay) to the Arrangers the fees specified in the letters dated 16 February 2000 from the Arrangers to the Parent (and the attachments thereto) at the times, and in the amounts, specified in such letters.

26.      COSTS AND EXPENSES

26.1     PRESERVATION AND ENFORCEMENT OF RIGHTS

         The Borrowers, acting through the Principal Borrower, shall, from time to time on demand of the Agent, reimburse the Finance Parties for all costs and expenses (including legal fees) on a full indemnity basis together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Finance Parties under the Finance Documents and any document referred to in the Finance Documents (including, without limitation, any costs and expenses reasonably incurred in relation to any investigation as to whether or not an Event of Default might have occurred or is likely to occur or any steps necessary or desirable in connection with any proposal for remedying or otherwise resolving an Event of Default or Potential Event of Default).

26.2     STAMP TAXES

         The Borrowers, acting through the Principal Borrower, shall pay all stamp, registration and other taxes to which the Finance Documents, any other document referred to in the Finance Documents (save as otherwise specified therein) or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Agent, indemnify the Finance Parties against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

26.3     AMENDMENT COSTS

         If an Obligor requests any amendment, waiver or consent then the Borrowers, acting through the Principal Borrower, shall, within five Business Days of demand by the Agent, reimburse the Agent for all costs and expenses (including legal fees) together with any VAT thereon reasonably incurred by it in responding to or complying with such request.

26.4     BANKS' LIABILITIES FOR COSTS

         If the Borrowers fail to perform any of their obligations under this Clause 26, each Bank shall, in its Proportion, indemnify the Agent against any loss incurred by the Agent as a result of such failure.

27.      DEFAULT INTEREST AND BREAK COSTS

27.1     DEFAULT INTEREST PERIODS

         If any sum due and payable by an Obligor hereunder is not paid on the due date therefor in accordance with Clause 30 (Payments) or if any sum due and payable by an Obligor under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Obligor to pay such sum is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 27) be selected by the Agent.

27.2     DEFAULT INTEREST

         An Unpaid Sum shall bear interest during each Interest Period in respect thereof at the rate per annum which is one per cent. per annum above the percentage rate which would apply if such Unpaid Sum had been an Advance in the amount and currency of such Unpaid Sum and for the same Interest Period, PROVIDED THAT if such Unpaid Sum relates to an Advance which became due and payable on a day other than the last day of an Interest Period or Term relating thereto:

         27.2.1 the first Interest Period applicable to such Unpaid Sum shall be of a duration equal to the unexpired portion of the current Interest Period or Term relating to that Advance; and

         27.2.2 the percentage rate of interest applicable thereto from time to time during such period shall be that which exceeds by one per cent. the rate which would have been applicable to it had it not so fallen due, save that the Margin shall be, or be deemed to be, 2.50 per cent. per annum.

27.3     PAYMENT OF DEFAULT INTEREST

         Any interest which shall have accrued under Clause 27.2 (Default Interest) in respect of an Unpaid Sum shall be due and payable and shall be paid by the Obligor owing such Unpaid Sum on the last day of each Interest Period in respect thereof or on such other dates as the Agent may specify by notice to such Obligor.

27.4     BREAK COSTS

         If any Bank or the Agent on its behalf receives or recovers all or any part of such Bank's share of an Advance or Unpaid Sum otherwise than on the last day of an Interest Period or Term relating thereto, the Principal Borrower shall pay to the Agent within three Business Days of demand for account of such Bank an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Interest Period or Term exceeds (b) the amount of interest which that Bank would have been able to obtain by placing an amount equal to the amount so received or recovered on deposit with a prime bank in London for a period starting on the

         Business Day following the date of such receipt or recovery and ending on the last day of that Interest Period or Term.

28.      BORROWERS' INDEMNITIES

28.1     BORROWERS' INDEMNITY

         The Borrowers, acting through the Principal Borrower, undertake to indemnify:

         28.1.1 each Finance Party against any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon, which it may sustain or incur as a consequence of the occurrence of any Event of Default or any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

         28.1.2   each Bank against any cost or loss it may suffer under Clause
                  26.4 (Banks' Liabilities for Costs) or Clause 33.6 (Indemnification); and

         28.1.3 each Bank against any cost or loss it may suffer or incur as a result of its funding or making arrangements to fund its portion of an Advance requested by any Borrower but not made by reason of the operation of any one or more of the provisions hereof.

28.2     CURRENCY INDEMNITY

         If any sum (a "SUM") due from an Obligor under the Finance Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the "FIRST CURRENCY") in which such Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

         28.2.1   making or filing a claim or proof against such Obligor;

         28.2.2 obtaining or enforcing an order or judgment, in any court or other tribunal or authority,

         the Borrowers, acting through the Principal Borrower, shall indemnify each person to whom such Sum is due from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to such person at the time of receipt of such Sum.

29.      CURRENCY OF ACCOUNT AND PAYMENT

         The Swiss Franc is the currency of account and payment for each and every sum at any time due from an Obligor hereunder, PROVIDED THAT:

         29.1.1 each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

         29.1.2   each payment pursuant to Clause 14.2 (Tax Indemnity), Clause
                  16.1 (Increased Costs) or Clause 28.1 (Borrowers' Indemnity) shall be made in the currency specified by the party claiming thereunder.

30.      PAYMENTS

30.1     NOTIFICATION OF PAYMENTS

         Without prejudice to the liability of each party hereto promptly to pay each amount owing by it hereunder on the due date therefor, whenever a payment is expected to be made by any of the parties hereto, the Agent shall, at least two Business Days prior to the expected date for such payment, notify all the parties hereto of the amount, currency and timing of such payment and the identity of the party liable to make such payment.

30.2     PAYMENTS TO THE AGENT

         On each date on which this Agreement requires an amount to be paid by an Obligor or a Bank, such Obligor or, as the case may be, such Bank shall make the same available to the Agent for value on the due date at such time and in such funds and to such account with such bank as the Agent shall (acting reasonably) specify from time to time.

30.3     PAYMENTS BY THE AGENT

         30.3.1 Save as otherwise provided herein, each payment received by the Agent pursuant to Clause 30.2 (Payments to the Agent) shall:

                  (a) in the case of a payment received for the account of a Borrower, be made available by the Agent to such Borrower by application:

                           (i) first, in or towards payment the same day of any amount then due from such Borrower hereunder to the person from whom the amount was so received; and

                           (ii) secondly, in or towards payment the same day to the account of such Borrower with such bank in Zurich as such Borrower shall have previously notified to the Agent for this purpose; and

                  (b) in the case of any other payment, be made available by the Agent to the person entitled to receive such payment in accordance with this Agreement (in the case of a Bank, for the account of its Facility Office) for value the same day by transfer to such account of such person with such bank in Zurich as such person shall have previously notified to the Agent.

         30.3.2 A payment will be deemed to have been made by the Agent on the date on which it is required to be made under this Agreement if the Agent has, on or before that date, taken steps to make that payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Agent in order to make the payment.

30.4     NO SET-OFF

         All payments required to be made by an Obligor hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

30.5     CLAWBACK

         Where a sum is to be paid hereunder to the Agent for account of another person, the Agent shall not be obliged to make the same available to that other person until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum was so made available shall on request refund the same to the Agent together with an amount sufficient to indemnify the Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum prior to its having received such sum.

30.6     SECURITY PROCEEDS

         Each Security Party (other than the Agent) shall promptly pay all Security Proceeds recovered by it to the Agent. All Security Proceeds received, recovered or paid to the Agent will be held and applied by the Agent as follows:

         30.6.1 to the extent such sums are not denominated in Swiss Francs, they will be converted by the Agent into the equivalent amount of Swiss Francs; and

         30.6.2 the net Security Proceeds will then be credited to such account or accounts as the Agent thinks fit pending their application in accordance with Clause 30.7 (Application of Security Proceeds), the Agent being entitled to retain the net Security Proceeds in such account or accounts whilst any Obligor remains under any actual or contingent obligations under the Finance Documents and/or any member of the Group remains under any actual or contingent obligations under or in respect of the Secured Permitted Facilities.

30.7     APPLICATION OF SECURITY PROCEEDS

         Amounts standing to the credit of the account or accounts referred to in Clause 30.6 (Security Proceeds) shall (save to the extent prohibited by any applicable law) be applied by the Agent in the following order of priority:

         30.7.1 FIRST, in or towards payment of any unpaid costs and expenses of the Agent;

         30.7.2 SECONDLY, in or towards discharging all assessments to tax made on the Agent (or, as the case may be, any other Security Party) in respect of any of the Security held by it or its receipt of the Security Proceeds;

         30.7.3 THIRDLY, after setting aside any sums which the Agent believes will or may become payable under either sub-clause 30.7.1 or sub-clause 30.7.2 above, in or towards satisfying the Principal Borrower's obligations to the Banks under sub-clause
                  28.1.2 of Clause 28.1 (Borrowers' Indemnities);

         30.7.4 FOURTHLY, to the Finance Parties and the Permitted Facilities Provider in or towards the discharge, pro rata, of all sums due and payable by the Parent or the Obligors under the Finance Documents or, as the case may be, by any members of the Group under or in respect of the Secured Permitted Facilities;

         30.7.5 FIFTHLY, if no Obligor has any further actual or contingent liability under the Finance Documents and no member of the Group has any further actual or contingent liability under the documentation relating to the Secured Permitted Facilities, in payment to the extent necessary to any person the Agent is obliged to pay in priority to the member of the Group otherwise entitled to such sum; and

         30.7.6 thereafter, in payment to the member of the Group entitled to such sum.


         The Permitted Facilities Provider shall, for the purposes of enabling the Agent to determine the amounts to be applied in accordance with the provisions of Clause 30.7.4 and Clause 30.7.5, promptly after the Agent declares all or any part of the Advances to be immediately due and payable in accordance with either Clause 23.19 (Acceleration and Cancellation) or Clause 23.20 (Advances Due on Demand), notify the Agent of the amounts due and payable to it under or in respect of the Secured Permitted Facilities (identifying, in such notification, the nature of each such amount payable, whether it is in respect of principal, interest or some other obligation).

30.8     PARTIAL PAYMENTS

         If and whenever:

         30.8.1 a payment is made by an Obligor hereunder and the Agent receives an amount less than the due amount of such payment; or

         30.8.2 the Agent is to apply Security Proceeds in or towards the discharge of all sums due and payable by the Parent or the Obligors under the Finance Documents and/or payable by any members of the Group under or in respect of the Secured Permitted Facilities, but the Security Proceeds to be so applied are less than such sums due and payable, the Agent may apply the amount received towards the obligations of the Obligors under the Finance Documents and the obligations of any members of the Group under or in respect of the Secured Permitted Facilities, in the following order:

         (a) FIRST, in or towards payment of any unpaid costs and expenses of the Agent;

         (b) SECONDLY, in or towards payment pro rata of any accrued interest or commitment commission due but unpaid;

         (c) THIRDLY, in or towards payment pro rata of any principal due but unpaid; and


         (d) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid.

30.9     VARIATION OF PARTIAL PAYMENTS
         The order of partial payments set out in Clause 30.8 (Partial Payments) shall, in the case of the payment made by any member of the Group, override any appropriation made by the member of the Group to which the partial payment relates but the order set out in sub-clauses (b), (c) and (d) of Clause 30.8 (Partial Payments) may be varied if agreed by, in the case of a payment falling within sub-clause 30.8.1 of Clause
         30.8 (Partial Payments) all the Banks and, in the case of a payment falling within sub-clause 30.8.2 of Clause 30.8 (Partial Payments), by all the Banks and the Permitted Facilities Provider.

30.10    BUSINESS DAYS
         30.10.1 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

         30.10.2 During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

31.      SET-OFF

31.1     CONTRACTUAL SET-OFF
         Each Obligor authorises each Bank, at any time any sum is due and payable hereunder and remains unpaid, to apply any credit balance to which such Obligor is entitled on any account of such Obligor with such Bank in satisfaction of any sum due and payable from such Obligor to such Bank under the Finance Documents but unpaid. For this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

31.2     SET-OFF NOT MANDATORY
         No Bank shall be obliged to exercise any right given to it by Clause
         31.1 (Contractual Set-off).

32.      SHARING

32.1     PAYMENTS TO BANKS
         If (a) prior to the Agent declaring all or any part of the Advances to be immediately due and payable in accordance with either Clause 23.19 (Acceleration and Cancellation) or Clause 23.30 (Advances Due on Demand), a Bank (a "RECOVERING BANK") applies any receipt or recovery from an Obligor to a payment due and payable under this Agreement and such amount is received or recovered other than in accordance with Clause 30.3 (Payments by the Agent), or (b) after the Agent declaring all or any part of the Advances to be immediately due and payable in accordance with either Clause 23.19 (Acceleration and Cancellation) or Clause 23.20 (Advances Due on Demand), a Bank or the Permitted Facilities Provider (a "RECOVERING ENTITY") applies any receipt or recovery from a member of the Group to a payment due and payable under this Agreement and/or the documentation relating to the Secured Permitted

         Facilities and such amount is received or recovered other than in accordance with Clause 30.7 (Application of Security Proceeds) or Clause 30.8 (Partial Payments), then such Recovering Bank or, as the case may be, such Recovering Entity shall:

         32.1.1   notify the Agent of such receipt or recovery;

         32.1.2 at the request of the Agent, promptly pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by such Recovering Bank or, as the case may be, such Recovering Entity as its share of any payment to be made in accordance with Clause 30.8 (Partial Payments).

32.2     REDISTRIBUTION OF PAYMENTS
         The Agent shall treat the Sharing Payment as if it had been paid by the relevant member of the Group and distribute it between the Finance Parties (other than the Recovering Bank) or, as the case may be, between the Security Parties (other than the Recovering Entity) in accordance with Clause 30.8 (Partial Payments).

32.3     RECOVERING BANK'S RIGHTS
         The Recovering Bank or, as the case may be, the Recovering Entity will be subrogated into the rights of the parties which have shared in a redistribution pursuant to Clause 32.2 (Redistribution of Payments) in respect of the Sharing Payment (and the relevant Obligor (or, in the case of any member of the Group which is not an Obligor, the Principal Borrower shall procure that such member of the Group) shall be liable to the Recovering Bank or, as the case may be, the Recovering Entity in an amount equal to the Sharing Payment).

32.4     REPAYABLE RECOVERIES
         If any part of the Sharing Payment received or recovered by a Recovering Bank or, as the case may be, the Recovering Entity becomes repayable and is repaid by such Recovering Bank or, as the case may be, by such Recovering Entity, then:

         32.4.1 each party which has received a share of such Sharing Payment pursuant to Clause 32.2 (Redistribution of Payments) shall, upon request of the Agent, pay to the Agent for account of such Recovering Bank or, as the case may be, such Recovering Entity an amount equal to its share of such Sharing Payment; and

         32.4.2 such Recovering Bank's or, as the case may be, such Recovering Entity's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant member of the Group will be liable to the reimbursing party for the amount so reimbursed.

32.5     EXCEPTION
         This Clause 32 shall not apply if the Recovering Bank or, as the case may be, the Recovering Entity would not, after making any payment pursuant hereto, have a valid and enforceable claim against the relevant member of the Group.

32.6     RECOVERIES THROUGH LEGAL PROCEEDINGS
         If any Bank intends to commence any action in any court it shall give prior notice to the Agent and the other Banks. If any Bank shall commence any action in any court to enforce its rights hereunder and, as a result thereof or in connection therewith, receives any amount, then such Bank shall not be required to share any portion of such amount with any Bank which has the legal right to, but does not, join in such action or commence and diligently prosecute a separate action to enforce its rights in another court.

32.7     HEDGING AGREEMENTS
         The Principal Borrower shall provide the Agent with, as soon as is reasonably practicable after the same are entered into, copies of the Hedging Agreements entered into by either it or any other Borrowers selected by it pursuant to Clause 22.26 (Hedging). The Principal Borrower and each Hedging Bank shall ensure that each Hedging Agreement to which (a) (in the case of the Principal Borrower) it or any other member of the Group is a party or (b) (in the case of a Hedging Bank) it or any of its affiliates is a party as a Hedge Counterparty:

         32.7.1 provides for "two-way payments" in the event of a termination of a hedging transaction entered into pursuant to a Hedging Agreement whether upon a termination event or an event of default (each as defined in the Hedging Agreement), meaning that the defaulting party under that Hedging Agreement will be entitled to receive payment under the relevant termination provisions if the net replacement value of all terminated transactions affected under the Hedging Agreement is in its favour;

         32.7.2 includes as an event of default (as defined in the Hedging Agreement) an Event of Default.

32.8     TERMINATION OF HEDGING AGREEMENTS
         Each Hedging Bank shall:

         32.8.1 if (a) any hedging transaction under any Hedging Agreement to which it (or, as the case may be, its affiliate) is a party is terminated, (b) a settlement amount or other amount falls due from it (or, as the case may be, its affiliate) to any Obligor under such a Hedging Agreement and (c) the Security has become, and remains at the proposed date of payment, enforceable, pay (or procure that its affiliate pays) such a settlement amount to the Agent as Security Proceeds for application in accordance with Clause 30.7 (Application of Security Proceeds); and

         32.8.2 unless the Agent otherwise instructs it, exercise (or procure that its affiliate exercises) any rights it may have to terminate the hedging transactions under the Hedging Agreements to which either it or its affiliate is a party as soon as is reasonably practicable after the date on which the Agent declares all or any part of the Advances to be immediately due and payable in accordance with either Clause 23.19 (Acceleration and Cancellation) or Clause
                  23.20 (Advances Due on Demand).

32.9     RIGHTS OF HEDGE COUNTERPARTIES
         Whilst any Obligor has any actual or contingent liabilities under the Finance Documents, except with the prior consent of the Agent (acting on the instructions of an Instructing Group), no Hedging Bank will (and each Hedging Bank will procure that any of its affiliates who are Hedge Counterparties do not):

         32.9.1 demand or receive payment, prepayment, repayment, or any distribution in respect of or on account of any of the Hedging Liabilities in cash or in kind or apply any money or property in or towards the discharge of any Hedging Liabilities except for:

                  (a) scheduled payments arising under the terms of the Hedging Agreements; and

                  (b) the proceeds of enforcement of the Security Documents received and applied in the order permitted by Clause
                           30.7 (Application of Security Proceeds);

         32.9.2 exercise any right it might otherwise have pursuant to any Hedging Agreement to terminate any hedging transactions under such Hedging Agreement or to refuse to make any payment due from it under such hedging transactions until the Agent declares all or any part of the Advances to be immediately due and payable in accordance with either Clause 23.19 (Acceleration and Cancellation) or Clause 23.20 (Advances Due on Demand);

         32.9.3 discharge all or any part of the Hedging Liabilities by set-off, any right of combination of accounts or otherwise except if and to the extent that those Hedging Liabilities are permitted to be paid under sub-clause 32.9.1(a); or

         32.9.4 take, accept or receive the benefit of any Encumbrance or guarantee in respect of the Hedging Liabilities other than under (a) the Finance Documents or (b) any other Encumbrance or guarantee granted for the full benefit of the Finance Parties in accordance with the ranking specified in this Agreement.

32.10    AMENDMENT OF HEDGING AGREEMENTS
         Except with the prior written consent of the Agent (acting on the instructions of an Instructing Group), neither an Obligor nor a Hedging Bank will (and each Hedging Bank which has an affiliate who is a Hedge Counterparty will procure that such affiliate does not) amend, vary, supplement or allow to be superseded any provision of the Hedging Agreements which would result in:

         32.10.1 any provision in the Hedging Agreements being amended unless the Hedge Counterparty concerned, acting reasonably and in good faith, certifies to the Agent that it considers such amendment does not impose restrictions or obligations or conditions on any Obligor which are more onerous than those originally provided for in the Hedging Agreements;

         32.10.2 any payment under the Hedging Agreements being required to be made by a Obligor earlier than the date originally provided for in the Hedging Agreements; or

         32.10.3 any Obligor becoming liable to make an additional payment (or increase an existing payment) under any of the Hedging Agreements, where such liability does not arise from the original provisions of the Hedging Agreements.

33.      THE AGENT, THE ARRANGERS AND THE BANKS

33.1     APPOINTMENT OF THE AGENT
         Each of the Arrangers, the Banks and, for the purposes of (a) Clause 30 (Payments), Clause 32 (Sharing) and Clause 41 (Amendments) of this Agreement and (b) the Agent's entry into of certain of the Security Documents, the Permitted Facilities Provider, hereby appoints the Agent to act as its agent in connection with the Finance Documents and authorises the Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Agent under or in connection with the Finance Documents or, as the case may be, the Secured Permitted Facilities together with any other incidental rights, powers, authorities and discretions. In respect of the Subordination Deed, the parties hereto agree that the Agent acts as the agent and representative of the Finance Parties and the Permitted Facilities Provider in accordance with the provisions of Dutch law.

33.2     AGENT'S DISCRETIONS
         The Agent may:

         33.2.1 assume, unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party hereto, that (a) any representation made or deemed to be made by the Parent or an Obligor in connection with the Finance Documents is true, (b) no Event of Default or Potential Event of Default has occurred (unless it has actual knowledge of an Event of Default arising under Clause 23.1 (Failure to Pay)), (c) neither the Parent nor any Obligor is in breach of or default under its obligations under the Finance Documents and (d) any right, power, authority or discretion vested herein upon an Instructing Group, the Banks or any other person or group of persons has not been exercised;

         33.2.2 assume that (a) the Facility Office of each Bank is that notified to it by such Bank in writing and (b) the information provided by each Bank pursuant to Clause 39 (Notices), Clause
                  33.15 (Banks' Mandatory Cost Details) and Schedule 10 (Mandatory Costs), and the information provided by the Permitted Facilities Provider pursuant to Clause 39 (Notices), is true and correct in all respects until it has received from such Bank or, as the case may be, the Permitted Facilities Provider notice of a change to the Facility Office or any such information and act upon any such notice until the same is superseded by a further notice;

         33.2.3 engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

         33.2.4 rely as to any matters of fact which might reasonably be expected to be within the knowledge of the Parent or an Obligor upon a certificate signed by or on behalf of the Parent or such Obligor;

         33.2.5 rely upon any communication or document believed by it to be genuine;

         33.2.6 refrain from exercising any right, power or discretion vested in it as agent under the Finance Documents unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

         33.2.7 refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with the Finance Documents until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions; and

         33.2.8 assume (unless it has specific notice to the contrary) that any notice or request made by the Principal Borrower is made on behalf of all the Obligors.

33.3     AGENT'S OBLIGATIONS
         The Agent shall:

         33.3.1 promptly inform each Bank of the contents of any written notice or document received by it in its capacity as Agent from the Parent or an Obligor under the Finance Documents;

         33.3.2 promptly notify each Bank of the occurrence of any Event of Default or any default by the Parent or an Obligor in the due performance of or compliance with its obligations under the Finance Documents of which the Agent has notice from any other party hereto;

         33.3.3 promptly notify each Bank of the occurrence of an Event of Default under Clause 23.1 (Failure to Pay);

         33.3.4 promptly notify each Bank and the Permitted Facilities Provider of all or any part of the Advances being declared to be immediately due and payable in accordance with either Clause 23.19 (Acceleration and Cancellation) or Clause 23.30 (Advances Due on Demand);

         33.3.5 save as otherwise provided herein, act as agent under the Finance Documents in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the Arrangers and the Banks;

         33.3.6 if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent under the Finance Documents; and

         33.3.7 unless it has a Bank's consent, refrain from acting on behalf of that Bank in any legal or arbitration proceedings relating to any Finance Document.

         The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

33.4     EXCLUDED OBLIGATIONS
         Notwithstanding anything to the contrary expressed or implied herein, neither the Agent nor an Arranger shall:

         33.4.1 be bound to enquire as to (a) whether or not any representation made or deemed to be made by either the Parent or an Obligor in connection with the Finance Documents is true, (b) the occurrence or otherwise of any Event of Default or Potential Event of Default, (c) the performance by either the Parent or an Obligor of its obligations under the Finance Documents or (d) any breach of or default by either the Parent or an Obligor of or under its obligations under the Finance Documents;

         33.4.2 be bound to account to any Bank or the Permitted Facilities Provider for any sum or the profit element of any sum received by it for its own account;

         33.4.3 be bound to disclose to any other person any information relating to any member of the NTL Inc. Group, any member of the NTL Inc. Holding Group or any member of the Group if (a) such information is confidential or (b) such disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of fiduciary duty;

         33.4.4 be under any obligations other than those for which express provision is made herein; or

         33.4.5   be or be deemed to be a fiduciary for any other party hereto.

33.5     DELEGATION
         The Agent may delegate, transfer or assign to any subsidiary of The Chase Manhattan Corporation or its successor from time to time all or any of the rights, powers, authorities and discretions vested in it under the Finance Documents and the performance of its duties in accordance therewith, and such delegation, transfer or assignment may be made upon such terms and subject to such conditions (including the power to sub-delegate) and subject to such regulations as the Agent may think fit (and the term "Agent" as used in this Agreement shall include any such delegate).

33.6     INDEMNIFICATION
         Each Bank shall, in its Proportion, from time to time on demand by the Agent, indemnify the Agent against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent under the Finance Documents (other than any which have been reimbursed by the Borrowers pursuant to Clause 28.1 (Borrowers' Indemnity)).

33.7     EXCLUSION OF LIABILITIES
         Each Bank confirms that it has read the Notice to Recipients in the Information Memorandum, that it has complied with the Recipients' Obligations (as set out in the Notice to Recipients) and, accordingly, that it enters into this Agreement on the basis of the Notice to Recipients. In particular, each of the Banks accepts that it is entering into this Agreement in reliance only on the representations of the Parent and Obligors in this Agreement (and, in relation to the Information Memorandum, in reliance only on the representations of the Shareholder in Clause 19.22 (Information Memorandum)) and on its own investigations, that it has not relied on the Arrangers and that, except as set out below, it neither has nor will have any claims against the Arrangers arising from or in connection with this Agreement. Similarly, each of the Banks accepts that the Notice to Recipients in the Information Memorandum is applicable also to the Agent as if the Agent had been named in addition to the Arrangers in the Important Notice.

         Except in the case of gross negligence or wilful default, neither the Agent nor any Arranger accepts any responsibility to any of the Banks and/or to the Permitted Facilities Provider:

         33.7.1 for the adequacy, accuracy and/or completeness of the Information Memorandum or any other information supplied by the Agent or the Arrangers, by the Parent or an Obligor or by any other person in connection with the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents;

         33.7.2 for the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents; or

         33.7.3 for the exercise of, or the failure to exercise, any judgement, discretion or power given to any of them by or in connection with the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents.

         Accordingly, neither the Agent nor the Arrangers shall be under any liability (whether in negligence or otherwise) in respect of such matters, save in the case of gross negligence or wilful misconduct.

33.8     NO ACTIONS
         Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Agent or the Arrangers any claim it might have against any of them in respect of the matters referred to in Clause 33.7 (Exclusion of Liabilities).

33.9     BUSINESS WITH THE GROUP
         The Agent and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the NTL Inc. Group, the NTL Inc. Holding Group or any member of the Group whether or not it may or does lead to a conflict with the interests of any of the Banks. Similarly, the Agent or the Arrangers may undertake business with or for others even though it may lead to a conflict with the interests of any of the Banks.

33.10    RESIGNATION
         The Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior notice to that effect to each of the other parties hereto, PROVIDED THAT no such resignation shall be effective until a successor for the Agent is appointed in accordance with the succeeding provisions of this Clause 33.

33.11    REMOVAL OF AGENT
         An Instructing Group may, after consultation with the Principal Borrower, remove the Agent from its role as agent under the Finance Documents by giving notice to that effect to each of the other parties hereto. Such removal shall take effect only when a successor to the Agent is appointed in accordance with the terms of the Finance Documents.

33.12    SUCCESSOR AGENT
         If the Agent gives notice of its resignation pursuant to Clause 33.10 (Resignation) or it is removed pursuant to Clause 33.11 (Removal of Agent), then any reputable and experienced bank or other financial institution may, with the prior consent of the Principal Borrower, be appointed as a successor to the Agent by an Instructing Group during the period of such notice but, if no such successor is so appointed, the Agent may appoint such a successor itself.

33.13    RIGHTS AND OBLIGATIONS
         If a successor to the Agent is appointed under the provisions of Clause
         33.12 (Successor Agent), then (a) the retiring or departing Agent shall be discharged from any further obligation under the Finance Documents but shall remain entitled to the benefit of the provisions of this Clause 33 and (b) its successor and each of the other parties to the Finance Documents shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party thereto.

33.14    OWN RESPONSIBILITY
         It is understood and agreed by each Bank that at all times it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into all risks arising under or in connection with the Finance Documents including, but not limited to:

         33.14.1 the financial condition, creditworthiness, condition, affairs, status and nature of each member of the NTL Inc. Group, the NTL Inc. Holding Group and the Group;

         33.14.2 the legality, validity, effectiveness, adequacy and enforceability of the Finance Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents;

         33.14.3 whether such Bank has recourse, and the nature and extent of that recourse, against an Obligor or any other person or any of their respective assets under or in connection with the Finance Documents, the transactions therein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents; and

         33.14.4 the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent or the Arrangers, the Parent, an Obligor, or by any other person in connection with the Finance Documents, the transactions contemplated therein or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents.

         Accordingly, each Bank acknowledges to the Agent and the Arrangers that it has not relied on and will not hereafter rely on the Agent and the Arrangers or any of them in respect of any of these matters.

33.15    BANKS' MANDATORY COST DETAILS
         Each Bank will supply the Agent with such information and in such detail as the Agent may require in order to calculate the Mandatory Cost Rate in accordance with Schedule 10 (Mandatory Costs).

33.16    RECEIPT OF INFORMATION BY THE AGENT
         Any information or document received by the Agent shall only be treated as having been received by the Agent if the same has been delivered to the Agent's agency department in accordance with Clause 40 (Notices). Accordingly, any information or documents received by the Agent other than by its agency department in accordance with Clause 40 (Notices) is not by reason of that receipt to be treated as having been received by the Agent unless and until the Agent's agency department has received actual notice of the same in accordance with such Clause. Save as expressly set out in this Agreement and, unless the Agent's agency department shall have received information or documents in accordance with Clause 40 (Notices) the Agent shall have no duty to disclose, and shall not be liable for the failure to disclose, any information or documents, that are communicated to or obtained by the Agent.

34.      ASSIGNMENTS AND TRANSFERS

34.1     BINDING AGREEMENT
         The Finance Documents shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and Transferees.

34.2     NO ASSIGNMENTS AND TRANSFERS BY THE PARENT OR THE OBLIGORS
         Neither the Parent nor any Obligor shall be entitled to assign or transfer all or any of its rights, benefits and obligations under the Finance Documents.

34.3     ASSIGNMENT AND TRANSFERS BY BANKS
         34.3.1 Subject to Clause 34.7 (Qualifying Lenders), any Bank may, at any time, assign all or any of its rights and benefits hereunder, transfer in accordance with Clause 34.5 (Transfers by Banks) all or any of its rights, benefits and obligations hereunder to, or enter into any form of sub-participation agreement with, a bank or financial institution.

         34.3.2 The prior written consent of the Principal Borrower (which shall be deemed to be given on its own behalf and on behalf of the other Obligors) is required for an assignment or transfer by a Bank unless the assignment or transfer is to:

                  (a)      another Bank; or

                  (b)      an affiliate of the transferring Bank.

         34.3.3 The Principal Borrower's consent must not be (a) unreasonably delayed or withheld or (b) withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost Rate.

         34.3.4 Any assignment or transfer by a Bank shall be in respect of a pro rata amount of such Bank's participation in each Facility.

34.4     ASSIGNMENTS BY BANKS
         If any Bank assigns all or any of its rights and benefits under the Finance Documents in accordance with Clause 34.3 (Assignments and Transfers by Banks), then, unless and until the assignee has delivered a notice to the Agent confirming in favour of the other Finance Parties that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank (whereupon such assignee shall become a party hereto as a "Bank"), the Agent, the Arrangers, the other Banks and the Permitted Facilities Provider shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

34.5     TRANSFERS BY BANKS
         If any Bank wishes to transfer all or any of its rights, benefits and/or obligations under the Finance Documents as contemplated in Clause 34.3 (Assignments and Transfers by Banks), then such transfer may be effected by the delivery to the Agent of a duly completed Transfer Certificate executed by such Bank and the relevant Transferee in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the
         Agent:

         34.5.1 to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer by novation its rights, benefits and obligations under the Finance Documents, the Parent and each of the Obligors and such Bank shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 34.5 as "DISCHARGED RIGHTS AND OBLIGATIONS");

         34.5.2 the Parent, each of the Obligors and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Parent, the Obligors and such Transferee have assumed and/or acquired the same in place of the Parent, the Obligors and such Bank;

         34.5.3 the Agent, the Arrangers, the Permitted Facilities Provider, such Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Agent, the Arrangers, the Permitted Facilities Provider, the other Banks and the relevant Bank shall each be released from further obligations to each other under the Finance Documents; and

         34.5.4   such Transferee shall become a party hereto as a "Bank".

34.6     NO INCREASED OBLIGATIONS
         If:

         34.6.1 a Bank assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

         34.6.2 as a result of circumstances existing at the date of the assignment, transfer or change of Facility Office, an Obligor would be obliged to make a payment to the assignee, Transferee or the Bank acting through its new Facility Office under Clause 14.1 (Tax Gross-up), Clause 14.2 (Tax Indemnity) or Clause 16 (Increased Costs),
         then the assignee, Transferee or the Bank acting through its new Facility Office shall only be entitled to receive payment under those Clauses to the same extent as the assignor, transferor or the Bank acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

34.7     QUALIFYING LENDERS
         34.7.1   Subject to sub-clause 34.7.2 below, no Bank may:

                  (a) assign all or any of its rights and benefits hereunder to;

                  (b) transfer all or any of its rights, benefits and obligations hereunder to; or

                  (c) enter into a sub-participation agreement in relation to this Agreement with,

                  any person who is not, at the time of such an assignment, transfer or sub-participation a Qualifying Lender.

         34.7.2 On or before the Syndication Date, the Banks may with the consent of the Arrangers (and in consultation with the Principal Borrower) assign all or any of their rights and benefits hereunder or transfer all or any of their rights, benefits and obligations hereunder to financial institutions who are not Qualifying Lenders PROVIDED THAT the number of Banks who are not Qualifying Lenders shall not exceed ten.

         34.7.3 Any Bank who enters into a sub-participation agreement in relation to this Agreement shall ensure that:

                  (a) the terms of such sub-participation agreement oblige the sub-participant to neither enter into further sub-participation agreements (in relation to the rights between it and such Bank) nor assign or grant any interest over the sub-participation agreement, except in each case to a person who is a Qualifying Lender;

                  (b) the sub-participant enters into an undertaking in favour of each Obligor to abide by the terms included in the sub-participation agreement to reflect paragraph (a) above;

                  (c) the terms of such sub-participation agreement oblige the sub-participant, in respect of any further sub-participation, assignment or grant, to include a term identical to the provisions of this clause mutatis mutandis, including a requirement that any further sub-participant, assignee or grantee enters into such undertaking.

34.8     ASSIGNMENT AND TRANSFER FEES
         On the date upon which an assignment takes effect pursuant to Clause
         34.4 (Assignments by Banks) or a transfer takes effect pursuant to Clause 34.5 (Transfers by Banks) the relevant assignee or Transferee shall pay to the Agent for its own account a fee of $1,500.

34.9     CONFIDENTIALITY
         Each Bank agrees to be bound by the terms and conditions of the Confidentiality Undertaking, as if such had been issued by such a Bank to, and countersigned by, the Parent. This Clause 34.8 and the terms and conditions of the Confidentiality Undertaking shall replace and supersede any undertakings with respect to confidentiality in relation to this transaction previously given by any Bank in favour of the Parent and other members of the NTL Inc. Group, the NTL Inc. Holding Group and the Group.

34.10    DISCLOSURE OF INFORMATION
         Any Bank may disclose to any person:

         34.10.1 to (or through) whom such Bank assigns or transfers (or may potentially assign or transfer) all or any of its rights, benefits and obligations under the Finance Documents;

         34.10.2 with (or through) whom such Bank enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or any Obligor; or

         34.10.3 to whom information may be required to be disclosed by any applicable law,

         such information about the Parent, the NTL Inc. Group, the NTL Inc. Holding Group, the Group and the Finance Documents as such Bank shall consider appropriate PROVIDED THAT, in relation to sub-clauses 34.10.1 and 34.10.2, the person to whom such information is to be given has entered into a Confidentiality Undertaking.

34.11    NOTIFICATION
         The Agent shall within fourteen days of receiving a Transfer Certificate notify the Principal Borrower (on its own behalf and on behalf of the other Borrowers) of any assignment or transfer completed pursuant to this Clause 34.

35.      ADDITIONAL BORROWERS

35.1     REQUEST FOR ADDITIONAL BORROWER
         The Principal Borrower may request that any of its subsidiaries incorporated in either Switzerland or Austria become an Additional Borrower by delivering to the Agent a Borrower Accession Memorandum duly executed by the Principal Borrower and such subsidiary, together with the documents and other evidence listed in Schedule 8 (Additional Conditions Precedent) in relation to such subsidiary.

35.2     BORROWER CONDITIONS PRECEDENT
         A company, in respect of which the Principal Borrower has delivered a Borrower Accession Memorandum to the Agent, shall become an Additional Borrower and assume all the rights, benefits and obligations of a Borrower as if it had been an Original Borrower on the date on which the Agent notifies the Principal Borrower that:

         35.2.1 all of the Banks accepts the Principal Borrower's request in respect of such subsidiary; and

         35.2.2 the Agent has received, in form and substance satisfactory to it, all documents and other evidence listed in Schedule 8 (Additional Conditions Precedent) in relation to such subsidiary,

         unless on such date an Event of Default or Potential Event of Default is continuing or would occur as a result of such subsidiary becoming an Additional Borrower.

35.3     RESIGNATION OF A BORROWER
         If at any time a Borrower (other than the Principal Borrower) is under no actual or contingent obligation under or pursuant to any Finance Document, the Principal Borrower may request that such Borrower shall cease to be a Borrower by delivering to the Agent a Resignation Notice. Such Resignation Notice shall be accepted by the Agent on the date on which it notifies the Principal Borrower that it is satisfied that such Borrower is under no actual or contingent obligation under or pursuant to any Finance Document and such Borrower shall immediately cease to be a Borrower and shall have no further rights, benefits or obligations hereunder save for those which arose prior to such date.

36.      ADDITIONAL GUARANTORS

36.1     REQUEST FOR ADDITIONAL GUARANTOR
         The Principal Borrower may request that any of its subsidiaries become an Additional Guarantor by delivering to the Agent a Guarantor Accession Memorandum duly executed by the Principal Borrower and such subsidiary, together with the documents and other evidence listed in
         Schedule 8 (Additional Conditions Precedent) in relation to such subsidiary.

36.2     GUARANTOR CONDITIONS PRECEDENT
         A company, in respect of which the Principal Borrower has delivered a Guarantor Accession Memorandum to the Agent, shall become an Additional Guarantor and assume all the rights, benefits and obligations of a Guarantor as if it had been an original party hereto as a Guarantor on the date on which the Agent notifies the Principal Borrower that it has received, in form and substance satisfactory to it, all the documents and other evidence listed in Schedule 8 (Additional Conditions Precedent).

36.3     RESIGNATION OF A GUARANTOR
         The Principal Borrower may request that a Guarantor (other than the Principal Borrower) ceases to be a Guarantor by delivering a Resignation Notice to the Agent. The Agent shall accept such Resignation Notice and notify the Principal Borrower of its acceptance (whereupon such Guarantor shall immediately cease to be a Guarantor and shall have no further rights, benefits or obligations hereunder) if:

         36.3.1 the Agent has received evidence, in form and substance satisfactory to it, confirming that the aggregate EBITDA of the remaining Guarantors for the last financial year of the Principal Borrower equalled or exceeded 95% of the consolidated EBITDA of the Restricted Group for such a financial year (calculated in accordance with Clause 22.23 (Guarantors); and

         36.3.2 on such date no Event of Default or Potential Event of Default is continuing or would occur as a result of such cessation.

37.      PERMITTED FACILITIES PROVIDER

37.1     REQUEST FOR PERMITTED FACILITIES PROVIDER
         The Principal Borrower may request that any financial institution becomes the Permitted Facilities Provider by delivering to the Agent:

         37.1.1   a written request, identifying such financial institution; and

         37.1.2 copies of the proposed documentation setting out the terms on which the Secured Permitted Facilities will be made available to certain members of the Restricted Group.

37.2     PERMITTED FACILITIES PROVIDER CONDITIONS PRECEDENT
         The financial institution, in respect of which the Principal Borrower has delivered a request in accordance with Clause 37.1 (Request for Permitted Facilities Provider), shall become the Permitted Facilities Provider and assume all the rights, benefits and obligations of the Permitted Facilities Provider as if it had been an original party hereto as the Permitted Facilities Provider if:

         37.2.1 the Agent (acting on the instructions of an Instructing Group) has (a) confirmed to the Principal Borrower that such financial institution is acceptable to it and (b) approved the terms of the proposed documentation on which the Secured Permitted Facilities will be provided; and

         37.2.2 the Agent has received a Deed of Accession executed by such a financial institution.

38.      CALCULATIONS AND EVIDENCE OF DEBT

38.1     BASIS OF ACCRUAL
         Interest and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 360 days (or, in any case where market practice differs, in accordance with market practice) and the actual number of days elapsed.

38.2     QUOTATIONS
         If on any occasion a Reference Bank or Bank fails to supply the Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Agent, PROVIDED THAT, in relation to determining LIBOR, this Clause 38.2 shall not apply if only one Reference Bank supplies a quotation.

38.3     EVIDENCE OF DEBT
         Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

38.4     CONTROL ACCOUNTS
         The Agent shall maintain on its books a control account or accounts in which shall be recorded (a) the amount of any Advance or any Unpaid Sum and each Bank's share therein, (b) the amount of all principal, interest and other sums due or to become due from an Obligor and each Bank's share therein and (c) the amount of any sum received or recovered by the Agent hereunder and each Bank's share therein.

38.5     PRIMA FACIE EVIDENCE
         In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 38.3 (Evidence of Debt) and Clause 38.4 (Control Accounts) shall be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

38.6     CERTIFICATES OF BANKS
         A certificate of a Bank as to (a) the amount by which a sum payable to it hereunder is to be increased under Clause 14.1 (Tax Gross-up), (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 14.2 (Tax Indemnity), Clause 16.1 (Increased Costs) or Clause 28.1 (Borrowers' Indemnity) or (c) the amount of any credit, relief, remission or repayment as is mentioned in Clause 15.3 (Tax Credit Payment) or Clause
         15.4 (Tax Credit Clawback) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

38.7     AGENT'S CERTIFICATES
         A certificate of the Agent as to the amount at any time due from a Borrower hereunder or the amount which, but for any of the obligations of such Borrower hereunder being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from such Borrower hereunder shall, in the absence of manifest error, be conclusive for the purposes of Clause 24 (Guarantee and Indemnity).

39.      REMEDIES AND WAIVERS, PARTIAL INVALIDITY

39.1     REMEDIES AND WAIVERS
         No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

39.2     PARTIAL INVALIDITY
         If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions thereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

40.      NOTICES

40.1     COMMUNICATIONS IN WRITING
         Each communication to be made under the Finance Documents shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

40.2     ADDRESSES
         Any communication or document to be made or delivered pursuant to the Finance Documents shall be made or delivered to the address or fax number (and the department or officer, if any, for whose attention the communication is made):

         40.2.1 in the case of the Parent, the Original Obligors and the Agent, identified with its name below;

         40.2.2 in the case of each Bank, notified in writing to the Agent prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee);

         40.2.3 in the case of the Permitted Facilities Provider, in the Deed of Accession; and

         40.2.4 in the case of each Additional Obligor, in the relevant Accession Memorandum,

         or to any substitute address, fax number or department or officer as the Parent, an Obligor, the Permitted Facilities Provider, or a Bank may notify to the Agent (or the Agent may notify to the Principal Borrower (on its own behalf and on behalf of the other Obligors), the Permitted Facilities Provider and the Banks, if a change is made by the Agent) by not less than five Business Days' notice. Any communication to be made to an Obligor (other than the Principal Borrower) by fax shall be made to the fax number identified with the Principal Borrower's name below. Any communication or document to be made or delivered to an Obligor (other than the Principal Borrower) shall be copied to the Principal Borrower.

40.3     DELIVERY
         Any communication or document to be made or delivered by one person to another under or in connection with the Finance Documents shall only be effective:

         40.3.1   if by way of fax, when received in legible form;

         40.3.2 if by way of letter, when left at the relevant address or, as the case may be, five days after being deposited in the post in a postage prepaid envelope addressed to such address; and

         40.3.3 if a particular department or officer is specified as part of the address details provided under Clause 40.2 (Addresses), if addressed to that department or officer,

         PROVIDED THAT any communication or document to be made or delivered to the Agent shall be effective only when actually received by its agency division and then only if the same is expressly marked for the attention of the department or officer identified with the Agent's signature below (or such other department or officer as the Agent shall from time to time specify for this purpose).

40.4     THE AGENT
         All notices from or to either the Parent or an Obligor shall be sent through the Agent.

40.5     ENGLISH LANGUAGE
         Each communication and document made or delivered by one party to another pursuant to the Finance Documents shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

40.6     NOTIFICATION OF CHANGES
         Promptly upon receipt of notification, from the Parent or an Obligor, of a change of address or fax number pursuant to Clause 40.2 (Addresses) or changing its own address or fax number the Agent shall notify the other parties hereto of such change.

40.7     DEEMED RECEIPT BY THE OBLIGORS
         Any communication or document made or delivered to the Principal Borrower in accordance with Clause 40.3 (Delivery) shall be deemed to have been made or delivered to each of the Obligors.

41.      COUNTERPARTS
         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

42.      AMENDMENTS

42.1     AMENDMENTS
         Each of the parties hereto agrees that, if the Agent has the prior consent of an Instructing Group, the Agent, the Parent and the Obligors party to a Finance Document may from time to time agree in writing to amend such Finance Document or, as the case may be, the Agent may consent to or waive, prospectively or retrospectively, any of the requirements of such Finance Document and any amendments or waivers so agreed or consents so given shall be binding on all the Finance Parties and the Permitted Facilities Provider, PROVIDED THAT no such waiver or amendment shall subject any Finance Party or the Permitted Facilities Provider to any new or additional obligations without the consent of such Finance Party or, as the case may be, the Permitted Facilities Provider.

42.2     AMENDMENTS REQUIRING THE CONSENT OF ALL THE BANKS
         An amendment or waiver which relates to:

         42.2.1   Clause 32 (Sharing) or this Clause 42;

         42.2.2 a change in the principal amount of or currency of any Advance, or deferral of any Original Term Repayment Date, Repayment Date or Term-Out Repayment Date;

         42.2.3 a change in the Margin, the amount of any payment of principal, interest, fees or any other amount payable hereunder to any Finance Party or deferral of the date for payment thereof;

         42.2.4   a release of any of the Security;

         42.2.5 a Security Document, where such an amendment or waiver could affect the nature or scope of the property subject to the Security;

         42.2.6   an increase in the commitment of a Bank;

         42.2.7 a change to the Borrowers or Guarantors other than in accordance with Clause 35 (Additional Borrowers) or Clause 36 (Additional Guarantors);

         42.2.8 Clause 2.4 (Banks' Obligations Several), Clause 2.5 (Banks' Rights Several), Clause 30.6 (Security Proceeds), Clause 30.7 (Application of Security Proceeds), Clause 35 (Additional Borrowers) or Clause 36 (Additional Guarantors);

         42.2.9 the conditions set out in sub-clause 3.1.6 of Clause 3.1 (Drawdown Conditions for Original Term Advances) if (in respect of Original Term Advances made on the Acquisition
                  Date) an Acquisition Event of Default or Acquisition Potential Event of Default which relates to an Acquisition Repeated Representation is continuing or (in the case of all other Original Term Advances) an Event of Default or Potential Event of Default which relates to a Repeated Representation or Clause 22.16 (Negative Pledge) is continuing;

         42.2.10 the conditions set out in sub-clause 6.1.10 of Clause 6.1 (Drawdown Conditions for Revolving Advances) if an Event of Default or Potential Event of Default which relates to a Repeated Representation or Clause 22.16 (Negative Pledge) is continuing;

         42.2.11 the definition of Instructing Group, Permitted Encumbrance or Potential Event of Default; or

         42.2.12 any provision which contemplates the need for the consent or approval of all the Banks,

         shall not be made without the prior consent of all the Banks.

42.3     EXCEPTIONS

         42.3.1 Notwithstanding any other provisions hereof, the Agent shall not be obliged to agree to any such amendment or waiver if the same would:

                  (a) amend or waive this Clause 42, Clause 26 (Costs and Expenses) or Clause 33 (The Agent, the Arrangers and the Banks); or

                  (b) otherwise amend or waive any of the Agent's rights hereunder or subject the Agent or the Arrangers to any additional obligations hereunder.

         42.3.2 Notwithstanding any other provisions hereof, the Permitted Facilities Provider's consent shall be required for any such amendment or waiver relating to Clause 30 (Payments) and/or Clause 32 (Sharing) if the same would have a material adverse effect on the Permitted Facilities Provider's rights and/or obligations under Clause 30 (Payments) and/or Clause 32 (Sharing).

43.      GOVERNING LAW

         This Agreement is governed by English law.

44.      JURISDICTION

44.1     ENGLISH COURTS

         The courts of England have exclusive jurisdiction to settle any dispute (a "DISPUTE") arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity).

44.2     CONVENIENT FORUM

         The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

44.3     NON-EXCLUSIVE JURISDICTION

         This Clause 44 is for the benefit of the Finance Parties only. As a result and notwithstanding Clause 44.1 (English Courts), it does not prevent any Finance Party from taking proceedings relating to a Dispute ("PROCEEDINGS") in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent Proceedings in any number of jurisdictions.

44.4     SERVICE OF PROCESS

         The Parent and each Original Obligor agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it:

         44.4.1 in the case of the Parent, on NTL Group Limited at NTL House, Bartley Wood Business Park, Hook, Hampshire RG27 9XA or, if different, its registered office.

         44.4.2 in the case of each Original Obligor, on NTL Group Limited at NTL House, Bartley Wood Business Park, Hook, Hampshire RG27 9XA or, if different, its registered office.

         If the Parent or any Original Obligor ceases to have a place of business in Great Britain or, as the case may be, the appointment of the person mentioned in this Clause 43.4 ceases to be effective, the Parent or the relevant Original Obligor shall immediately appoint another person in England to accept service of process on its behalf in England. If the Parent or an Original Obligor fails to do so (and such failure continues for a period of not less than fourteen days), the Agent shall be entitled to appoint such a person by notice to the Parent or, as the case may be, the relevant Original Obligor. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This Clause 43.4 applies to Proceedings in England and to Proceedings elsewhere.

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

                                   SCHEDULE 1
                              THE ORIGINAL PARTIES

                                     PART A
                                  THE OBLIGORS

ORIGINAL BORROWERS

NAME OF ORIGINAL BORROWER                         JURISDICTION OF INCORPORATION

Principal Borrower                                Switzerland

Cablecom Management AG                            Switzerland

Balcab AG                                         Switzerland


ORIGINAL GUARANTORS

NAME OF ORIGINAL GUARANTOR                        JURISDICTION OF INCORPORATION

Shareholder                                       Switzerland

Principal Borrower                                Switzerland

Cablecom AG                                       Switzerland

Cablecom (Suisse Romande) SA                      Switzerland

Coditel SA                                        Switzerland

Cablecom (Ticino) SA                              Switzerland

Balcab AG                                         Switzerland

Swiss Online AG                                   Switzerland

Cablecom (Bern) AG                                Switzerland

Cablecom Engineering AG                           Switzerland

Cablecom (Mittelland) AG                          Switzerland

Cablecom (Zentralschweiz) AG                      Switzerland

Kilchenmann Holding AG                            Switzerland

Nordex SA                                         Switzerland

Rera AG Immobiliengesellschaft                    Switzerland

NAME OF ORIGINAL GUARANTOR                        JURISDICTION OF INCORPORATION

Winter Kabelfernseh AG                            Switzerland

Cable Signal Olten AG                             Switzerland

Kilchenmann Kabelfernseh AG                       Switzerland

Cablecom Media AG                                 Switzerland

Catec SV AG                                       Switzerland

Rediffusion AG                                    Switzerland

Cablecom Management AG                            Switzerland

                                     PART B
                             THE OPERATING COMPANIES

The Principal Borrower

CC AG

Cablecom (Mittelland) AG

Cablecom (Zentralschweiz) AG

Cablecom (Bern) AG

Cablecom (Suisse Romande) SA

Cablecom Engineering SA

Cablecom Media SA

Cablecom (Ticino) SA

Kilchenmann Kabelfernseh AG

Balcab AG

Rediffusion AG Coditel SA Swiss Online AG

Cablecom Management AG

                                     PART C
                                   THE BANKS

                                                TERM              REVOLVING
BANK                                            COMMITMENT CHF    COMMITMENT CHF

LEAD ARRANGERS
The Chase Manhattan Bank                           151,883,436        78,754,374

Morgan Stanley Senior Funding, Inc.                151,883,436        78,754,374

ARRANGERS

Bank of America, N.A.                              121,506,751        63,003,500

Bayerische Hypo- und Vereinsbank                   121,506,751        63,003,500
Aktiengesellschaft, London Branch

Paribas                                            121,506,751        63,003,500

CIBC World Markets plc                             121,506,751        63,003,500

Citibank, N.A.                                     121,506,751        63,003,500

Deutsche Bank AG London                            121,506,751        63,003,500

Dresdner Bank Luxembourg S.A.                      121,506,751        63,003,500

Morgan Guaranty Trust Company of                   121,506,751        63,003,500
New York

The Royal Bank of Scotland plc                     121,506,751        63,003,500

Societe Generale                                   121,506,751        63,003,500

Westdeutsche Landesbank Girozentrale               121,506,751        63,003,500

CO-ARRANGERS

ABC International Bank plc                          78,979,388        40,952,275

Banca Nazionale del Lavoro S.p.A.,                  78,979,388        40,952,275
London Branch

Bankgesellschaft Berlin AG                          78,979,388        40,952,275

The Governor and Company of the                     78,979,388        40,952,275
Bank of Scotland

Bayerische Landesbank Girozentrale                  78,979,388        40,952,275

Credit Lyonnais                                     78,979,388        40,952,275


                                               TERM               REVOLVING
BANK                                           COMMITMENT CHF     COMMITMENT CHF

Credit Suisse                                      78,979,388         40,952,275

The Dai-Ichi Kangyo Bank, Limited                  78,979,388         40,952,275

Dexia Project and Public Finance                   78,979,388         40,952,275
International Bank

DG Bank Deutsche                                   52,637,924         27,293,739
Genossenschaftsbank AG

Cooperative Centrale Raiffeisen-                   26,341,463         13,658,537
Boerenleenbank BA (trading as
Rabobank International)

DLJ Capital Funding, Inc.                          78,979,388         40,952,275

MeesPierson N.V.                                   78,979,388         40,952,275

Scotiabank Europe plc                              78,979,388         40,952,275

LEAD MANAGER

The Fuji Bank, Limited                             32,926,829         17,073,171
                                             ----------------   ----------------
                                             CHF2,700,000,000   CHF1,400,000,000


                                   SCHEDULE 2
                          FORM OF TRANSFER CERTIFICATE

To:      Chase Manhattan International Limited

                              TRANSFER CERTIFICATE

relating to the agreement (as from time to time amended, varied, novated or supplemented, the "CREDIT AGREEMENT") dated 28 March 2000 whereby
CHF4,100,000,000 term and revolving loan facilities were made available to a group of borrowers including the Principal Borrower by a group of banks on whose behalf Chase Manhattan International Limited acted as agent in connection therewith.

1. Terms defined in the Credit Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank, Transferee and Portion Transferred are defined in the schedule hereto.

2. The Bank (i) confirms that the details in the schedule hereto under the heading "BANK'S PARTICIPATION IN THE ORIGINAL TERM FACILITY", "ORIGINAL TERM ADVANCES", "BANK'S PARTICIPATION IN THE REVOLVING FACILITY" and ["REVOLVING ADVANCES"/"TERM-OUT ADVANCES"] accurately summarises its participation in the Credit Agreement and the Interest Period or Term of any existing Advances and (ii) requests the Transferee to accept and procure the transfer by novation to the Transferee of the Portion Transferred (specified in the schedule hereto) of its Term Commitment and/or Revolving Commitment and/or its participation in such Advance(s) by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Credit Agreement.

3. The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 34.5 (Transfers by Banks) of the Credit Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee confirms that it has received a copy of the Credit Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Parent or the Obligors.

5. The Transferee hereby undertakes with the Bank and each of the other parties to the Credit Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Finance Documents will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any document relating thereto and assumes no responsibility for the financial condition of the Obligors or for the performance and observance by the Obligors of any of their respective obligations under the Finance Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing herein or in the Finance Documents (or any document relating thereto) shall oblige the Bank to
         (a) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Finance Documents transferred pursuant hereto or (b) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including the non-performance by any Obligor or any other party to the Finance Documents (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in
         (a) or (b) above.

8. This Transfer Certificate and the rights, benefits and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

                                  THE SCHEDULE

1.       Bank:

2.       Transferee:

3.       Transfer Date:

4.       Bank's Participation in the Original                               Portion Transferred
         Term Facility:
         Bank's Term Commitment

5.       Original Term Advance(s):                  Interest Period         Portion Transferred
         Amount of Bank's Participation

6.       Bank's Participation in the Revolving                              Portion Transferred
         Facility:
         Bank's Revolving Commitment

7.       [Revolving Advance(s)/                     [Term and Repayment     Portion Transferred
         Term-Out Advances]:                        Date/Interest Period]
         Amount of Bank's Participation

        [Transferor Bank]                        [Transferee Bank]
        By:                                      By:

        Date:                                    Date:

________________________________________________________________________________

                      ADMINISTRATIVE DETAILS OF TRANSFEREE

Address:

Contact Name:

Account for Payments:

Telex:

Fax:

Telephone:
________________________________________________________________________________
[NOTE: EACH TRANSFEREE SHOULD, AT THE SAME TIME AS EXECUTING THIS TRANSFER CERTIFICATE, EXECUTE ACCESSION DOCUMENTS FOR THE VARIOUS SECURITY DOCUMENTS.]

                                   SCHEDULE 3
                              CONDITIONS PRECEDENT

(A)      CORPORATE DOCUMENTS

1.       In relation to the Parent and each Original Obligor:

         (a) a copy, certified as at the date of this Agreement a true and up-to-date copy by an Authorised Signatory of the Parent or, as the case may be, the relevant Original Obligor, of the constitutional documents of the Parent or such Original Obligor;

         (b) a copy, certified as at the date of this Agreement a true and up-to-date copy by an Authorised Signatory of the Parent or, as the case may be, the relevant Original Obligor, of a board resolution of the Parent or such Original Obligor approving the execution, delivery and performance of the Finance Documents to which the Parent or such Original Obligor is a party and the terms and conditions thereof and authorising a named person or persons to sign such Finance Documents and any documents to be delivered by the Parent or such Original Obligor pursuant thereto; and

         (c) a certificate of an Authorised Signatory of the Parent or, as the case may be, the relevant Original Obligor setting out the names and signatures of the persons authorised to sign, on behalf of the Parent or such Original Obligor, the Finance Documents to which the Parent or such Original Obligor is a party and any documents to be delivered by the Parent or such Original Obligor pursuant thereto.

2.       In relation to NTL CV1:

         (a) a copy of an up-to-date extract ("uittreksel") from the relevant Dutch Chamber of Commerce and a copy of the executed agreement of association;

         (b) a copy of a resolution of the partners approving the general partner to enter into the Finance Documents on behalf of NTL CV1, and approving the separate contributions and revised Schedule B;

         (c) a certificate signed by the general partner of NTL CV1 setting out the names and signatures of the persons authorised to sign, on behalf of NTL CV1, the Finance Documents to which NTL CV1 is a party and any documents to be delivered by NTL CV1 pursuant thereto.

3. The Group Structure Chart (showing all members of the Group, assuming that the Acquisition has completed).

4. To the extent not delivered under A1, a copy, certified (to the best of such Authorised Signatory's knowledge and belief) as at the date of this Agreement a true and up-to-date copy by an Authorised Signatory of the relevant Group member of the constitutive documents of each Group member whose shares are secured by the Share Pledges.

(B)      ACCOUNTS AND REPORTS

1.       The Business Plan.

2.       The Accountant's Letter, addressed to the Finance Parties.

3. Copies, certified true copies by an Authorised Signatory of the Principal Borrower, of the Original Financial Statements (other than those referred to in paragraph (a) of the definition thereof).

4. The Vendor's audited consolidated financial statements for its financial year ended 31 December 1999.

(C)      ACQUISITION DOCUMENTS, HIVEDOWN AND RELATED MATTERS

1. A copy, certified by an Authorised Signatory of the Parent as true, complete and up-to-date, of each Acquisition Document.

2. Evidence that the Acquisition has completed or, immediately following the first Original Term Advance hereunder, will be completed in accordance with the terms of the Acquisition Documents and that no right or entitlement of the Parent or any member of either the NTL Inc. Holding Group or the Group (whether to receive documents or otherwise) thereunder has been waived or modified except with the written consent of the Agent, together with written confirmation from the Parent that the Acquisition Documents contain the full agreement of the parties thereto as to the matters set out therein (save for any amendments to the Acquisition Documents disclosed in the Disclosure Letter).

3. Evidence that, immediately following the completion of the Acquisition neither the Shareholder nor any member of the Restricted Group shall have (or will have) any Financial Indebtedness outstanding (other than Permitted Financial Indebtedness) and that all Encumbrances (other than Permitted Encumbrances) have been, or will be, discharged.

4. A Certificate of an Authorised Signatory of the Principal Borrower confirming that all necessary consents, licences, authorisations and approvals in relation to the transactions constituted by the Acquisition Documents and the Finance Documents have been obtained, such a certificate having certified copies of the following annexed to it:

         (a) the Licences necessary for the Cablecom Business to conduct its business as at the date of the completion of the Acquisition (other than any Licences referred to in paragraph
                  (c) of the definition thereof, where such Licences are not material in the context of the Cablecom Business as a whole);

         (b) the approval of the Acquisition by the Swiss Federal Office for Communication;

         (c) clearance from the Swiss Competition Commission (or a confirmation from the Parent's Swiss counsel that no such clearance is required in connection with the Acquisition).

5. Copies, certified by an Authorised Signatory of the Parent as true, complete and up-to-date, of all of the documents relating to the Hivedown, evidencing that immediately following the making of the first Original Term Advance hereunder in order to complete the Acquisition the Principal Borrower and CC AG will be wholly owned subsidiaries of the Shareholder and that the Principal Borrower, CC AG and the Principal Borrower's subsidiaries will constitute the Cablecom Business.

6. Evidence satisfactory to the Agent that the Group has (or, within a reasonable period following the completion of the Acquisition, will have) in existence, insurance policies in relation to the Cablecom Business against those risks and at those levels which are usual for companies carrying on a business such as that carried on by the Cablecom Business at the completion of the Acquisition.

7. Evidence satisfactory to the Agent that an aggregate amount of at least CHF3,100,000,000 has been, pursuant to and in accordance with the Acquisition Documents and the Hivedown, contributed by the Parent towards the Acquisition consideration.

(D)      SECURITY DOCUMENTS AND RELATED DOCUMENTATION

1. The Security Documents, duly executed and delivered by the relevant Original Obligors, in the form of public deeds where required by applicable law.

2. All share certificates and, where applicable, the shareholders' register and an approving board resolution (except in the case of an approving board resolution where indicated by Niederer Kraft & Frey that this is unnecessary for a particular Group member) in relation to the certificated shares in Group members which have been pledged pursuant to the Share Pledges.

3. The Subordination Deed, duly executed by NTL SPV LLC as sole general partner of CV1 and the Principal Borrower.

(E)      LEGAL OPINIONS

         Legal opinions from the following:

         (a)      Clifford Chance, London, the Agent's English counsel;

         (b)      Niederer Kraft and Frey, the Agent's Swiss counsel;

         (c) Skadden, Arps, Slate, Meagher & Flom LLP, the Parent's Delaware counsel or (to the extent acceptable to the Agent) other US Counsel;

         (d)      Clifford Chance, Amsterdam, the Agent's Dutch counsel;

         (e)      Dutch counsel to the Parent,
                  in each case in substantially the form distributed to the Banks prior to the signing of this Agreement.

(F)      MISCELLANEOUS

1.       The fees letters referred to in Clause 25.6 (Agency and Other Fees).

2. Written confirmation from Skadden, Arps, Slate, Meagher & Flom LLP, or other US counsel, that (a) the Parent's entry into of this Agreement, the Acquisition Documents and (b) the entry into by other members of the NTL Inc. Holding Group and members of the Group of the Acquisition Documents, the documentation relating to the Hivedown and the Finance Documents will not breach (i) the Parent's constitutive documents and
         (ii) the indentures and other documentation relating to the NTL Notes issued by any member of the NTL Inc. Group or the NTL Inc. Holding Group.

3. Evidence that the party or parties specified in Clause 44.4 (Service of Process) have agreed to act as the agents of the Parent and of each Original Obligor for the service of process in England.

4. Evidence that the fees, costs and expenses required to be paid on or about the date of this Agreement by either the Parent or the Principal Borrower pursuant to Clause 25.6 (Agency and Other Fees) and Clause
         26.2 (Stamp Taxes) have been paid or will be paid immediately following the completion of the Acquisition.

                                   SCHEDULE 4
                               NOTICE OF DRAWDOWN


From: [Borrower]

To:   Chase Manhattan International Limited

Dated:

Dear Sirs,

1. We refer to the agreement (the "CREDIT AGREEMENT") dated 28 March 2000 and made between a group of borrowers including Cablecom (Ostschweiz) AG, Chase Manhattan International Limited as agent and the financial institutions named therein as Banks. Terms defined in the Credit Agreement shall have the same meaning in this notice.

2.   This notice is irrevocable.

3. We hereby give you notice that, pursuant to the Credit Agreement and on [date of proposed Advance], we wish to borrow a [Term]/[Revolving] Advance in the amount of CHF[ ] upon the terms and subject to the conditions contained therein.

4. [We would like this Advance to have a first Interest Period of [ ] months' duration.]*

     or

     [We would like this Advance to have a Term of [ ] months' duration.]**

5. We confirm that, at the date hereof, the [Repeated Representations/ Acquisition Repeated Representations]*** are true in all material respects and no [Acquisition Event of Default or Acquisition Potential Event of Default]***/Event of Default [or Potential Event of Default]]**** is continuing.

6. The proceeds of this drawdown should be credited to [insert account details].

                                                    Yours faithfully


                                        ........................................
                                                  Authorised Signatory
                                                  for and on behalf of
                                                [Insert name of Borrower]


* If the Notice of Drawdown is for a Term Advance, insert only if there are no outstanding Term Advances [or less than [ ] Term Advances would then be outstanding].

**   Delete as appropriate.

*** Refer to Acquisition Repeated Representations, Acquisition Events of Default and Acquisition Potential Events of Default for Original Term Advances to be made on the Acquisition Date.

**** Delete for a Rollover Advance.

                                   SCHEDULE 5
                         FORM OF COMPLIANCE CERTIFICATE


To:  Chase Manhattan International Limited

Date:

Dear Sirs,

We refer to an agreement (the "CREDIT AGREEMENT") dated 28 March 2000 and made between a group of borrowers including Cablecom (Ostschweiz) AG, Chase Manhattan International Limited as agent, the financial institutions defined therein as Banks and others.

Terms defined in the Credit Agreement shall bear the same meaning herein.

We confirm that:

1. The ratio of the Senior Debt of the Group on [Quarter Date] to the Annualised EBITDA of the Restricted Group for the period ended on [Quarter Date] was [ ]:1.

2. [The ratio of the EBITDA of the Group for the six months ended on [Quarter Date] to the Consolidated Finance Charges of the Restricted Group for that six month period was [ ]:1.]

3. [The ratio of the Annualised EBITDA of the Restricted Group for the period ended on [Quarter Date] to the Consolidated Pro-Forma Debt Service of the Restricted Group as at [Quarter Date] was [ ]:1.]

On the basis of above, we confirm that the Margin in relation to any Advance made or Interest Period which commences after your receipt of this Compliance Certificate will be [ ] per cent. per annum.

We also confirm that:

1. The aggregate EBITDA of the Guarantors for the 12 month period ending on [Quarter Date] equalled or exceeded 95% of the consolidated EBITDA of the Restricted Group for such 12 month period.

2.   The amount of Available Excess Cash Flow as at [ ] was [ ].

Signed:


          --------------------------------      --------------------------------
                      Director                              Director
            of Cablecom (Ostschweiz) AG           of Cablecom (Ostschweiz) AG

                                   SCHEDULE 6
                      FORM OF BORROWER ACCESSION MEMORANDUM


To:   Chase Manhattan International Limited

From: [Subsidiary]

and

Cablecom (Ostschweiz) AG

Dated:

Dear Sirs,

1. We refer to an agreement (the "CREDIT AGREEMENT") dated 28 March 2000 and made between a group of borrowers including Cablecom (Ostschweiz) AG (the "PRINCIPAL BORROWER"), Chase Manhattan International Limited as agent, the financial institutions defined therein as Banks and others.

2.   Terms defined in the Credit Agreement shall bear the same meaning herein.

3. The Principal Borrower requests that [Subsidiary] become an Additional Borrower pursuant to Clause 35.1 (Request for Additional Borrower) of the Credit Agreement.

4. [Subsidiary] is a company duly organised under the laws of [name of relevant jurisdiction].

5. [Subsidiary] confirms that it has received from the Principal Borrower a true and up-to-date copy of the Credit Agreement.

6. [Subsidiary] undertakes, upon its becoming a Borrower, to perform all the obligations expressed to be undertaken under the Credit Agreement by a Borrower and agrees that it shall be bound by the Credit Agreement in all respects as if it had been an original party thereto as an Original Borrower.

7. The Principal Borrower confirms that, if [Subsidiary] is accepted as an Additional Borrower, its guarantee obligations and the guarantee obligations of the other Guarantors pursuant to Clause 24 (Guarantee and Indemnity) of the Credit Agreement will apply to all the obligations of [Subsidiary] under the Finance Documents in all respects in accordance with the terms of the Credit Agreement.

8.   The Principal Borrower:

     (a)  repeats the Repeated Representations; and

     (b) confirms that no Event of Default or Potential Event of Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower.

9.   [Subsidiary] makes the representations and warranties set out in Clause
     19.1 (Status) to Clause 19.11 (Legal and Beneficial Owner).

10.  [Subsidiary's] administrative details are as follows:

     Address:

     Fax No.:

11. PROCESS AGENT [Subsidiary] agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it at [address of Subsidiary's place of business in England] or at any address in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985]/[on name of process agent in England at address of process agent or, if different, its registered office. If [[Subsidiary] ceases to have a place of business in Great Britain]/[the appointment of the person mentioned above ceases to be effective], [Subsidiary] shall immediately appoint another person in England to accept service of process on its behalf in England. If it fails to do so (and such failure continues for a period of not less than fourteen days), the Agent shall be entitled to appoint such a person by notice. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This applies to Proceedings in England and to Proceedings elsewhere.]

12.  This Memorandum is governed by English law.

     CABLECOM (OSTSCHWEIZ) AG                [Subsidiary]


     By:                                     By:
         ------------------------------          -------------------------------

                                   SCHEDULE 7
                     FORM OF GUARANTOR ACCESSION MEMORANDUM


To:   Chase Manhattan International Limited

From: [Subsidiary] and
      Cablecom (Ostschweiz) AG

Dated:

Dear Sirs,


1. We refer to an agreement (the "CREDIT AGREEMENT") dated 28 March 2000 and made between a group of borrowers including Cablecom (Ostschweiz) AG (the "PRINCIPAL BORROWER"), Chase Manhattan International Limited as agent, the financial institutions defined therein as Banks and others.

2.   Terms defined in the Credit Agreement shall bear the same meaning herein.

3. The Principal Borrower requests that [Subsidiary], a subsidiary of the Principal Borrower, become an Additional Guarantor pursuant to Clause 36.1 (Request for Additional Guarantor) of the Credit Agreement.

4. [Subsidiary] is a company duly organised under the laws of [name of relevant jurisdiction].

5. [Subsidiary] confirms that it has received from the Principal Borrower a true and up-to-date copy of the Credit Agreement and a list of the Borrowers as at the date hereof.

6. [Subsidiary] undertakes, upon its becoming a Guarantor, to perform all the obligations expressed to be undertaken under the Credit Agreement by a Guarantor and agrees that it shall be bound by the Credit Agreement in all respects as if it had been an original party thereto as an Original Guarantor.

7.   The Principal Borrower:

     (a)  repeats the Repeated Representations; and

     (b) confirms that no Event of Default or Potential Event of Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Guarantor.

8.   [Subsidiary] makes the representations and warranties set out in Clause
     19.1 (Status) to Clause 19.11 (Legal and Beneficial Owner).

9.   [Subsidiary's] administrative details are as follows:

     Address:

     Fax No.:

10.  [PROCESS AGENT*

     [Subsidiary] agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it at [address of Subsidiary's place of business in England] or at any address in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985] / [on name of process agent in England at address of process agent or, if different, its registered office. If [Subsidiary] ceases to have a place of business in Great Britain]/[ the appointment of the person mentioned above ceases to be effective], [Subsidiary] shall immediately appoint another person in England to accept service of process on its behalf in England. If it fails to do so (and such failure continues for a period of not less than fourteen days), the Agent shall be entitled to appoint such a person by notice. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This applies to Proceedings in England and to Proceedings elsewhere.]

11.  This Memorandum is governed by English law.

This Memorandum is executed and delivered as a deed by [name of Additional Guarantor]


 ...........................................
Director of Additional Guarantor


 ...........................................
Director/Secretary of Additional Guarantor]

or

[The Common Seal of [Additional Guarantor] was affixed to this deed in the presence of


                                                ................................
                                                Director of Additional Guarantor


                                                ................................
                                                Director/Secretary of Additional
                                                          Guarantor**

[Insert name of Parent]


By: .......................................



* This clause is required only if the Additional Guarantor is not incorporated in England or Wales.

** Delete as appropriate. If the company is not incorporated in England or Wales, alternate form of execution may be more appropriate.

                                   SCHEDULE 8
                         ADDITIONAL CONDITIONS PRECEDENT


1. A copy, certified as at the date of the relevant Accession Memorandum a true and up-to-date copy by an Authorised Signatory of the proposed Additional Obligor, of the constitutional documents of such proposed Additional Obligor.

2. A copy, certified as at the date of the relevant Accession Memorandum a true and up-to-date copy by an Authorised Signatory of the proposed Additional Obligor, of a board resolution of such proposed Additional Obligor approving the execution and delivery of an Accession Memorandum, the accession of such proposed Additional Obligor to this Agreement and the performance of its obligations under the Finance Documents and authorising a named person or persons to sign such Accession Memorandum, any other Finance Document and any other documents to be delivered by such proposed Additional Obligor pursuant thereto.

3. If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales and if deemed either necessary or desirable by the Agent's counsel in the jurisdiction of incorporation of the proposed Additional Obligor, a copy, certified as at the date of the relevant Accession Memorandum a true and up-to-date copy by an Authorised Signatory of the proposed Additional Obligor, of the resolutions of the shareholders of such Additional Obligor authorising the execution and delivery of an Accession Memorandum, the accession of such Additional Obligor to this Agreement and the performance of its obligations under the Finance Documents.

4. A certificate of an Authorised Signatory of the proposed Additional Obligor setting out the names and signatures of the person or persons authorised to sign, on behalf of such proposed Additional Obligor, the Accession Memorandum, any other Finance Documents and any other documents to be delivered by such proposed Additional Obligor pursuant thereto.

5. If deemed either necessary or desirable by the Agent's counsel in the jurisdiction of incorporation of the proposed Additional Obligor, a certificate of an Authorised Signatory of the proposed Additional Obligor confirming that the utilisation of the Facilities would not breach any restriction of its borrowing powers (or, as the case may be, its guaranteeing powers).

6. If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, a copy, certified a true copy by or on behalf of the proposed Additional Obligor, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render the relevant Accession Memorandum legal, valid, binding and enforceable, to make such Accession Memorandum admissible in evidence in the proposed Additional Obligor's jurisdiction of incorporation and to enable the proposed Additional Obligor to perform its obligations thereunder and under the other Finance Documents.

7. Copies, certified true copies by an Authorised Signatory of the proposed Additional Obligor, of its latest annual audited consolidated financial statements and any subsequent interim consolidated financial statements (to the extent such are available).

8. An opinion of Clifford Chance, solicitors to the Agent, in form and substance satisfactory to the Agent.

9. A legal opinion of the Agent's legal advisors in the jurisdiction in which such Additional Obligor is incorporated.

10. Evidence that the process agent specified in the relevant Accession Memorandum has agreed to act as its agent for the service of process in England.

11. If the proposed Additional Obligor is to be an Additional Borrower, a certificate from an Authorised Signatory of the Principal Borrower confirming that, based on the most recent Budget delivered to the Agent pursuant to Clause 20.5 (Budgets), the proposed Additional Borrower:

     (a) together with its direct and indirect holding companies which are Guarantors, will have projected income (including, if relevant, dividend receipts, and having taken into account projected tax liabilities) sufficient to enable it to service, in full, all its projected indebtedness under the Facilities; and

     (b) has sufficient taxable income to ensure full tax deductibility on all interest payments to be made by it under the Facilities.

                                   SCHEDULE 9
                           FORM OF RESIGNATION NOTICE


To:   Chase Manhattan International Limited

From: Cablecom (Ostschweiz) AG

Dated:

Dear Sirs,

1. We refer to an agreement (the "CREDIT AGREEMENT") dated 28 March 2000 and made between a group of borrowers including Cablecom (Ostschweiz) AG (the "PRINCIPAL BORROWER"), Chase Manhattan International Limited as agent, the financial institutions defined therein as Banks and others.

2.   Terms defined in the Credit Agreement shall bear the same meaning herein.

3. [We declare that [name of Borrower] is under no actual or contingent obligation under any Finance Document in its capacity as a Borrower.]*

4. Pursuant to Clause [35.3 (Resignation of a Borrower)]/[36.3 (Resignation of a Guarantor) we hereby request that [name of Obligor] shall cease to be a [Borrower]/[Guarantor] under the Credit Agreement.

5. [We hereby confirm that the aggregate EBITDA of the remaining Guarantors for the last financial year of the Principal Borrower equalled or exceeded 95% of the consolidated EBITDA of the Restricted Group for such a financial year.]**

                                                    Yours faithfully



                                                CABLECOM (OSTSCHWEIZ) AG


*    Delete if notice is for a Guarantor.

**   Delete if notice is for a Borrower.

                                   SCHEDULE 10
                                 MANDATORY COSTS


1. The Mandatory Cost Rate is an addition to the interest rate to compensate Banks for the cost of compliance with (a) the requirements of the Financial Services Authority (or any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period or Term, as the case may be, (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COSTS RATE") for each Bank, in accordance with the formula set out below. The Mandatory Cost Rate will be calculated by the Agent as a weighted average of such Bank's additional costs rates rounded to five decimal places (weighted in proportion to the percentage participation of each Bank in the relevant Advance) and will be expressed as a percentage rate per annum.

3. The additional costs rate for any Bank lending from a Facility Office in a Participating Member State will be the percentage notified by that Bank to the Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

4. The additional cost rate for any Bank lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

                          F X 0.01
                         ---------- per cent. per annum.
                            300

     Where F is the rate of charge payable by that Bank to the Financial Services Authority pursuant to the Fee Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fee Regulations) and expressed in pounds per (pound)1,000,000 of the Fee Base of that Bank.

5.   For the purposes of this Schedule:

     (a) "FEE REGULATIONS" means the Banking Supervision (Fees) Regulations 1999 or such other law as may be in force from time to time in respect of the payment of fees for banking supervision; and

     (b) "FEE BASE" has the meaning given to it, and will be calculated in accordance with, the Fee Regulations.

6. Each Bank shall supply any information required by the Agent for the purpose of calculating its additional costs rate. In particular, but without limitation, each Bank shall supply the following information in writing on or prior to the date on which it becomes a Bank:

     (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

     (b) such other information that the Agent may reasonably require for such purpose.

     Each Bank shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

7. The rates of charge of each Bank for the purpose of F above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 6 above and on the assumption that unless a Bank notifies the Agent to the contrary, each Bank's obligations in relation to the Fee Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

     The Agent shall have no liability to any person if such determination results in an additional costs rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank pursuant to paragraph 6 above is true and correct in all respects.

8. The Agent shall distribute the additional amounts received pursuant to the Mandatory Cost Rate to the Banks on basis of the additional cost rate incurred by each Bank, as calculated in accordance with the above formula and based on the information provided by each Bank pursuant to paragraph 6 above.

9. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost Rate, an additional costs rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

10. The Agent may from time to time, after consultation with the Principal Borrower (on its own behalf and on behalf of the other Borrowers) and the Banks, determine and notify to all parties any amendments or variations which are required to be made to this Schedule in order to comply with any charge in law, regulation or any requirements from time to time imposed by the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

                                   SCHEDULE 11
                           CONFIDENTIALITY UNDERTAKING


TO: NTL Inc. and each of its subsidiaries including each person comprised in the CableCom Business (as defined below)



                                                                          [Date]



Dear Sirs

We refer to the CHF 4,100,000,000 credit agreement dated o March 2000 between NTL Incorporated as parent, Chase Manhattan plc and Morgan Stanley Senior Funding, Inc. as arrangers, Chase Manhattan International Limited as agent and others (the "FACILITY Agreement").

Capitalised terms used in this letter shall, unless otherwise stated, have the meaning given to them in paragraph 11 below.

In consideration of you agreeing to certain information being made available to us, by our signature of this letter we agree as follows:

1. Confidentiality Undertaking We undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to our own confidential information, (b) to use the Confidential Information only for the Permitted Purpose and (c) to use all reasonable endeavours to ensure that any person to whom we pass any Confidential Information (unless disclosed under paragraph 2 (c) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it (and so bound by its terms in your favour).

2.   Permitted Disclosure You agree that we may disclose Confidential
     Information:

     (a) to any other bank which becomes (or is considering becoming) a bank under the Facility Agreement and their officers, directors, employees and professional advisers only to the extent necessary for the Permitted Purpose and so long as any such other bank has addressed and delivered a letter to you in substantially the same form as this letter;

     (b) subject to us procuring that the following comply with the terms of this letter, to other members of the Group and their officers, directors, employees and professional advisers, in each case to the extent necessary for the Permitted Purpose, and to their auditors;

     (c) (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Group; and

     (d) to our officers, directors, employees, professional advisers, in each case to the extent necessary for the Permitted Purpose, and to our auditors to the extent necessary for auditing our business.

3. Notification of Required or Unauthorised Disclosure We agree (to the extent permitted by law) to inform you promptly of the full circumstances of any disclosure under paragraph 2(c) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4. Return of Copies If (a) you so request in writing and (b) we do not become or cease to be a bank under the Facility Agreement, we shall promptly return all Confidential Information supplied to us by you, the Agent, the Arrangers and/or any Bank and destroy or permanently erase all copies of Confidential Information made by us and use all reasonable endeavours to ensure that anyone to whom we have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that we or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(c) above.

5. Continuing Obligations The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us or us and any Bank. Notwithstanding the previous sentence, the obligations in this letter shall cease (without prejudice to any antecedent breach of this letter) twelve months after we have returned all Confidential Information supplied to us by you, the Agent, the Arrangers and/or any Bank and destroyed or permanently erased all copies of Confidential Information made by us (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (or which, pursuant to paragraph 4 above, are not required to be returned or destroyed)).

6. Consequences of Breach We acknowledge and agree that you may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; you may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by us.

7. No Waiver; Amendments, etc This letter sets out the full extent of our obligations of confidentiality owed to the addressees of this letter in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and our obligations hereunder may only be amended or modified by written agreement between us.

8. Inside Information We acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing.

9. Nature of Undertakings The undertakings given by us under this letter are given (without implying any fiduciary obligations on your part) to and for the benefit of each member of the NTL group (including, each person comprised in the CableCom Business).

10. Governing Law and Jurisdiction This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and we submit to the non-exclusive jurisdiction of the English courts.

11.  Definitions In this letter:

     "ACQUISITION" means the acquisition by certain members of the NTL Inc. group of the Cablecom Business.

     "AGENT" means Chase Manhattan International Limited.

     "ARRANGERS" means Chase Manhattan plc and Morgan Stanley Senior Funding,
     Inc.

     "BANK" means any bank or financial institution which is, at any time, party to the Facility Agreement as a "Bank".

     "CABLECOM BUSINESS" means the subsidiaries of Cablecom Holding AG, together with certain other assets and liabilities.

     "CONFIDENTIAL INFORMATION" means any information relating to any member of the NTL Inc. group, any person comprised in the CableCom Business, the Information Memorandum, the Facility Agreement and/or the Acquisition provided to us by you, any of your affiliates or advisers, the Agent, the Arrangers and/or any Bank (or any affiliates or advisers of any Bank), in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by us before the date the information is disclosed to us by you or any of your affiliates or advisers, the Agent, the Arrangers and/or any Bank (or any affiliates or advisers of any Bank) or is obtained by us thereafter, other than from a source which is connected with the NTL Inc. group or any person comprised in the CableCom Business and which, in either case, as far as we are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality.

     "GROUP" means us, each of our holding companies and subsidiaries and each subsidiary of each of our holding companies (as each such term is defined in the Companies Act 1985).

     "INFORMATION MEMORANDUM" means the information memorandum dated February 2000, relating to the Acquisition and the Cablecom Business, prepared and distributed by the Arrangers.

     "PERMITTED PURPOSE" means:

     (a) in respect of a person who is considering and evaluating whether to participate in the Facility Agreement as a Bank, such consideration and evaluation;

     (b) in respect of a person who is a party to the Facility Agreement as a Bank, its continued participation as a Bank; or

     (c) in respect of a person who has ceased to participate in the Facility Agreement as a Bank, the maintenance by such a person of a record of its participation.

Please sign and return the enclosed copy of this letter to acknowledge your consent to the terms and conditions hereof.


Yours faithfully


 ..................................
For and on behalf of
[insert name of bank or other
ending institution]



We agree to the above.


 ..................................
For and on behalf of
NTL INC.


Date:

                                   SCHEDULE 12
                               EXISTING MORTGAGES

                                                                      MAXIMUM              MATURITY
  MORTGAGOR                                                          AMOUNT OF
MEMBER OF THE                                                      INDEBTEDNESS
 RESTRICTED                                ASSETS SUBJECT TO       MORTGAGOR CAN
   GROUP               MORTGAGEE            AN ENCUMBRANCE           OWE (CHF)          MATURITY
-------------       ---------------       -------------------      -------------       ----------
Principal           Graubundner           Building at                  671,000         31/12/2006
Borrower            KB                    Commercialstrasse
                                          23, Chur

Rera AG             Graubundner           Building at                1,200,000         None
                    KB                    Steinbockstrasse 8,
                                          Chur

Rera AG             PK Rediffussion       Building at               12,000,000         None
                                          Zollstrasse 42,
                                          Zurich

Rera AG             PK Rediffussion       Building at                1,200,000         None
                                          Belpstrasse 36,
                                          Bern

Rera AG             United Bank of        Building at Grand-         1,000,000         None
                    Switzerland           pont 5, Lausanne

Video 2000 SA       United Bank of        Building at Avenue           600,000         23/4/2001
                    Switzerland           de la Gare 5,
                                          Neuchatel

Video 2000 SA       United Bank of        Building at Avenue           600,000         23/4/2003
                    Switzerland           de la Gare 5,
                                          Neuchatel

Rera AG             Winterthur            Building at                2,300,000         None
                    Versich               Bepstrasse 36, Ben

                                   SCHEDULE 13
                            FORM OF DEED OF ACCESSION


THIS Deed dated [ ], [ ] is supplemental to a credit agreement (the "CREDIT AGREEMENT") dated 28 March 2000 and made between a group of borrowers including Cablecom (Ostschweiz) AG, Chase Manhattan International Limited as agent, the financial institutions defined therein as Banks and others.

Words and expressions defined in the Credit Agreement have the same meaning when used in this Deed.

[Name of Permitted Facilities Provider] hereby agrees with each other person who is or who becomes a party to the Credit Agreement that with effect on and from the date hereof it will be bound by the Credit Agreement as the Permitted Facilities Provider as if it had been party to the Credit Agreement in that capacity.

The address for notice of [Name of the Permitted Facilities Provider] for the purposes of Clause 40 (Notices) of the Credit Agreement is:-

     [

                                      ].

This Deed is governed by English law.

EXECUTED AS A DEED                             )
by [Name of the Permitted Facilities Provider] )
acting by [              ]                     )
in the presence of:-                           )

Name:

Address:

                                   SIGNATURES


THE PARENT

NTL INCORPORATED

By:               JEFFREY G WYMAN

Address:       110 East 59th Street New York, NY
               USA

Fax:           001 212 752 1157



THE SHAREHOLDER

NTL CABLECOM HOLDING GMBH

By:            JEFFREY G WYMAN               GAUDENZ DOMENIG

Address:       c/o ATAG Ernst & Young AG
               Bundesstrasse 3
               6304 Zug
               Switzerland



THE ORIGINAL BORROWERS

CABLECOM (OSTSCHWEIZ) AG

By:            JEFFREY G WYMAN               GAUDENZ DOMENIG

Address:       Neumuhlestrasse 42
               8406 Winterthur
               Switzerland

Fax:           00 411 277 9292

CABLECOM MANAGEMENT AG

By:            JEFFREY G WYMAN               GAUDENZ DOMENIG

Address:       Zollstrasse 42
               8005 Zurich
               Switzerland



BALCAB AG

By:            JEFFREY G WYMAN               GAUDENZ DOMENIG

Address:       Munchensteinerstrasse 270
               4053 Basel
               Switzerland



THE ORIGINAL GUARANTORS

NTL CABLECOM HOLDING GMBH

By:            JEFFREY G WYMAN               GAUDENZ DOMENIG

Address:       c/o ATAG Ernst & Young
               Bundesstrasse 3
               6304 Zug
               Switzerland



CABLECOM (OSTSCHWEIZ) AG

By:            JEFFREY G WYMAN               GAUDENZ DOMENIG

Address:       Neumuhlestrasse 42
               8400 Winterthur
               Switzerland

CABLECOM AG

By:            GAUDENZ DOMENIG               ULRICH DIETIKER

Address:       Zwirnerstrasse 70
               8041 Zurich
               Switzerland



CABLECOM (SUISSE ROMANDE) SA

By:            GAUDENZ DOMENIG               ULRICH DIETIKER

Address:       Avenue du Midi 11
               1700 Fribourg
               Switzerland



CODITEL SA

By:            GAUDENZ DOMENIG               ULRICH DIETIKER

Address:       Boulevard Carl-Vogt 66
               1205 Geneva
               Switzerland



CABLECOM (TICINO) SA

By:            GAUDENZ DOMENIG               ULRICH DIETIKER

Address:       Via C. Molo 5
               6500 Bellinzona
               Switzerland

BALCAB AG

By:            GAUDENZ DOMENIG               ULRICH DIETIKER

Address:       Munchensteinerstrasse 270
               4053 Basel
               Switzerland



SWISS ONLINE AG

By:            GAUDENZ DOMENIG               ULRICH DIETIKER

Address:       Industriestrasse 19
               8112 Otelfingen
               Switzerland



CABLECOM (BERN) AG

By:            GAUDENZ DOMENIG               ULRICH DIETIKER

Address:       Belpstrasse 36
               3007 Bern
               Switzerland



CABLECOM ENGINEERING AG

By:            GAUDENZ DOMENIG               ULRICH DIETIKER

Address:       Zollstrasse 42
               8005 Zurich
               Switzerland

CABLECOM (MITTELLAND) AG

By:            GAUDENZ DOMENIG               ULRICH DIETIKER

Address:       Delfterstrasse 10
               5004 Aarau
               Switzerland



CABLECOM (ZENTRALSCHWEIZ) AG

By:            GAUDENZ DOMENIG               ULRICH DIETIKER

Address:       c/o Fischer Holding AG
               Habsburgerstrasse 22
               6003 Lucerne
               Switzerland



KILCHENMANN HOLDING AG

By:            GAUDENZ DOMENIG               ULRICH DIETIKER

Address:       Bernstrasse 95
               3122 Kehrsatz
               Switzerland



NORDEX SA

By:            GAUDENZ DOMENIG               ULRICH DIETIKER

Address:       c/o Roberto Poretti
               Via Canonica 5
               6950 Tesserete
               Switzerland

RERA AG IMMOBILIENGESELLSCHAFT

By:            GAUDENZ DOMENIG               ULRICH DIETIKER

Address:       Zollstrasse 42
               8005 Zurich
               Switzerland



WINTER KABELFERNSEH AG

By:            GAUDENZ DOMENIG               ULRICH DIETIKER

Address:       c/o Balcab AG
               Munchensteinerstrasse 270
               4023 Basel
               Switzerland



CABLE SIGNAL OLTEN AG

By:            GAUDENZ DOMENIG               ULRICH DIETIKER

Address:       Swisscom Gasse
               4600 Olten
               Switzerland



KILCHENMANN KABELFERNSEH AG

By:            GAUDENZ DOMENIG               ULRICH DIETIKER

Address:       Bernstrasse 95
               3122 Kehrsatz
               Switzerland

CABLECOM MEDIA AG

By:            GAUDENZ DOMENIG               ULRICH DIETIKER

Address:       Zollstrasse 42
               8005 Zurich
               Switzerland



CATEC SV AG

By:            GAUDENZ DOMENIG               ULRICH DIETIKER

Address:       Wolleraustrasse 9
               8807 Freienbad
               Switzerland



REDIFFUSION AG

By:            GAUDENZ DOMENIG               ULRICH DIETIKER

Address:       Sonnenbergstrasse 72
               8603 Schwerzenbach
               Switzerland



CABLECOM MANAGEMENT AG

By:            GAUDENZ DOMENIG               ULRICH DIETIKER

Address:       Zollstrasse 42
               8005 Zurich
               Switzerland

THE ARRANGERS

CHASE MANHATTAN PLC

By:            VALERIE REYNIER

Address:       125 London Wall
               London EC2Y 5AJ



MORGAN STANLEY SENIOR FUNDING, INC.

By:            VALERIE REYNIER (AS ATTORNEY)

Address:       1585 Broadway
               New York
               NY 10036
               USA



THE AGENT

CHASE MANHATTAN INTERNATIONAL LIMITED

By:            VALERIE REYNIER

Address:       Trinity Tower
               9 Thomas Moore Street
               London E1 9YT

Fax:           +44 (0) 20 7777 2360

Attention:     Steve Clarke
               Loans Agency Department



THE BANKS

THE LEAD ARRANGERS

THE CHASE MANHATTAN BANK

By:            VALERIE REYNIER



MORGAN STANLEY SENIOR FUNDING, INC.

By:            VALERIE REYNIER (AS ATTORNEY)

ARRANGERS

BANK OF AMERICA, N.A.

By:            VALERIE REYNIER (AS ATTORNEY)



BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT, LONDON
BRANCH

By:            VALERIE REYNIER (AS ATTORNEY)



PARIBAS

By:            VALERIE REYNIER (AS ATTORNEY)



CIBC WORLD MARKETS PLC

By:            VALERIE REYNIER (AS ATTORNEY)



CITIBANK, N.A.

By:            WERNER BARILI



DEUTSCHE BANK AG LONDON

By:            VALERIE REYNIER (AS ATTORNEY)



DRESDNER BANK LUXEMBOURG S.A.

By:            VALERIE REYNIER (AS ATTORNEY)



MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By:            VALERIE REYNIER (AS ATTORNEY)



THE ROYAL BANK OF SCOTLAND PLC

By:            VALERIE REYNIER (AS ATTORNEY)

SOCIETE GENERALE

By:            VALERIE REYNIER (AS ATTORNEY)



WESTDEUTSCHE LANDESBANK GIROZENTRALE

By:            VALERIE REYNIER (AS ATTORNEY)



CO-ARRANGERS

ABC INTERNATIONAL BANK PLC

By:            VALERIE REYNIER (AS ATTORNEY)



BANCA NAZIONALE DEL LAVORO S.P.A., LONDON BRANCH

By:            VALERIE REYNIER (AS ATTORNEY)



BANKGESELLSCHAFT BERLIN AG

By:            VALERIE REYNIER (AS ATTORNEY)



THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:            VALERIE REYNIER (AS ATTORNEY)



BAYERISCHE LANDESBANK GIROZENTRALE

By:            VALERIE REYNIER (AS ATTORNEY)



CREDIT LYONNAIS

By:            VALERIE REYNIER (AS ATTORNEY)



CREDIT SUISSE

By:            VALERIE REYNIER (AS ATTORNEY)

THE DAI-ICHI KANGYO BANK, LIMITED

By:            VALERIE REYNIER (AS ATTORNEY)



DEXIA PROJECT AND PUBLIC FINANCE INTERNATIONAL BANK

By:            VALERIE REYNIER (AS ATTORNEY)



DG BANK DEUTSCHE GENOSSENSCHAFTSBANK AG

By:            VALERIE REYNIER (AS ATTORNEY)



COOPERTIEVE CENTRALE RAIFFEISEN -- BOERENLEENBANK BA
(TRADING AS RABOBANK INTERNATIONAL)

By:            VALERIE REYNIER (AS ATTORNEY)



DLJ CAPITAL FUNDING, INC.

By:            VALERIE REYNIER (AS ATTORNEY)



MEESPIERSON N.V.

By:            VALERIE REYNIER (AS ATTORNEY)



SCOTIABANK EUROPE PLC

By:            VALERIE REYNIER (AS ATTORNEY)



LEAD MANAGER

THE FUJI BANK, LIMITED

By:            VALERIE REYNIER (AS ATTORNEY)